Exhibit 10.2

Execution Version

FIFTH AMENDMENT TO THIRD AMENDED AND
RESTATED CREDIT AGREEMENT AND CONSENT

THIS FIFTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT AND CONSENT (this “Amendment”), dated as of April 25, 2018, is by and among CROSSAMERICA PARTNERS LP (formerly known as Lehigh Gas Partners LP), a Delaware limited partnership (the “Partnership”), LEHIGH GAS WHOLESALE SERVICES, INC., a Delaware corporation (“Services” and together with the Partnership, the “Borrowers”), the Material Domestic Subsidiaries of the Borrowers party hereto (collectively, the “Guarantors”), the Lenders (as defined below) party hereto and CITIZENS BANK OF PENNSYLVANIA, as administrative agent on behalf of the Lenders under the Credit Agreement (as hereinafter defined) (in such capacity, the “Administrative Agent”).  Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

W I T N E S S E T H

WHEREAS, the Borrowers, the Guarantors, certain banks and financial institutions from time to time party thereto (the “Lenders”) and the Administrative Agent are parties to that certain Third Amended and Restated Credit Agreement dated as of March 4, 2014 (as amended by that certain First Amendment to Third Amended and Restated Credit Agreement dated as of July 2, 2014, that certain Waiver, Second Amendment to Third Amended and Restated Credit Agreement and Joinder dated as of September 30, 2014, that certain Third Amendment to Third Amended and Restated Credit Agreement dated as of July 26, 2016, that certain Fourth Amendment to Third Amended and Restated Credit Agreement dated as of December 13, 2016 and as may be further amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”);

WHEREAS, the Borrowers have notified the Administrative Agent that they are requesting (i) an increase to the Revolving Committed Amount (the “Revolver Increase”) in an aggregate principal amount of $100,000,000 and (ii) that the Revolver Maturity Date be extend to the date that is two years from the date hereof (the “Maturity Extension”);

WHEREAS, the Credit Parties have requested that the Required Lenders consent to the release (the “Collateral Release”) by the Administrative Agent of the Administrative Agent’s security interest and Lien on the Mortgaged Properties set forth on Annex A attached hereto (collectively, the “Released Properties”);

WHEREAS, the Credit Parties have requested that the Required Lenders amend certain other provisions of the Credit Agreement;

WHEREAS, each Lender under the Credit Agreement (collectively, the “Existing Lenders”) that fails to execute and deliver a signature page to this Amendment by 5:00 p.m.

(New York City time), on Thursday, April 19, 2018 (the “Consent Deadline”) (each, a “Non-Consenting Lender”) shall, in accordance with Sections 2.19 and 9.6 of the Credit Agreement, assign and delegate, without recourse, all of its interests, rights and obligations under the Credit Agreement and the related Credit Documents to an Eligible Assignee that shall assume such obligations in accordance with Sections 9.6 of the Credit Agreement, as further set forth in this Amendment; and

WHEREAS, (i) the Lenders are willing to permit, and certain Lenders (the “Upsize Lenders”) are willing to provide Revolving Commitments for, the Revolver Increase and (ii) the Lenders are willing (1) to provide the Maturity Extension, (2) to consent to the Collateral Release with respect to the Released Properties and (3) to make such other amendments to the Credit Agreement, in accordance with and subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

CONSENT

1.1Consent.  Notwithstanding anything in the Credit Agreement to the contrary, the Required Lenders consent to the Collateral Release with respect to the Released Properties.

1.2Effectiveness of Consent.  This consent shall be effective only to the extent specifically set forth herein and shall not (a) be construed as a waiver of any breach, Default or Event of Default other than as specifically waived herein nor as a waiver of any breach, Default or Event of Default of which the Lenders have not been informed by the Credit Parties, (b) affect the right of the Lenders to demand compliance by the Credit Parties with all terms and conditions of the Credit Documents, except as specifically consented to, modified or waived by this Amendment, (c) be deemed a waiver of any future transaction or action on the part of the Credit Parties requiring the Lenders’ or the Required Lenders’ consent or approval under the Credit Documents, or (d) except as waived hereby, be deemed or construed to be a waiver or release of, or a limitation upon, the Administrative Agent’s or the Lenders’ exercise of any rights or remedies under the Credit Agreement or any other Credit Document, whether arising as a consequence of any Default or Event of Default which may now exist or otherwise, all such rights and remedies hereby being expressly reserved.

ARTICLE II
AMENDMENT TO CREDIT AGREEMENT

2.1Amendments to Credit Agreement.  From and after the Fifth Amendment Effective Date (as hereinafter defined), the Credit Agreement is amended pursuant to this Amendment and amendments to the Credit Agreement prior to the date hereof to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and

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to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Annex B to this Amendment.

2.2Amendments to Schedules and Exhibits.  From and after the Fifth Amendment Effective Date, those certain Schedules and Exhibits attached as Annex C to this Amendment shall replace the corresponding Schedules and Exhibits to the Credit Agreement to reflect amendments pursuant to this Amendment and amendments to the Credit Agreement prior to the date hereof.  All other Schedules and Exhibits to the Credit Agreement shall not be modified or otherwise affected.

2.3Credit Agreement Governs.  Except as set forth in this Amendment and in the form of the Credit Agreement attached hereto as Annex B to this Amendment, the Revolver Increase shall be of the same Class as the Revolving Loans, shall have identical terms as the Revolving Loans and shall otherwise be subject to the provisions, including any provisions restricting the rights, or regarding the obligations, of the Credit Parties or any provisions regarding the rights of the Lenders, of the Credit Agreement and the other Credit Documents.

2.4Incremental Facility.  For the avoidance of doubt, the Revolver Increase contemplated by this Amendment shall not reduce the incremental facility permitted by Section 2.22 of the Credit Agreement.

ARTICLE III
CONDITIONS TO EFFECTIVENESS

3.1Closing Conditions.  This Amendment shall become effective as of the day and year set forth above (the “Fifth Amendment Effective Date”) upon satisfaction of the following conditions (in each case, in form and substance reasonably acceptable to the Administrative Agent):

(a)Executed Amendment.  The Administrative Agent shall have received a copy of this Amendment duly executed by each of the Credit Parties, the Lenders, including the Upsize Lenders, and the Administrative Agent.

(b)Revolver Increase.  The Administrative Agent shall have received an officer’s certificate signed by an authorized officer of the Borrowers attaching updated financial projections demonstrating that, after giving effect to the Revolver Increase on the Fifth Amendment Effective Date and any borrowings thereunder on the Fifth Amendment Effective Date for such Revolver Increase on a Pro Forma Basis, the Borrowers will be in compliance with the financial covenants set forth in Section 5.9 of the Credit Agreement.

(c)Organizational Documents.  The Administrative Agent shall have received the following, each in form and substance reasonably satisfactory to the Administrative Agent, an officer’s certificate (A) certifying that the articles of incorporation or other organizational documents, as applicable, of each Credit Party that were delivered on the Closing Date or the

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date on which any Credit Party was joined as a Guarantor pursuant to a Joinder Agreement (the “Joinder Date”) remain true and complete as of the Fifth Amendment Effective Date (or certified updates as applicable), (B) certifying that the bylaws, operating agreements or partnership agreements of each Credit Party  that were delivered on the Closing Date or Joinder Date remain true and correct and in force and effect as of the Fifth Amendment Effective Date (or certified updates as applicable), (C) attaching a copy of the resolutions of the board of directors of each Credit Party approving and adopting the Credit Documents, as amended by this Amendment, and authorizing execution and delivery thereof, certified by an officer of such Credit Party as of the Fifth Amendment Effective Date to be true and correct and in force and effect as of such date, (D) attaching certificates of good standing, existence or its equivalent with respect to each Credit Party certified as of a recent date by the appropriate Governmental Authorities of the state of incorporation or organization and (E) certifying that each officer listed in the incumbency certification contained in each Credit Party’s Secretary’s Certificate, delivered on the Closing Date or Joinder Date remains a duly elected and qualified officer of such Credit Party and such officer remains duly authorized to execute and deliver on behalf of such Credit Party the Amendment or attaching a new incumbency certificate for each officer signing this Amendment.

(d)Legal Opinion.  The Administrative Agent shall have received an opinion or opinions of counsel for the Credit Parties, dated the Fifth Amendment Effective Date and addressed to the Administrative Agent and the Lenders, which shall be in form and substance satisfactory to the Administrative Agent; provided, that no opinions of counsel shall be required with respect to the laws of the State of Florida, the laws of the State of Virginia, the laws of the State of West Virginia and the laws of the State of Wisconsin.

(e)Solvency Certificate.  The Administrative Agent shall have received an officer’s certificate prepared by the chief financial officer or other Authorized Officer approved by the Administrative Agent of the Borrowers as to the matters set forth in Section 3.17 of the Credit Agreement, after giving effect to the Amendment and the initial borrowings on the Fifth Amendment Effective Date, if any, pursuant to the Revolver Increase.

(f)Default.  Both immediately before and immediately after giving effect to this Amendment, no Default or Event of Default shall exist.

(g)Fees, Expenses and Interest.  The Administrative Agent shall have received from the Borrowers such fees and expenses that are payable in connection with the consummation of the transactions contemplated hereby and King & Spalding LLP shall have received from the Borrowers payment of all outstanding fees and expenses previously incurred and all fees and expenses incurred in connection with this Amendment for which invoices (including estimated expenses) have been presented to the Borrowers at least two (2) days before the Fifth Amendment Effective Date unless otherwise agreed by the Borrowers and the Administrative Agent.  The Borrowers shall have paid to the Administrative Agent for the account of the Lenders the amount interest accrued on Revolving Loans from the most recent Interest Payment Date to, but not including, the Fifth Amendment Effective Date.

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(h)Miscellaneous.  All other documents and legal matters in connection with the transactions contemplated by this Amendment shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel.

ARTICLE IV
MISCELLANEOUS

4.1Amended Terms.  On and after the Fifth Amendment Effective Date, all references to the Credit Agreement in each of the Credit Documents shall hereafter mean the Credit Agreement as amended by this Amendment.  Except as specifically amended hereby or otherwise agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.  This Amendment shall not (a) be construed as a waiver of any breach, Default or Event of Default, (b) affect the right of the Lenders to demand compliance by the Credit Parties with all terms and conditions of the Credit Documents, except as specifically consented to or modified by this Amendment, (c) be deemed a waiver of any transaction or future action on the part of the Credit Parties requiring the Lenders’ or the Required Lenders’ consent or approval under the Credit Documents, or (d) be deemed or construed to be a waiver or release of, or a limitation upon, the Administrative Agent’s or the Lenders’ exercise of any rights or remedies under the Credit Agreement or any other Credit Document, whether arising as a consequence of any Default or Event of Default which may now exist or otherwise, all such rights and remedies hereby being expressly reserved.

4.2Representations and Warranties of Credit Parties.  Each of the Credit Parties represents and warrants as follows:

(a)It has taken all necessary limited liability company, partnership or corporate action to authorize the execution, delivery and performance of this Amendment.

(b)This Amendment has been duly executed and delivered by such Credit Party and constitutes such Credit Party’s legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(c)No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Credit Party of this Amendment.

(d)The representations and warranties set forth in Article III of the Credit Agreement are true and correct in all material respects on and as of the date hereof as if made on and as of the date hereof, except to the extent that any such representation and warranty specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date; provided that, in each

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case, such materiality qualifier shall not be applicable to any representations and warranties that are already qualified or modified by materiality in the text thereof.

(e)Both immediately before and immediately after giving effect to this Amendment, no event has occurred and is continuing which constitutes a Default or an Event of Default.

(f)The Security Documents continue to create a valid security interest in, and Lien upon, the Collateral, in favor of the Administrative Agent, for the benefit of the Secured Parties, which security interests and Liens are perfected in accordance with the terms of the Security Documents and prior to all Liens other than Permitted Liens.

(g)The Credit Party Obligations are not reduced or modified by this Amendment and are not subject to any offsets, defenses or counterclaims.

4.3Reaffirmation of Credit Party Obligations.  Each Credit Party hereby ratifies the Credit Agreement and all other Credit Documents to which it is a party and acknowledges and reaffirms (a) that it is bound by all terms of the Credit Agreement and all other Credit Documents applicable to it and (b) that it is responsible for the observance and full performance of its respective Credit Party Obligations.

4.4Credit Document.  This Amendment shall constitute a Credit Document under the terms of the Credit Agreement.

4.5Expenses.  The Borrowers agree to pay all reasonable costs and out-of-pocket expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of the Administrative Agent’s legal counsel.

4.6Further Assurances.  The Credit Parties agree to promptly take such action, upon the reasonable request of the Administrative Agent, as is necessary to carry out the intent of this Amendment.

4.7Entirety.  This Amendment and the other Credit Documents embody the entire agreement among the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.

4.8Counterparts; Telecopy.  This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.  Delivery of an executed counterpart to this Amendment by telecopy or other electronic means shall be effective as an original and shall constitute a representation that an original will be delivered.

4.9No Actions, Claims, Etc.  As of the date hereof, each of the Credit Parties hereby acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, against the

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Administrative Agent, the Lenders, or the Administrative Agent’s or the Lenders’ respective officers, employees, representatives, agents, counsel or directors arising from any action by such Persons, or failure of such Persons to act under the Credit Agreement or any other Credit Documents applicable to such Persons, on or prior to the date hereof.

4.10GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

4.11Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

4.12Consent to Jurisdiction; Service of Process; Waiver of Jury Trial.  The jurisdiction, service of process and waiver of jury trial provisions set forth in Sections 9.13 and 9.16 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

ARTICLE V
POST-CLOSING OBLIGATIONS

5.1Post-Closing Obligations.

(a)Within ninety (90) days of the Fifth Amendment Effective Date (or such later date as agreed to by the Administrative Agent in its sole discretion), the Administrative Agent shall have received duly executed Mortgage Instruments with respect to each Jet Pep Site listed on Schedule 1.1(g) of the Credit Agreement, in each case, in form and substance satisfactory to the Administrative Agent.  The failure to satisfy this Section 5.1 shall constitute an Event of Default pursuant to Section 7.1(c)(ii) of the Credit Agreement.

(b)Within one hundred eighty (180) days of the Fifth Amendment Effective Date (or such later date as agreed to by the Administrative Agent in its sole discretion), the Administrative Agent shall have received duly executed amendments to the Mortgage Instruments with respect to each Mortgaged Property listed on Annex D to this Amendment, in each case, in form and substance satisfactory to the Administrative Agent.  The failure to satisfy this Section 5.1 shall constitute an Event of Default pursuant to Section 7.1(c)(ii) of the Credit Agreement.

ARTICLE VI
NON-CONSENTING LENDERS

6.1Non-Consenting Lenders.  The Borrowers have given notice to each Non-Consenting Lender that, upon receipt of consents to this Amendment from the Existing Lenders constituting the Required Lenders, such Non-Consenting Lender shall, pursuant to Section 9.6(b) of the Credit Agreement and concurrently with the effectiveness of this amendment, execute or be deemed to have executed a counterpart of an Assignment and Assumption and shall in

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accordance therewith sell its existing Commitments and Loans as specified in the applicable Assignment and Assumption or any other similar document.  Each of the parties hereto agrees that, after giving effect to this Amendment and the applicable Assignment and Assumptions referenced in the foregoing sentence, the revised Revolving Commitment of each Lender (as of the Fifth Amendment Effective Date) shall be as set forth on Schedule 1.1(d) of the Credit Agreement attached hereto as Annex C.  In connection with this Amendment, the outstanding Revolving Loans and participation interests in existing Letters of Credit shall be reallocated by causing such fundings and repayments (which shall not be subject to any processing and/or recordation fees) among the Lenders of the Revolving Loans as necessary such that, after giving effect to the Revolver Increase and the reallocations contemplated hereby, each Lender will hold Revolving Loans based on its Revolving Commitment as set forth on such Schedule 1.1(d).  The Borrowers shall be responsible for any costs arising under Section 2.15 of the Credit Agreement resulting from such reallocation and repayments.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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CROSSAMERICA PARTNERS LP

FIFTH AMENDMENT TO THIRD AMENDED AND
RESTATED CREDIT AGREEMENT AND CONSENT

IN WITNESS WHEREOF the parties hereto have caused this Amendment to be duly executed on the date first above written.

BORROWERS:	cross america partners LP, a Delaware limited partnership

By: CrossAmerica GP LLC, its general partner

By:	/s/ Evan Smith
Name:	Evan Smith
Title	Vice President and Chief Financial Officer

LEHIGH GAS WHOLESALE

SERVICES, INC., a Delaware corporation

By:	/s/ Evan Smith
Name:	Evan Smith
Title	Vice President and Chief Financial Officer and Treasurer

CROSSAMERICA PARTNERS LP

FIFTH AMENDMENT TO THIRD AMENDED AND
RESTATED CREDIT AGREEMENT AND CONSENT

GUARANTORS:	LGP OPERATIONS LLC,

    a Delaware limited liability company

LEHIGH GAS WHOLESALE LLC,

    a Delaware limited liability company

EXPRESS LANE, INC.,

    a Florida corporation

LGP REALTY HOLDING GP LLC,

    a Delaware limited liability company

MINNESOTA NICE HOLDINGS INC.,

    a Delaware corporation

ERICKSON OIL PRODUCTS, INC.,

    a Wisconsin corporation

FREEDOM VALU CENTERS, INC.,

    a Wisconsin corporation

PETROLEUM MARKETERS

    INCORPORATED, a Virginia corporation

PM TERMINALS, INC.,

    a Virginia corporation

PM PROPERTIES, INC.,

    a Virginia corporation

STOP IN FOOD STORES, INC.,

    a Virginia corporation

CAP OPERATIONS, INC.,

    a Delaware corporation

NTI DROP DOWN ONE, LLC,

    a Delaware limited liability company

NTI DROP DOWN TWO, LLC,

    a Delaware limited liability company

NTI DROP DOWN THREE, LLC,

    a Delaware limited liability company

M & J OPERATIONS, LLC,

    a West Virginia limited liability company

CAP WEST VIRGINIA HOLDINGS, LLC,

    a Delaware limited liability company

By:	/s/ Evan Smith
Name:	Evan Smith
Title	Vice President and Chief Financial Officer and Treasurer

CROSSAMERICA PARTNERS LP

FIFTH AMENDMENT TO THIRD AMENDED AND
RESTATED CREDIT AGREEMENT AND CONSENT

LGP REALTY HOLDINGS LP,

    a Delaware limited partnership

By: LGP Realty Holding GP LLC, its

       general partner

By:	/s/ Evan Smith
Name:	Evan Smith
Title	Vice President and Chief Financial Officer and Treasurer

CROSSAMERICA PARTNERS LP

FIFTH AMENDMENT TO THIRD AMENDED AND
RESTATED CREDIT AGREEMENT AND CONSENT

ADMINISTRATIVE AGENT:	CITIZENS BANK OF PENNSYLVANIA, as Lender, as Administrative Agent on behalf of the Lenders and as Swingline Lender and as an Issuing Lender

By:	/s/ Michael Puleo
Name:	Michael Puleo
Title	Vice President

CROSSAMERICA PARTNERS LP

FIFTH AMENDMENT TO THIRD AMENDED AND
RESTATED CREDIT AGREEMENT AND CONSENT

LENDER:	KEYBANK NATIONAL ASSOCIATION,
as a Lender and as an Issuing Lender

By:	/s/ James A. Gelle
Name:	James A. Gelle
Title	Senior Vice President

CROSSAMERICA PARTNERS LP

FIFTH AMENDMENT TO THIRD AMENDED AND
RESTATED CREDIT AGREEMENT AND CONSENT

LENDER:	WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Mark Holm
Name:	Mark Holm
Title	Managing Director

CROSSAMERICA PARTNERS LP

FIFTH AMENDMENT TO THIRD AMENDED AND
RESTATED CREDIT AGREEMENT AND CONSENT

LENDER:	MANUFACTURERS AND TRADERS TRUST COMPANY, as a Lender

By:	/s/ Joseph Madison
Name:	Joseph Madison
Title	Vice President

CROSSAMERICA PARTNERS LP

FIFTH AMENDMENT TO THIRD AMENDED AND
RESTATED CREDIT AGREEMENT AND CONSENT

LENDER:	ROYAL BANK OF CANADA,
as a Lender

By:	/s/ Frédéric Yale-Leduc
Name:	Frédéric Yale-Leduc
Title	Authorized Signatory

CROSSAMERICA PARTNERS LP

FIFTH AMENDMENT TO THIRD AMENDED AND
RESTATED CREDIT AGREEMENT AND CONSENT

LENDER:	PEOPLE’S UNITED BANK,
as a Lender

By:	/s/ James Riley
Name:	James Riley
Title	Senior Vice President

CROSSAMERICA PARTNERS LP

FIFTH AMENDMENT TO THIRD AMENDED AND
RESTATED CREDIT AGREEMENT AND CONSENT

LENDER:	RAYMOND JAMES BANK, N.A.,
as a Lender

By:	/s/ Alexander L. Rody
Name:	Alexander L. Rody
Title	Senior Vice President

CROSSAMERICA PARTNERS LP

FIFTH AMENDMENT TO THIRD AMENDED AND
RESTATED CREDIT AGREEMENT AND CONSENT

LENDER:	BARCLAYS BANK PLC,
as a Lender

By:	/s/ Sydney G. Dennis
Name:	Sydney G. Dennis
Title	Director

CROSSAMERICA PARTNERS LP

FIFTH AMENDMENT TO THIRD AMENDED AND
RESTATED CREDIT AGREEMENT AND CONSENT

LENDER:	CAPITAL ONE, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Patrick McCarthy
Name:	Patrick McCarthy
Title	Senior Vice President

CROSSAMERICA PARTNERS LP

FIFTH AMENDMENT TO THIRD AMENDED AND
RESTATED CREDIT AGREEMENT AND CONSENT

LENDER:	FIFTH THIRD BANK,
as a Lender

By:	/s/ James Holacka
Name:	James Holacka
Title	Director-VP

CROSSAMERICA PARTNERS LP

FIFTH AMENDMENT TO THIRD AMENDED AND
RESTATED CREDIT AGREEMENT AND CONSENT

LENDER:	FIRST TENNESSEE BANK, N.A., as a Lender

By:	/s/ Wayne L. Mediamolle, II
Name:	Wayne L. Mediamolle, II
Title	Senior Vice President

CROSSAMERICA PARTNERS LP

FIFTH AMENDMENT TO THIRD AMENDED AND
RESTATED CREDIT AGREEMENT AND CONSENT

LENDER:	JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Lisa Whatley
Name:	Lisa Whatley
Title	Managing Director

CROSSAMERICA PARTNERS LP

FIFTH AMENDMENT TO THIRD AMENDED AND
RESTATED CREDIT AGREEMENT AND CONSENT

LENDER:	MUFG BANK, LTD., as a Lender

By:	/s/ Ravneet Mumick
Name:	Ravneet Mumick
Title	Director

Annex B

Amended Credit Agreement

$~~550,000,000~~650,000,000

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

among

CROSSAMERICA PARTNERS LP

and

LEHIGH GAS WHOLESALE SERVICES, INC.,
as Borrowers,

CERTAIN DOMESTIC SUBSIDIARIES OF THE BORROWERS
FROM TIME TO TIME PARTY HERETO,
as Guarantors,

THE LENDERS PARTY HERETO,

and

CITIZENS BANK OF PENNSYLVANIA,
as Administrative Agent

Dated as of March 4, 2014

as amended by that certain First Amendment to Third Amended and Restated Credit Agreement dated as of July 2, 2014, that certain Second Amendment to Third Amended and Restated Credit Agreement dated as of September 30, 2014, that certain Third Amendment to Third Amended and Restated Credit Agreement dated as of July 26, ~~2016 and~~2016, that certain Fourth Amendment to Third Amended and Restated Credit Agreement dated as of December 13, 2016 and that certain Fifth Amendment to Third Amended and Restated Credit Agreement and Consent dated as of April 25, 2018

CITIZENS BANK, N.A.

KEYBANK NATIONAL ASSOCIATION

~~and~~

WELLS FARGO SECURITIES, LLC

and

CAPITAL ONE, NATIONAL ASSOCIATION

as Joint Lead Arranger and Joint Bookrunners

KEYBANK NATIONAL ASSOCIATION

~~and~~

WELLS FARGO BANK, NATIONAL ASSOCIATION

and

CAPITAL ONE, NATIONAL ASSOCIATION

as Co-Syndication Agents

and

FIFTH THIRD BANK ~~OF AMERICA, N.A.,~~

MANUFACTURERS AND TRADERS TRUST COMPANY~~,~~

MUFG BANK, LTD.

RAYMOND JAMES BANK, N.A.

and

ROYAL BANK OF CANADA
~~and~~

~~SANTANDER BANK, N.A.~~As Co-Documentation Agents

Prepared by:	King & Spalding

TABLE OF CONTENTS

Page

ARTICLE I DEFINITIONS1

Section 1.1	Defined Terms.1
Section 1.2	Other Definitional Provisions.37
Section 1.3	Accounting Terms.38
Section 1.4	Time References.39
Section 1.5	Execution of Documents.39

ARTICLE II THE LOANS; AMOUNT AND TERMS39

Section 2.1	Revolving Loans.39
Section 2.2	[Intentionally Omitted].~~41~~42
Section 2.3	Letter of Credit Subfacility.~~41~~42
Section 2.4	Swingline Loan Subfacility.46
Section 2.5	Fees.48
Section 2.6	Commitment Reductions.49
Section 2.7	Prepayments.~~49~~50
Section 2.8	Default Rate and Payment Dates.51
Section 2.9	Conversion Options.~~51~~52
Section 2.10	Computation of Interest and Fees; Usury.52
Section 2.11	Pro Rata Treatment and Payments.53
Section 2.12	Non-Receipt of Funds by the Administrative Agent.~~55~~56
Section 2.13	Inability to Determine Interest Rate.57
Section 2.14	Yield Protection.~~57~~58
Section 2.15	Compensation for Losses.59
Section 2.16	Taxes.60
Section 2.17	Indemnification; Nature of Issuing Lender’s Duties.~~64~~65
Section 2.18	Illegality.~~65~~66
Section 2.19	Mitigation Obligations; Replacement of Lenders.66
Section 2.20	Cash Collateral.~~67~~68
Section 2.21	Defaulting Lenders.~~68~~69
Section 2.22	Incremental Facility.71
Section 2.23	Joint and Several Obligations of the Borrowers.73

ARTICLE III REPRESENTATIONS AND WARRANTIES~~74~~75

Section 3.1	Financial Condition.75
Section 3.2	No Material Adverse Effect.~~75~~76
Section 3.3	Corporate Existence; Compliance with Law; Patriot Act Information.~~75~~76
Section 3.4	Corporate Power; Authorization; Enforceable Obligations.~~76~~77
Section 3.5	No Legal Bar; No Default.~~76~~77
Section 3.6	No Material Litigation.77
Section 3.7	Investment Company Act; etc.~~77~~78
Section 3.8	Margin Regulations.~~77~~78
Section 3.9	ERISA.~~77~~78
Section 3.10	Environmental Matters.78
Section 3.11	Use of Proceeds.79

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Section 3.12	Subsidiaries; Joint Ventures; Partnerships.~~79~~80
Section 3.13	Ownership.~~79~~80
Section 3.14	Consent; Governmental Authorizations.80
Section 3.15	Taxes.~~80~~81
Section 3.16	Collateral Representations.~~80~~81
Section 3.17	Solvency.82
Section 3.18	Compliance with FCPA.82
Section 3.19	[Intentionally Omitted].~~82~~83
Section 3.20	Brokers’ Fees.~~82~~83
Section 3.21	Labor Matters.~~82~~83
Section 3.22	Accuracy and Completeness of Information.83
Section 3.23	[Intentionally Omitted].83
Section 3.24	Insurance.83
Section 3.25	Security Documents.~~83~~84
Section 3.26	Classification of Senior Indebtedness.~~83~~84
Section 3.27	Anti-Terrorism Laws.84
Section 3.28	Compliance with OFAC Rules and Regulations.84
Section 3.29	Authorized Officer.~~84~~85
Section 3.30	Regulation H.85
Section 3.31	EEA Financial Institution.85

ARTICLE IV CONDITIONS PRECEDENT85

Section 4.1	Conditions to Closing Date.85
Section 4.2	Conditions to All Extensions of Credit.~~89~~90

ARTICLE V AFFIRMATIVE COVENANTS~~90~~91

Section 5.1	Financial Statements.91
Section 5.2	Certificates; Other Information.92
Section 5.3	Payment of Taxes and Other Obligations.~~93~~94
Section 5.4	Conduct of Business and Maintenance of Existence.94
Section 5.5	Maintenance of Property; Insurance.94
Section 5.6	Maintenance of Books and Records.95
Section 5.7	Notices.~~95~~96
Section 5.8	Environmental Laws.96
Section 5.9	Financial Covenants.97
Section 5.10	Additional Guarantors.98
Section 5.11	Compliance with Law.98
Section 5.12	Pledged Assets.98
Section 5.13	Compliance with Terms of Leaseholds.100
Section 5.14	Use Restrictions; Repurchase Options and ROFR.100
Section 5.15	Use of Proceeds.~~100~~101
Section 5.16	Further Assurances and Post-Closing Covenants.101

ARTICLE VI NEGATIVE COVENANTS103

Section 6.1	Indebtedness.103
Section 6.2	Liens.105
Section 6.3	Nature of Business.108
Section 6.4	Consolidation, Merger, Sale of Assets, etc.108

Section 6.5	Advances, Investments and Loans.~~110~~111
Section 6.6	Transactions with Affiliates.112
Section 6.7	Ownership of Subsidiaries; Restrictions.~~112~~113
Section 6.8	Corporate Changes.113
Section 6.9	Limitation on Restricted Actions.113
Section 6.10	Restricted Payments.114
Section 6.11	Amendment of Subordinated Debt.114
Section 6.12	Sale Leasebacks.~~114~~115
Section 6.13	No Further Negative Pledges.115
Section 6.14	Account Control Agreements; Additional Bank Accounts.115
Section 6.15	Use of Proceeds.~~115~~116

ARTICLE VII EVENTS OF DEFAULT116

Section 7.1	Events of Default.116
Section 7.2	Acceleration; Remedies.119

ARTICLE VIII THE ADMINISTRATIVE AGENT120

Section 8.1	Appointment and Authority.120
Section 8.2	Nature of Duties.120
Section 8.3	Exculpatory Provisions.121
Section 8.4	Reliance by Administrative Agent.122
Section 8.5	Notice of Default.122
Section 8.6	Non-Reliance on Administrative Agent and Other Lenders.~~122~~123
Section 8.7	Indemnification.123
Section 8.8	Administrative Agent in Its Individual Capacity.123
Section 8.9	Resignation of Administrative Agent.~~123~~124
Section 8.10	Collateral and Guaranty Matters.125
Section 8.11	Bank Products.126

ARTICLE IX MISCELLANEOUS126

Section 9.1	Amendments, Waivers, Consents and Release of Collateral.126
Section 9.2	Notices.129
Section 9.3	No Waiver; Cumulative Remedies.~~131~~132
Section 9.4	Survival of Representations and Warranties.132
Section 9.5	Payment of Expenses and Taxes; Indemnity.132
Section 9.6	Successors and Assigns; Participations.134
Section 9.7	Right of Set‑off; Sharing of Payments.~~138~~139
Section 9.8	Table of Contents and Section Headings.140
Section 9.9	Counterparts; Effectiveness; Electronic Execution.140
Section 9.10	Severability.~~140~~141
Section 9.11	Integration.141
Section 9.12	Governing Law.141
Section 9.13	Consent to Jurisdiction; Service of Process and Venue.141
Section 9.14	Confidentiality.142
Section 9.15	Acknowledgments.143
Section 9.16	Waivers of Jury Trial; Waiver of Consequential Damages.~~143~~144
Section 9.17	Patriot Act Notice.144
Section 9.18	Resolution of Drafting Ambiguities.144

Section 9.19	Subordination of Intercompany Debt.144
Section 9.20	Continuing Agreement.~~144~~145
Section 9.21	Press Releases and Related Matters.145
Section 9.22	Appointment of the Partnership.145
Section 9.23	No Advisory or Fiduciary Responsibility.~~145~~146
Section 9.24	Responsible Officers and Authorized Officers.~~146~~147
Section 9.25	Amendment and Restatement; No Novation.147
Section 9.26	Notice to Secured Parties.147
Section 9.27	Acknowledgment and Consent to Bail-In of EEA Financial Institutions.~~147~~148
Section 9.28	Flood Diligence.148

ARTICLE X GUARANTY~~148~~149

Section 10.1	The Guaranty.~~148~~149
Section 10.2	Bankruptcy.149
Section 10.3	Nature of Liability.~~149~~150
Section 10.4	Independent Obligation.150
Section 10.5	Authorization.150
Section 10.6	Reliance.~~150~~151
Section 10.7	Waiver.~~150~~151
Section 10.8	Limitation on Enforcement.152
Section 10.9	Confirmation of Payment.152
Section 10.10	Eligible Contract Participant.152
Section 10.11	Keepwell.~~152~~153

Schedules

Schedule 1.1(a)Investments

Schedule 1.1(b)Liens

Schedule 1.1(c)Existing Letters of Credit

Schedule 1.1(d)Lender Commitments

Schedule 1.1(e)New Jersey Subsidiaries

Schedule 1.1(f)State Oil Real Estate

Schedule 1.1(g)	Jet Pep Sites
Schedule 3.3	Patriot Act Information
Schedule 3.12	Subsidiaries
Schedule 3.14(a)	Rights of First Refusal – Consents Needed
Schedule 3.14(b)	Rights of First Refusal - Mortgages
Schedule 3.16(b)	Documents, Instruments and Tangible Chattel Paper
Schedule 3.16(c)	Deposit Accounts, Electronic Chattel Paper, Letter-of-Credit Rights, Securities Accounts, Uncertificated Investment Property
Schedule 3.16(d)	Commercial Tort Claims
Schedule 3.16(e)	Pledged Equity Interests
Schedule 3.16(f)(i)(A)	Mortgaged Properties
Schedule 3.16(f)(i)(B)	Real Property Located in Flood Zones
Schedule 3.16(f)(ii)	Other Collateral Locations
Schedule 3.29	Authorized Officers
Schedule 5.16(e)	PMI Mortgaged Properties - Title Policies
Schedule 6.1(b)	Indebtedness
Schedule 6.6	Existing Transactions with Affiliates

Exhibits

Exhibit 1.1(a)Form of Account Designation Notice

Exhibit 1.1(b)Form of Assignment and Assumption

Exhibit 1.1(c)Form of Joinder Agreement

Exhibit 1.1(d)Form of Notice of Borrowing

Exhibit 1.1(e)Form of Notice of Conversion/Extension

Exhibit 1.1(f)Form of Permitted Acquisition Certificate

Exhibit 1.1(g)Form of Bank Product Provider Notice

Exhibit 2.1(a)Form of Funding Indemnity Letter

Exhibit 2.1(e)Form of Revolving Loan Note

Exhibit 2.4(d)Form of Swingline Loan Note

Exhibit 2.16(a)Form of U.S. Tax Compliance Certificate

Exhibit 2.16(b)Form of U.S. Tax Compliance Certificate

Exhibit 2.16(c)Form of U.S. Tax Compliance Certificate

Exhibit 2.16(d)Form of U.S. Tax Compliance Certificate

Exhibit 4.1(b)Form of Officer’s Certificate

Exhibit 4.1(f)Form of Solvency Certificate

Exhibit 4.1(o)Form of Financial Condition Certificate

v

Exhibit 5.2(b)Form of Officer’s Compliance Certificate

THIS THIRD AMENDED AND RESTATED CREDIT AGREEMENT, dated as of March 4, 2014, is by and among CROSSAMERICA PARTNERS LP, a Delaware limited partnership (the “Partnership”), LEHIGH GAS WHOLESALE SERVICES, INC., a Delaware corporation (“Services”), the Guarantors (as hereinafter defined), the Lenders (as hereinafter defined), KEYBANK NATIONAL ASSOCIATION, as syndication agent, CAPITAL ONE, NATIONAL ASSOCIATION, as syndication agent and WELLS FARGO BANK, NATIONAL ASSOCIATION, as syndication agent (together, the “Co-Syndication Agents”), FIFTH THIRD BANK ~~OF AMERICA, N.A.~~, as documentation agent, MANUFACTURERS AND TRADERS TRUST COMPANY, as documentation agent, ~~ROYAL BANK OF CANADA~~MUFG BANK, LTD., as documentation agent, RAYMOND JAMES BANK, N.A., as documentation agent and ~~SANTANDER~~ROYAL BANK~~, N.A.~~ OF CANADA, as documentation agent (together, the “Co-Documentation Agents”) and CITIZENS BANK OF PENNSYLVANIA, as administrative agent for the Lenders hereunder (in such capacity, the “Administrative Agent”).  The Partnership and Services are sometimes referred to herein as a “Borrower” and collectively, the “Borrowers”.

W I T N E S S E T H:

WHEREAS, the Credit Parties (as hereinafter defined) and certain of the Lenders are parties to the Previous Credit Agreement (as hereinafter defined);

WHEREAS, the Lenders and the Credit Parties have agreed to amend and restate the Previous Credit Agreement in its entirety as set forth in this Agreement; and

WHEREAS, the Lenders have agreed to make such loans and other financial accommodations to the Credit Parties on the terms and conditions contained herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties hereby agree as follows:

article I

DEFINITIONS

Section 1.1Defined Terms.

As used in this Agreement, terms defined in the preamble to this Agreement have the meanings therein indicated, and the following terms have the following meanings:

“Accessible Borrowing Availability” shall mean, as of any date of determination, the amount that the Borrowers are able to borrow on such date under the Revolving Committed Amount without an Event of Default occurring or existing after giving pro forma effect to such borrowing.

“Account Designation Notice” shall mean the Account Designation Notice dated as of the Closing Date from the Partnership to the Administrative Agent in substantially the form attached hereto as Exhibit 1.1(a).

“Acquisition” shall mean an acquisition or any series of related acquisitions by a Credit Party of (a) all or substantially all of the assets or a majority of the outstanding Voting Stock or economic interests of a Person that is incorporated, formed or organized in the United States, (b) a Person that is incorporated, formed or organized in the United States by a merger, amalgamation or consolidation or any other combination with such Person, (c) any division, line of business, other business unit, real property or assets of a Person that is incorporated, formed or organized in the United States, (d) Equity Interests in a FuelCo, (e) a Fuel Supply Agreement and (f) real property and assets from CST Brands and its Subsidiaries (such Person or such division, line of business or other business unit of such Person, such partnership interests or other equity interests or such real property shall be referred to herein as the “Target”).

“ACT” shall mean Alimentation Couche-Tard Inc., a corporation organized under the laws of the Province of Quebec, Canada.

“ACT Acquisition” shall mean the acquisition of 100% of the issued and outstanding equity interests of CST Brands by ACT or a Subsidiary thereof.

“Additional Credit Party” shall mean each Person that becomes a Guarantor by execution of a Joinder Agreement in accordance with Section 5.10.

“Administrative Agent” or “Agent” shall have the meaning set forth in the first paragraph of this Agreement and shall include any successors in such capacity.

“Administrative Questionnaire” shall mean an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” shall mean, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by, or is under common Control with, the Person specified.

“Agreement” or “Credit Agreement” shall mean this Agreement, as amended, modified, extended, restated, replaced, or supplemented from time to time in accordance with its terms.

“Alternate Base Rate” shall mean, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1% and (c) the sum of (i) LIBOR (as determined pursuant to the definition of LIBOR), for an Interest Period of one (1) month commencing on such day plus (ii) 1.00%, in each instance as of such date of determination.  For purposes hereof: “Prime Rate” shall mean, at any time, the rate of interest per annum publicly announced or otherwise identified from time to time by Citizens at its principal office in Boston, Massachusetts as its prime rate.  Each change in the Prime Rate shall be effective as of the opening of business on the day such change in the Prime Rate occurs.  The parties hereto acknowledge that the rate announced publicly by Citizens as its Prime Rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks; and “Federal Funds Effective Rate” shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published on the next succeeding Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it; provided that if the Federal Funds Effective Rate shall be less than zero such rate shall be deemed to be zero for purposes of this Agreement.  If for any reason the Administrative Agent shall have determined (which determination shall be conclusive in the absence of manifest error) (A) that it is unable to ascertain the Federal Funds Effective Rate, for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms above or (B) that the Prime Rate or LIBOR no longer accurately reflects an accurate determination of the prevailing Prime Rate or LIBOR, the Administrative Agent may select a reasonably comparable index or source to use as the basis for the Alternate Base Rate, until the circumstances giving rise to such inability no longer exist.  Any change in the Alternate Base Rate due to a change in any of the foregoing will become effective on the effective date of such change in the Federal Funds Effective Rate, the Prime Rate or LIBOR for an Interest Period of one (1) month.  Notwithstanding anything contained herein to the contrary, to the extent that the provisions of Section 2.13 shall be in effect in determining LIBOR pursuant to clause (c) hereof, the Alternate Base Rate shall be the greater of (i) the Prime Rate in effect on such day and (ii) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%.

“Alternate Base Rate Loans” shall mean Loans that bear interest at an interest rate based on the Alternate Base Rate.

“Anti-Corruption Laws” shall have the meaning set forth in Section 3.18.

“Anti-Terrorism Order” shall mean that certain Executive Order 13224 signed into law on September 23, 2001.

“Applicable Margin” shall mean, for any day, the rate per annum set forth below opposite the applicable level then in effect (based on the Total Leverage Ratio), it being understood that the Applicable Margin for (a) Revolving Loans that are Alternate Base Rate Loans shall be the percentage set forth under the column “Base Rate Margin”, (b) Revolving Loans that are LIBOR Rate Loans shall be the percentage set forth under the column “LIBOR Margin & L/C Fee”, (c) the Letter of Credit Fee shall be the percentage set forth under the column “LIBOR Margin & L/C Fee”, and (d) the Commitment Fee shall be the percentage set forth under the column “Commitment Fee”:

Applicable Margin
Level	Total Leverage Ratio	LIBOR Margin & L/C Fee	Base Rate Margin	Commitment Fee

I	Less than ~~2.50 to~~ 1.00 to 1.00	~~2.00~~1.50%	~~1.00~~0.50%	~~0.350~~0.200%
II	Greater than or equal to ~~2.50~~1.00 to 1.00 but less than ~~3.00~~2.00 to 1.00	~~2.25~~1.75%	~~1.25~~0.75%	~~0.375~~0.250%
III	Greater than or equal to ~~3.00~~2.00 to 1.00 but less than ~~3.50~~3.00 to 1.00	~~2.50~~2.00%	~~1.50~~1.00%	~~0.400~~0.300%
IV	Greater than or equal to ~~3.50~~3.00 to 1.00 but less than 4.00 to 1.00	~~2.75~~2.25%	~~1.75~~1.25%	~~0.450~~0.350%
V	Greater than or equal to 4.00 to 1.00 but less than 4.50 to 1.00	~~3.00~~2.50%	~~2.00~~1.50%	~~0.500~~0.400%
VI	Greater than or equal to 4.50 to 1.00	~~3.25~~2.75%	~~2.25~~1.75%	~~0.500~~0.450%

The Applicable Margin shall, in each case, be determined and adjusted quarterly on the date five (5) Business Days after the date on which the Administrative Agent has received from the Borrowers the quarterly financial information (in the case of the first three fiscal quarters of the Borrowers’ fiscal year), the annual financial information (in the case of the fourth fiscal quarter of the Borrowers’ fiscal year) and the certifications required to be delivered to the Administrative Agent and the Lenders in accordance with the provisions of Sections 5.1(a), 5.1(b) and 5.2(b) (each an “Interest Determination Date”).  Such Applicable Margin shall be effective from such Interest Determination Date until the next such Interest Determination Date.  After the Closing Date, if the Credit Parties shall fail to provide the financial information or certifications in accordance with the provisions of Sections 5.1(a), 5.1(b) and 5.2(b), the Applicable Margin shall, on the date five (5) Business Days after the date by which the Credit Parties were so required to provide such financial information or certifications to the Administrative Agent and the Lenders, be based on Level VI until such date as such information or certifications or corrected information or corrected certificates are provided, whereupon the Level shall be determined by the then current Total Leverage Ratio.  Notwithstanding the foregoing, following the Fifth Amendment Effective Date, the ~~initial~~ Applicable Margins shall be set ~~no lower than that set forth in Level III until the financial information and certificates required to be delivered pursuant to Sections 5.1(b) and 5.2(b) for the first full fiscal quarter to occur following the Closing Date have been delivered to the Administrative Agent, for distribution to the Lenders; provided that if the quarterly financial information as of the most recent~~at Level V until the  next Interest Determination Date ~~would result in a higher Applicable Margin (i.e. Level VI), such higher Applicable Margin shall apply~~.  In the event that any financial statement or certification delivered pursuant to Sections 5.1 or 5.2 is shown to be inaccurate (regardless of whether this Agreement or the Commitments are in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period (an “Applicable Period”) than the Applicable Margin applied for such Applicable Period, the Borrowers shall immediately (a) deliver to the Administrative Agent a corrected compliance certificate for such Applicable Period, (b) determine the Applicable Margin for such Applicable Period based upon the corrected compliance certificate, and (c) immediately pay to the Administrative Agent for the benefit of the Lenders the accrued additional interest and other fees owing as a result of such increased Applicable Margin for such Applicable Period, which payment shall be promptly distributed by the Administrative Agent to the Lenders entitled thereto.  It is acknowledged and agreed that nothing contained herein shall limit the rights of the Administrative Agent and the Lenders under the Credit Documents, including their rights under Sections 2.8 and 7.1.

“Applicable Percentage” shall mean, with respect to any Revolving Lender, the percentage of the total Revolving Commitments represented by such Revolving Lender’s Revolving Commitment.  If the Revolving Commitments have terminated or expired, the Applicable Percentage shall be determined based on the Revolving Commitments most recently in effect, giving effect to any assignments.

“Approved Bank” shall have the meaning set forth in the definition of “Cash Equivalents.”

“Approved Fund” shall mean any Fund that is administered, managed or underwritten by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignment and Assumption” shall mean an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 9.6), and accepted by the Administrative Agent, in substantially the form of Exhibit 1.1(b) or any other form approved by the Administrative Agent.

“Authorized Officers” shall mean the Responsible Officers set forth on Schedule 3.29.

“Auto-Extension Letter of Credit” shall have the meaning set forth in Section 2.3(k).

“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” shall mean, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bank Product” shall mean any of the following products, services or facilities extended to any Credit Party or any Subsidiary by any Bank Product Provider: (a) Cash Management Services; (b) products under any Hedging Agreement; and (c) commercial credit card, purchase card and merchant card services; provided, however, that for any of the foregoing to be included as “Credit Party Obligations” for purposes of a distribution under Section 2.11(b), the applicable Bank Product Provider must have previously provided a Bank Product Provider Notice to the

Administrative Agent which shall provide the following information: (i) the existence of such Bank Product and (ii) the maximum dollar amount (if reasonably capable of being determined) of obligations arising thereunder (the “Bank Product Amount”).  The Bank Product Amount may be changed from time to time upon written notice to the Administrative Agent by the Bank Product Provider.  Any Bank Product established from and after the time that the Lenders have received written notice from the Borrowers or the Administrative Agent that an Event of Default exists, until such Event of Default has been waived in accordance with Section 9.1, shall not be included as “Credit Party Obligations” for purposes of a distribution under Section 2.11(b).

“Bank Product Amount” shall have the meaning set forth in the definition of Bank Product.

“Bank Product Debt” shall mean the Indebtedness and other obligations of any Credit Party or Subsidiary relating to Bank Products.

“Bank Product Provider” shall mean any Person that provides Bank Products to a Credit Party or any Subsidiary to the extent that (a) such Person is a Lender, an Affiliate of a Lender or any other Person that was a Lender (or an Affiliate of a Lender) at the time it entered into the Bank Product but has ceased to be a Lender (or whose Affiliate has ceased to be a Lender) under the Credit Agreement or (b) such Person is a Lender or an Affiliate of a Lender on the Closing Date and the Bank Product was entered into on or prior to the Closing Date (even if such Person ceases to be a Lender or such Person’s Affiliate ceases to be a Lender).

“Bank Product Provider Notice” shall mean a notice substantially in the form of Exhibit 1.1(g).

“Bankruptcy Code” shall mean the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

“Bankruptcy Event” shall mean any of the events described in Section 7.1(f).

“Borrower” shall have the meaning set forth in the first paragraph of this Agreement.

“Borrowing Date” shall mean, in respect of any Loan, the date such Loan is made.

“Business” shall have the meaning set forth in Section 3.10(b).

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks in Boston, Massachusetts or New York, New York are authorized or required by law to close; provided, however, that when used in connection with a rate determination, borrowing or payment in respect of a LIBOR Rate Loan, the term “Business Day” shall also exclude any day on which banks in London, England are not open for dealings in Dollar deposits in the London interbank market.

“Capital Lease” shall mean any lease of property, real or personal, the obligations with respect to which are required to be capitalized on a balance sheet of the lessee in accordance with GAAP.

“Capital Lease Obligations” shall mean, with respect to each Capital Lease, the amount of the liability reflecting the aggregate discounted amount of future payments under such Capital Lease calculated in accordance with GAAP, statement of financial accounting standards No. 13 (as amended and modified from time to time) and any corresponding future interpretations by the Financial Accounting Standards Board or any successor thereto relating to a Capital Lease determined in accordance with GAAP.

“Captive Insurance Company” shall mean Capital Specialty of Texas Insurance Company, a Texas corporation, or any other captive insurance company that (i) was established for the primary purpose of insuring CST Brands and its Subsidiaries or the Partnership and its Subsidiaries and (ii) is or will be subject to regulation as an insurance subsidiary.

“Cash Collateralize” shall mean to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent, the Issuing Lender or Swingline Lender (as applicable) and the Lenders, as collateral for LOC Obligations, obligations in respect of Swingline Loans, or obligations of Lenders to fund participations in respect of either thereof (as the context may require), cash or deposit account balances or, if the Issuing Lender or Swingline Lender benefiting from such collateral shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to (a) the Administrative Agent and (b) the Issuing Lender or the Swingline Lender.  “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” shall mean (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition (“Government Obligations”), (b) Dollar denominated time deposits, certificates of deposit, Eurodollar time deposits and Eurodollar certificates of deposit of (i) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (ii) any bank whose short-term commercial paper rating at the time of the acquisition thereof is at least A-1 or the equivalent thereof from S&P is at least P-1 or the equivalent thereof from Moody’s (any such bank being an “Approved Bank”), in each case with maturities of not more than 364 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by any domestic corporation rated A‑1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody’s and maturing within six months of the date of acquisition, (d) repurchase agreements with a term of not more than thirty (30) days with a bank or trust company (including a Lender) or a recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America, (e) obligations of any state of the United States or any political subdivision thereof for the payment of the principal and redemption price of and interest on which there shall have been irrevocably deposited Government Obligations maturing as to principal and interest at times and in amounts sufficient to provide such payment, (f) money market accounts subject to Rule 2a-7 of the Investment Company Act of 1940 (“Rule 2a-7”)

which consist primarily of cash and cash equivalents set forth in clauses (a) through (e) above and of which 95% shall at all times be comprised of First Tier Securities (as defined in Rule 2a-7) and any remaining amount shall at all times be comprised of Second Tier Securities (as defined in Rule 2a-7) and (g) shares of any so-called “money market fund”; provided that such fund is registered under the Investment Company Act of 1940, has net assets of at least $500,000,000 and has an investment portfolio with an average maturity of 365 days or less.

“Cash Management Services” shall mean any services provided from time to time to any Credit Party or Subsidiary in connection with operating, collections, payroll, trust, or other depository or disbursement accounts, including automatic clearinghouse, controlled disbursement, depository, electronic funds transfer, information reporting, lockbox, stop payment, overdraft and/or wire transfer services and all other treasury and cash management services.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

“CERCLIS” means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

“Change in Law” shall mean the occurrence, after the Closing Date, of any of the following:  (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided, that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, implemented or issued.

“Change of Control” shall mean at any time the occurrence of any of the following events:  (a) prior to the ACT Acquisition, CST Brands and its Subsidiaries shall cease, directly or indirectly, to beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act) more than 50% of the Equity Interests in the General Partner; (b) after the ACT Acquisition, ACT and its Subsidiaries shall cease, directly or indirectly, to beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act) more than 50% of the Equity Interests in the General Partner; (c) prior to the ACT Acquisition, any Person (other than CST Brands and its Subsidiaries) shall Control the General Partner; (d) after the ACT Acquisition, any Person (other than ACT and its Subsidiaries) shall Control the General Partner; (e) the General Partner shall cease to be the sole general partner of the Partnership; or (f) the Partnership and its Subsidiaries shall fail to Control Services.

“Citizens” shall mean Citizens Bank of Pennsylvania together with its successors and/or assigns.

“Citizens Bank” shall mean Citizens Bank, N.A. (formerly known as RBS Citizens, N.A.) together with its successors and/or assigns.

“Closing Date” shall mean the date of this Agreement.

“Co-Documentation Agents” shall have the meaning set forth in the first paragraph of this Agreement.

“Co-Syndication Agents” shall have the meaning set forth in the first paragraph of this Agreement.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Collateral” shall mean a collective reference to the collateral which is identified in, and at any time will be covered by, the Security Documents and any other property or assets of a Credit Party, whether tangible or intangible and whether real or personal, that may from time to time secure the Credit Party Obligations; provided that there shall be excluded from the Collateral (a) any account, instrument, chattel paper or other obligation or property of any kind due from, owed by, or belonging to, a Sanctioned Person or Sanctioned Entity or (b) any lease in which the lessee is a Sanctioned Person or Sanctioned Entity.

“Commitment” shall mean the Revolving Commitments, the LOC Commitment and the Swingline Commitment, individually or collectively, as appropriate.

“Commitment Fee” shall have the meaning set forth in Section 2.5(a).

“Commitment Percentage” shall mean the Revolving Commitment Percentage.

“Commitment Period” shall mean (a) with respect to Revolving Loans and Swingline Loans, the period from and including the Closing Date to but excluding the Revolver Maturity Date and (b) with respect to Letters of Credit, the period from and including the Closing Date to but excluding the date that is thirty (30) days prior to the Revolver Maturity Date.

“Committed Funded Exposure” shall mean, as to any Lender at any time, the aggregate principal amount at such time of its outstanding Loans, LOC Obligations and Participation Interests at such time.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

“Commonly Controlled Entity” shall mean an entity, whether or not incorporated, which is under common control with a Borrower within the meaning of Section 4001(b)(1) of ERISA or is part of a group which includes a Borrower and which is treated as a single employer under Section 414(b) or 414(c) of the Code or, solely for purposes of Section 412 of the Code to the extent required by such Section, Section 414(m) or 414(o) of the Code; provided, however, for purposes of this Agreement, CST Brands and its Subsidiaries which are not Subsidiaries of any Credit Party shall not be deemed to be a “Commonly Controlled Entity” with any Credit Party.

“Conflicts Committee” shall have the meaning set forth in Section 6.6.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated” shall mean, when used with reference to financial statements or financial statement items of the Partnership and its Subsidiaries or any other Person, such statements or items on a consolidated basis in accordance with the consolidation principles of GAAP.

“Consolidated EBITDA” shall mean, as of any date of determination for the four (4) consecutive fiscal quarter period ending on such date, without duplication, (a) Consolidated Net Income for such period plus (b) the sum of the following to the extent deducted in calculating Consolidated Net Income for such period:  (i) Consolidated Interest Expense for such period, (ii) tax expense (including, without limitation, any federal, state, local and foreign income and similar taxes) of the Credit Parties and their Subsidiaries for such period, (iii) depreciation and amortization expense of the Credit Parties and their Subsidiaries for such period, (iv) other non-cash charges (excluding reserves for future cash charges) of the Credit Parties and their Subsidiaries for such period, including non-cash charges for impairments, Equity Interest Compensation and distribution accretion charges, (v) transaction fees and expenses incurred in connection with negotiation, execution, and delivery of this Agreement (and any subsequent modification or amendment of this Agreement) in an aggregate amount not to exceed $6,000,000 in the aggregate, (vi) fees and expenses incurred in connection with any Permitted Acquisition or Disposition permitted pursuant to Section 6.4, regardless of whether such acquisition or Disposition closes; provided that the amount of such fees and expenses for such acquisition shall not exceed 10.0% of the total consideration paid (or proposed to be paid), (vii) expenses incurred in connection with the offering of Equity Interests in the Partnership or an offering of Qualified Senior Notes, in each case, only to the extent such expenses are reasonable and customary for such offerings, as approved by the Administrative Agent in its reasonable discretion, (viii) other extraordinary expenses not incurred in the ordinary course of business in an aggregate amount not to exceed $1,000,000 in any twelve (12) month period, and (ix) extra ordinary losses minus (c) non-cash charges previously added back to Consolidated Net Income in determining Consolidated EBITDA to the extent such non-cash charges have become cash charges during such period minus (d) any other non-recurring, non-cash gains during such period (including, without limitation, (i) gains from the sale or exchange of assets and (ii) gains from early extinguishment of Indebtedness or Hedging Agreements of the Credit Parties and their Subsidiaries).

“Consolidated Funded Debt” shall mean, as of any date of determination, Funded Debt of the Credit Parties and their Subsidiaries on a Consolidated basis.

“Consolidated Interest Coverage Ratio” shall mean, as of any date of determination, for the Credit Parties and their Subsidiaries on a Consolidated basis, the ratio of (a) Consolidated

EBITDA for the four (4) consecutive fiscal quarter period ending on such date, to (b) Consolidated Interest Expense for the four (4) consecutive fiscal quarter period ending on such date.

“Consolidated Interest Expense” shall mean, as of any date of determination for the four (4) consecutive fiscal quarter period ending on such date, all cash interest expense (excluding amortization of debt discount and premium (including amortization of any fees set forth in Section 2.5 hereof), but including the interest component under Capital Leases and synthetic leases, tax retention operating leases, off-balance sheet loans and similar off-balance sheet financing products) for such period of the Credit Parties and their Subsidiaries on a Consolidated basis.

“Consolidated Net Income” shall mean, as of any date of determination for the four (4) consecutive fiscal quarter period ending on such date, the net income of the Credit Parties and their Subsidiaries on a Consolidated basis for such period, all as determined in accordance with GAAP, plus any cash distributions (including any cash distributions received from any FuelCo or any of its Affiliates) actually received from any Person in which any Credit Party owns any Equity Interest of such Person minus the sum of (a) extraordinary losses and gains, (b) gains or losses from Dispositions not in the ordinary course of business, (c) gains or losses from the early extinguishment of Indebtedness, (d) all non-cash income (excluding any straight-line rental income and receivables generated in the normal course of business), (e) tax credits and other non-cash benefits, and (f) income attributable to joint venture investments (including from any FuelCo) to the extent not received in cash and included in the calculation of net income.

“Contractual Obligation” shall mean, as to any Person, any provision of any security issued by such Person or of any contract, agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound, except for contracts, agreements, instruments or undertakings entered into in the ordinary course of business, contracts, agreements, instruments or undertakings requiring payments by any Credit Party of less than $10,000,000 in any fiscal year or contracts, agreements, instruments or undertakings, the breach of which by a Credit Party would not have a Material Adverse Effect.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Copyright Licenses” shall mean any agreement, whether written or oral, providing for the grant by or to a Person of any right under any Copyright.

“Copyrights” shall mean all copyrights in all Works, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof, or otherwise and all renewals thereof.

“Credit Documents” shall mean this Agreement, each of the Notes, any Joinder Agreement, the Letters of Credit, LOC Documents and the Security Documents and all other agreements, documents, certificates and instruments delivered to the Administrative Agent or any Lender by any Credit Party in connection therewith (other than any agreement, document, certificate or instrument related to a Bank Product).

“Credit Party” shall mean any of the Borrowers or the Guarantors.

“Credit Party Obligations” shall mean, without duplication, (a) the Obligations and (b) for purposes of the Guaranty, the Security Documents and all provisions under the other Credit Documents relating to the Collateral, the sharing thereof and/or payments from proceeds of the Collateral, all Bank Product Debt, but in all cases excluding Excluded Swap Obligations.

“CST Brands” shall mean CST Brands, Inc. a Delaware corporation.

“Debtor Relief Laws” shall mean the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” shall mean any of the events specified in Section 7.1, whether or not any requirement for the giving of notice or the lapse of time, or both, or any other condition, has been satisfied.

“Default Rate” shall mean (a) when used with respect to the Obligations, other than Letter of Credit Fees, an interest rate equal to (i) for Alternate Base Rate Loans (A) the Alternate Base Rate plus (B) the Applicable Margin applicable to Alternate Base Rate Loans plus (C) 2.00% per annum and (ii) for LIBOR Rate Loans, (A) the LIBOR Rate plus (B) the Applicable Margin applicable to LIBOR Rate Loans plus (C) 2.00% per annum, (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Margin applicable to Letter of Credit Fees plus 2.00% per annum and (c) when used with respect to any other fee or amount due hereunder, a rate equal to the Applicable Margin applicable to Alternate Base Rate Loans plus 2.00% per annum.

“Defaulting Lender” shall mean, subject to Section 2.21(b) any Lender that, (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrowers in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any Issuing Lender, any Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within two (2) Business Days of the date when due,  (b) has notified the Borrowers, the Administrative Agent or any Issuing Lender or Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrowers, to confirm in writing to the Administrative Agent and the Borrowers that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrowers), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law,  (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-in Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.21(b)) upon delivery of written notice of such determination to the Borrowers, each Issuing Lender, each Swingline Lender and each Lender.

“Deposit Account Control Agreement” shall mean an agreement, among a Credit Party, a depository institution, and the Administrative Agent, which agreement is in a form acceptable to the Administrative Agent and which provides the Administrative Agent with “control” (as such term is used in Article 9 of the UCC) over the deposit account(s) described therein, as the same may be amended, modified, extended, restated, replaced, or supplemented from time to time.

“Disposition” shall have the meaning set forth in Section 6.4(a).

“Dollars” and “$” shall mean dollars in lawful currency of the United States of America.

“Domestic Lending Office” shall mean, initially, the office of each Lender designated as such Lender’s Domestic Lending Office shown in such Lender’s Administrative Questionnaire; and thereafter, such other office of such Lender as such Lender may from time to time specify to the Administrative Agent and the Borrowers as the office of such Lender at which Alternate Base Rate Loans of such Lender are to be made.

“Domestic Subsidiary” shall mean any Subsidiary that is organized and existing under the laws of the United States or any state or commonwealth thereof or under the laws of the District of Columbia.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” shall mean (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent, (ii) in the case of any assignment of a Revolving Commitment, the Issuing Lender and (iii) unless an Event of Default has occurred and is continuing and so long as the primary syndication of the Loans has been completed as determined by Citizens, the Borrowers (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include (A) any Credit Party or any of the Credit Party’s Affiliates or Subsidiaries or (B) any Defaulting Lender (or any of their Affiliates).

“Environmental Laws” shall mean any and all applicable foreign, federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirement of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time be in effect during the term of this Agreement.

“Equity Interests” shall mean (a) in the case of a corporation, capital stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (c) in the case of a partnership, partnership interests (whether general, preferred or limited), (d) in the case of a limited liability company, membership interests and (e) any other interest or participation that confers or could confer on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, without limitation, options, warrants and any other “equity security” as defined in Rule 3a11-1 of the Exchange Act.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Event” means: (a) a Reportable Event with respect to a Plan; (b) a withdrawal by any Borrower or any Commonly Controlled Entity from a Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under

Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Borrower or any Commonly Controlled Entity from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Borrower or any Commonly Controlled Entity.

“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Eurodollar Reserve Percentage” shall mean for any day, the percentage (expressed as a decimal and rounded upwards, if necessary, to the next higher 1/100th of 1%) which is in effect for such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any basic, supplemental or emergency reserves) in respect of Eurocurrency liabilities, as defined in Regulation D of such Board as in effect from time to time, or any similar category of liabilities for a member bank of the Federal Reserve System in New York City.

“Event of Default” shall mean any of the events specified in Section 7.1; provided, however, that any requirement for the giving of notice or the lapse of time, or both, or any other condition, has been satisfied.

“Existing Letter of Credit” shall mean each of the letters of credit described by applicant, date of issuance, letter of credit number, amount, beneficiary and the date of expiry on Schedule 1.1(c) hereto.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Excluded Real Estate” shall mean (i) any Real Estate acquired by any Credit Party after the Fourth Amendment Effective Date and (ii) any State Oil Real Estate.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guaranty of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap

Obligation that is attributable to swaps for which such Guaranty or security interest is or becomes illegal.

“Excluded Taxes” shall mean any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrowers under Section 2.19(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.16, amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.16(g) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Extension of Credit” shall mean, as to any Lender, the making of a Loan by such Lender, any conversion of a Loan from one Type to another Type, any extension of any Loan or the issuance, extension or renewal of, or participation in, a Letter of Credit or Swingline Loan by such Lender.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Effective Rate” shall have the meaning set forth in the definition of “Alternate Base Rate”.

“Fee Letters” shall mean the RBS Fee Letter, the KeyBank Fee Letter and the Wells Fargo Fee Letter.

“Fifth Amendment” shall mean that certain Fifth Amendment to Third Amended and Restated Credit Agreement and Consent dated as of April 25, 2018, by and among the Borrower, the other Credit Parties party thereto, the Lenders Party thereto and the Administrative Agent.

“Fifth Amendment Effective Date” shall mean April 25, 2018.

“First Amendment Effective Date” shall mean July 2, 2014.

“Flood Hazard Property” shall mean any Mortgaged Property that is in an area designated by the Federal Emergency Management Agency (or any successor agency) as having special flood or mudslide hazards.

“Flood Insurance Laws” shall mean, collectively, (i) National Flood Insurance Reform Act of 1994 (which comprehensively revised the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973) or any successor statute thereto, as in effect from time to time, (ii) the Flood Insurance Reform Act of 2004 or any successor statute thereto, as in effect from time to time and (iii) the Biggert-Waters Flood Insurance Reform Act of 2012 or any successor statute thereto, as in effect from time to time.

“Foreign Lender” shall mean (a) if any Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if any Borrower is not a U.S. Person, any Lender that is resident or organized under the laws of a jurisdiction other than that in which such Borrower is resident for tax purposes.

“Foreign Subsidiary” shall mean any Subsidiary that is not a Domestic Subsidiary.

“Fourth Amendment Effective Date” shall mean December 13, 2016.

“Fronting Exposure” shall mean, at any time there is a Defaulting Lender, (a) with respect to any Issuing Lender, such Defaulting Lender’s Applicable Percentage of the outstanding LOC Obligations with respect to Letters of Credit issued by such Issuing Lender other than LOC Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to any Swingline Lender, such Defaulting Lender’s Applicable Percentage of outstanding Swingline Loans made by such Swingline Lender other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“FuelCo” shall mean (i) any Person which is designated by the Borrowers in writing as a “FuelCo” from time to time and which is the owner of a Fuel Supply Agreement or Controls the Person which owns a Fuel Supply Agreement, (ii) Flash Fuel, LLC, a Delaware limited liability company, (iii) Flash Fuel, LP, a Delaware limited partnership and (iv) Flash South, LLC, a Georgia limited liability company.

“Fuel Supply Agreement” shall mean any of (i) that certain Petroleum Product Sale Agreement dated as of May 1, 2013 by and between CST Marketing and Supply Company and Valero Marketing and Supply Company, as may be amended, modified, supplemented, restated or replaced and (ii) any other agreement of a Subsidiary of CST Brands pursuant to which such Subsidiary purchases or distributes motor fuel.

“Fund” shall mean any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“Funded Debt” shall mean, with respect to any Person, without duplication, all Indebtedness of such Person (other than Indebtedness set forth in clauses (h) and (m) and, as it relates to undrawn standby letters of credit only, (i) of such definition).

“GAAP” shall mean generally accepted accounting principles in effect in the United States of America (or, in the case of Foreign Subsidiaries with significant operations outside the United States of America, generally accepted accounting principles in effect from time to time in their respective jurisdictions of organization or formation) applied on a consistent basis, subject, however, in the case of determination of compliance with the financial covenants set out in Section 5.9 to the provisions of Section 1.3(c).

“General Partner” shall mean Lehigh Gas GP LLC, a Delaware limited liability company.

“General Partner Interest” has the meaning given such term in the Partnership Agreement.

“Getty” shall mean Getty Properties Corp, a Delaware corporation.

“Getty Lease” shall mean, collectively, the Getty MA/ME/NH Lease and the Getty PA Lease.

“Getty MA/ME/NH Lease” shall mean, collectively, that certain (i) Unitary Net Lease and Net Sublease Agreement dated April 19, 2012 between Getty and Services (as assignee of LGP Realty Holdings LP, successor by merger to Energy Realty OP LP), (ii) Letter Agreement dated May 30, 2012 between Getty and Services as assignee of LGP Realty Holdings LP, successor by merger to Energy Realty OP LP), (iii) Letter Agreement regarding grant of security interest dated October 1, 2012 between Getty and Services (as assignee of LGP Realty Holdings LP, successor by merger to Energy Realty OP LP), (iv) Letter Agreement regarding site investigations and excavations dated October 1, 2012 between Getty and Services (as assignee of LGP Realty Holdings LP, successor by merger to Energy Realty OP LP), (v) Amendment to Unitary Net Lease and Net Sublease Agreement dated November 19, 2012 between Getty and Services (as assignee of LGP Realty Holdings LP, successor by merger to Energy Realty OP LP), (vi) Letter Agreement dated November 26, 2012 between Getty and Services (as assignee of LGP Realty Holdings LP, successor by merger to Energy Realty OP LP), (vii) Amendment to Unitary Net Lease and Net Sublease Agreement dated September 4, 2013 between Getty and Services (as assignee of LGP Realty Holdings LP, successor by merger to Energy Realty OP LP), (viii) Amendment to Unitary Net Lease and Net Sublease Agreement dated November 25, 2013 between Getty and Services (as assignee of LGP Realty Holdings LP, successor by merger to Energy Realty OP LP) and (ix) Amendment to Unitary Net Lease and Net Sublease Agreement dated December 1, 2013 between Getty and Services (as assignee of LGP Realty Holdings LP, successor by merger to Energy Realty OP LP).

“Getty PA Lease” shall mean, collectively, that certain (i) Unitary Net Lease and Net Sublease Agreement dated May 1, 2012 between Getty and Services (as assignee of LGP Realty Holdings LP, successor by merger to Energy Realty OP LP), (ii) Letter Agreement regarding grant of security interest dated October 1, 2012 between Getty and Services (as assignee of LGP Realty Holdings LP, successor by merger to Energy Realty OP LP), (iii) Letter Agreement regarding site investigations and excavations dated October 1, 2012 between Getty and Services (as assignee of LGP Realty Holdings LP, successor by merger to Energy Realty OP LP) and (vi) Letter Agreement regarding site investigations and excavations dated May 1, 2012 between Getty and Services (as assignee of LGP Realty Holdings LP, successor by merger to Energy Realty OP LP).

“Government Acts” shall have the meaning set forth in Section 2.17(a).

“Government Obligations” shall have the meaning set forth in the definition of “Cash Equivalents.”

“Governmental Authority” shall mean the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantor” shall mean the Material Domestic Subsidiaries of the Partnership as are, or may from time to time become, parties to this Agreement.

“Guaranty” shall mean the guaranty of the Guarantors set forth in Article X.

“Guaranty Obligations” shall mean, with respect to any Person, without duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including, without limitation, any obligation, whether or not contingent, (a) to purchase any such Indebtedness or any property constituting security therefor, (b) to advance or provide funds or other support for the payment or purchase of any such Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person (including, without limitation, keep well agreements, maintenance agreements, comfort letters or similar agreements or arrangements) for the benefit of any holder of Indebtedness of such other Person, (c) to lease or purchase property, securities or services primarily for the purpose of assuring the holder of such Indebtedness, or (d) to otherwise assure or hold harmless the holder of such Indebtedness against loss in respect thereof.  The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Guaranty Obligation is made.

“Hedging Agreements” shall mean, with respect to any Person, any agreement entered into to protect such Person against fluctuations in interest rates, or currency or raw materials values, including, without limitation, any interest rate swap, cap or collar agreement or similar arrangement between such Person and one or more counterparties, any foreign currency exchange agreement, currency protection agreements, commodity purchase or option agreements or other interest or exchange rate hedging agreements.

“Impacted Lender” shall mean Bank of America, N.A.

“Incremental Increase Amount” shall have the meaning set forth in Section 2.22.

“Indebtedness” shall mean, with respect to any Person, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations (including, without limitation, earnout obligations but only to the extent such earnout obligations are recorded as liabilities on such Person’s balance sheet in accordance with GAAP) of such Person incurred, issued or assumed as the deferred purchase price of property or services purchased by such Person (other than trade debt incurred in the ordinary course of business and not more than 90 days past due unless being contested in good faith and for which adequate reserves have been established in accordance with GAAP) which would appear as liabilities on a balance sheet of such Person, (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (f) all Guaranty Obligations of such Person with respect to Indebtedness of another Person, (g) the principal portion of all Capital Lease Obligations plus any accrued interest thereon, (h) all net obligations of such Person under Hedging Agreements, (i) the maximum amount of all letters of credit issued or bankers’ acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (j) all preferred Equity Interests issued by such Person and which by the terms thereof could be (at the request of the holders thereof or otherwise) subject to mandatory sinking fund payments, redemption or other acceleration for cash on a date prior to the Maturity Date, (k) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product plus any accrued interest thereon, (l) all obligations of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer unless such obligations are expressly made non-recourse to such Person, in which case, such non-recourse obligations shall be excluded from the definition of Indebtedness; provided that, in the event such obligations are recourse, only the amount of such Person’s liability for such obligations shall be included as Indebtedness hereunder and (m) obligations of such Person under non-compete agreements to the extent such obligations are quantifiable contingent obligations of such Person under GAAP principles.

“Indemnified Taxes” shall mean (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Borrower under any Credit Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” shall have the meaning set forth in Section 9.5(b).

“Insolvency” shall mean, with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of such term as used in Section 4245 of ERISA.

“Intellectual Property” shall mean, collectively, all Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks and Trademark Licenses of the Credit Parties and their Subsidiaries, all goodwill associated therewith and all rights to sue for infringement thereof.

“Intercompany Debt” shall have the meaning set forth in Section 9.19.

“Interest Determination Date” shall have the meaning specified in the definition of “Applicable Margin”.

“Interest Payment Date” shall mean (a) as to any Alternate Base Rate Loan, the last Business Day of each March, June, September and December and on the Revolver Maturity Date, (b) as to any LIBOR Rate Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any LIBOR Rate Loan having an Interest Period longer than three months, (i) each three (3) month anniversary following the first day of such Interest Period and (ii) the last day of such Interest Period and (d) as to any Loan which is the subject of a mandatory prepayment required pursuant to Section 2.7(b), the date on which such mandatory prepayment is due.

“Interest Period” shall mean, with respect to any LIBOR Rate Loan,

(a)initially, the period commencing on the Borrowing Date or conversion date, as the case may be, with respect to such LIBOR Rate Loan and ending (i) one week or (ii) one, two, three or six months thereafter, in each case, subject to availability to all applicable Lenders, as selected by a Borrower in the Notice of Borrowing or Notice of Conversion given with respect thereto; and

(b)thereafter, each period commencing on the last day of the immediately preceding Interest Period applicable to such LIBOR Rate Loan and ending one, two, three or six months thereafter, subject to availability to all applicable Lenders, as selected by a Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that the foregoing provisions are subject to the following:

(i)if any Interest Period pertaining to a LIBOR Rate Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

(ii)any Interest Period pertaining to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month;

(iii)if a Borrower shall fail to give notice as provided above, the Borrowers shall be deemed to have selected an Alternate Base Rate Loan to replace the affected LIBOR Rate Loan;

(iv)no Interest Period in respect of any Loan shall extend beyond the Revolver Maturity Date; and

(v)no more than six (6) LIBOR Rate Loans may be in effect at any time; provided, however,  that no more than one (1) LIBOR Rate Loan with an Interest Period of one week may be in effect at any time.  For purposes hereof, LIBOR Rate Loans with different Interest Periods shall be considered as separate LIBOR Rate Loans, even if they shall begin on the same date and have the same duration, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new LIBOR Rate Loan with a single Interest Period.

“Investment” shall mean (a) the acquisition (whether for cash, property, services, assumption of Indebtedness, securities or otherwise) of Equity Interests, other ownership interests or other securities of any Person or bonds, notes, debentures or all or substantially all of the assets of any Person, (b) any deposit with, or advance, loan or other extension of credit to, any Person (other than deposits made in the ordinary course of business) or (c) any other capital contribution to or investment in any Person, including, without limitation, any Guaranty Obligation (including any support for a letter of credit issued on behalf of such Person) incurred for the benefit of such Person.  For purposes of calculating covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for certain increases or decreases in the value of such investment.  “Investment” shall exclude extensions of trade credit or capital expenditures by any Credit Party in the ordinary course of business.

“IRS” shall mean the United States Internal Revenue Service.

“Issuing Lender” shall mean, as the context may require, (a) with respect to any Existing Letter of Credit, KeyBank and (b) with respect to all other Letters of Credit, either (i) Citizens Bank of Pennsylvania or (ii) such other Lender as designated by the Partnership and approved by the Administrative Agent, together with any successor to any such issuing lender hereunder.

“Issuing Lender Fees” shall have the meaning set forth in Section 2.5(c).

“Jet Pep Sites” shall mean the real property identified on Schedule 1.1(g).

“Joinder Agreement” shall mean a Joinder Agreement in substantially the form of Exhibit 1.1(c), executed and delivered by an Additional Credit Party in accordance with the provisions of Section 5.10.

“KeyBank” shall mean KeyBank National Association.

“KeyBank Fee Letter” shall mean that certain letter agreement dated January 28, 2014, addressed to the Partnership from KeyBank, as amended, modified, extended, restated, replaced, or supplemented from time to time.

“Lead Arrangers” shall mean Citizens Bank, KeyBank and Wells Fargo Securities, LLC.

“Lender” shall mean any of the several banks and other financial institutions as are, or may from time to time become parties to this Agreement, including any Issuing Lender, any Revolving Lender and the Swingline Lender; provided that notwithstanding the foregoing, “Lender” shall not include any Credit Party or any of the Credit Party’s Affiliates or Subsidiaries.

“Letter of Credit” shall mean (a) any letter of credit issued by the Issuing Lender pursuant to the terms hereof, as such letter of credit may be amended, modified, restated, extended, renewed, increased, replaced or supplemented from time to time in accordance with the terms of this Agreement and (b) any Existing Letter of Credit, in each case as such letter of credit may be amended, modified, extended, renewed or replaced from time to time in accordance with the terms of this Agreement.

“Letter of Credit Expiration Date” shall have the meaning set forth in Section 2.3(a).

“Letter of Credit Facing Fee” shall have the meaning set forth in Section 2.5(c).

“Letter of Credit Fee” shall have the meaning set forth in Section 2.5(b).

“LIBOR” shall mean, for any LIBOR Rate Loan for any Interest Period therefor, the offered rate per annum ~~(rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBOR01 Page (or any successor page) as the~~for deposits of Dollars for the applicable Interest Period which the ICE Benchmark Administration (or any successor administrator of LIBOR) fixes as its London interbank offered rate ~~for deposits in Dollars at approximately~~as of 11:00 A.M. (London time) on the day which is two (2) ~~Business~~London Banking Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, that, if such rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.  If ~~for any reason~~ such ~~rate~~day is not ~~available, then “~~a London Banking Day, LIBOR~~” shall mean the rate per annum at which, as determined by~~ shall be determined on the next preceding day which is a London Banking Day.  If for any reason the Administrative Agent cannot determine such offered rate by the ICE Benchmark Administration (or any successor administrator of LIBOR), the Administrative Agent may, in ~~accordance with its customary practices, Dollars in an amount comparable to the Loans then requested are being offered to leading banks at approximately 11:00 A.M. London time, two (2) Business Days prior to the commencement of the applicable Interest Period for settlement in immediately available funds by leading banks in the London interbank market for a period equal to the Interest Period selected~~its sole discretion, select a replacement index based on the arithmetic mean of the quotations, if any, of the interbank offered rate by first class banks in London or New York for deposits in comparable amounts and maturities; provided, that, if such rate shall be less than zero such rate shall be deemed to be zero for purposes of this Agreement.

If the U.K. Financial Conduct Authority has implemented a policy that LIBOR (or any component thereof) is no longer to be permitted to be a benchmark rate then the Administrative Agent, the Required Lenders and the Borrowers shall negotiate in good faith to enter into an amendment to this Agreement to agree to an alternative benchmark rate.

“LIBOR Lending Office” shall mean, initially, the office(s) of each Lender designated as such Lender’s LIBOR Lending Office in such Lender’s Administrative Questionnaire; and thereafter, such other office of such Lender as such Lender may from time to time specify to the Administrative Agent and the Borrowers as the office of such Lender at which the LIBOR Rate Loans of such Lender are to be made.

“LIBOR Rate” shall mean a rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) determined by the Administrative Agent pursuant to the following formula:

LIBOR Rate = LIBOR

1.0	- Eurodollar Reserve Percentage

“LIBOR Rate Loan” shall mean Loans the rate of interest applicable to which is based on the LIBOR Rate.

“LIBOR Tranche” shall mean the collective reference to LIBOR Rate Loans whose Interest Periods begin and end on the same day.

“Lien” shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, (a) any conditional sale or other title retention agreement and any Capital Lease having substantially the same economic effect as any of the foregoing and (b) the filing of, or the agreement to give, any UCC financing statement).

“Liquidity” shall mean the sum of Accessible Borrowing Availability plus unrestricted cash and Cash Equivalents on the Consolidated balance sheet of the Partnership.

“Loan” shall mean a Revolving Loan and/or a Swingline Loan, as appropriate.

“LOC Commitment” shall mean the commitment of the Issuing Lender to issue Letters of Credit and with respect to each Revolving Lender, the commitment of such Revolving Lender to purchase Participation Interests in the Letters of Credit up to such Lender’s Revolving Commitment Percentage of the LOC Committed Amount.

“LOC Committed Amount” shall have the meaning set forth in Section 2.3(a).

“LOC Documents” shall mean, with respect to each Letter of Credit, such Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or (b) any collateral for such obligations.

“LOC Obligations” shall mean, at any time, the sum of (a) the maximum amount which is, or at any time thereafter may become, available to be drawn under Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Letters of Credit plus (b) the aggregate amount of all drawings under Letters of Credit honored by the Issuing Lender but not theretofore reimbursed.

“London Banking Day” shall mean any day on which dealings in Dollar or Euro (as applicable) deposits are conducted by and between banks in the London interbank LIBOR market.

“Mandatory LOC Borrowing” shall have the meaning set forth in Section 2.3(e).

“Mandatory Swingline Borrowing” shall have the meaning set forth in Section 2.4(b)(ii).

“Master Lease” shall mean that certain Master Lease Agreement dated as of May 28, 2014, by and between the landlord(s) identified on Schedule 1 attached thereto and Lehigh Gas – Ohio, LLC.

“Material Acquisition” shall mean an Acquisition where the aggregate cash consideration (which shall include any deposits made in connection therewith) at closing of such Material Acquisition equals or exceeds $30,000,000.

“Material Adverse Effect” shall mean a material adverse effect on (a) the business, operations, property, assets, condition (financial or otherwise) or prospects of the Borrowers or of the Credit Parties and their Subsidiaries taken as a whole, (b) the ability of any Borrower or any Guarantor to perform its obligations, when such obligations are required to be performed, under this Agreement, any of the Notes or any other Credit Document or (c) the validity or enforceability of this Agreement, any of the Notes or any of the other Credit Documents, the Administrative Agent’s Liens (for the benefit of the Secured Parties) on the Collateral or the priority of such Liens or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

“Material Domestic Subsidiary” shall mean any Domestic Subsidiary of the Partnership that, together with its Subsidiaries, (a) generates more than 5% of Consolidated EBITDA on a Pro Forma Basis for the four (4) fiscal quarter period most recently ended or (b) owns more than 5% of the Consolidated Assets as of the last day of the most recently ended fiscal quarter of the Partnership; provided, however, that if at any time there are Domestic Subsidiaries which are not currently classified as “Material Domestic Subsidiaries” but which collectively (i) generate more than 10% of Consolidated EBITDA on a Pro Forma Basis or (ii) own more than 10% of the

Consolidated Assets as of the last day of the most recently ended fiscal quarter of the Partnership, then the Borrowers shall promptly designate one or more of such Domestic Subsidiaries as Material Domestic Subsidiaries and cause any such Domestic Subsidiaries to comply with the provisions of Section 5.10 such that, after such Domestic Subsidiaries become Guarantors hereunder, the Domestic Subsidiaries that are not Guarantors shall (iii) generate less than 10% of Consolidated EBITDA and (iv) own less than 10% of the Consolidated Assets.

“Materials of Environmental Concern” shall mean any gasoline or petroleum (including crude oil or any extraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, perchlorate, polychlorinated biphenyls and urea-formaldehyde insulation.

“Minor Acquisition” shall mean an Acquisition where the aggregate cash consideration (which shall include any deposits made in connection therewith) at closing of such Minor Acquisition is less than $30,000,000.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Mortgage Instrument” shall mean any mortgage, deed of trust or deed to secure debt either (i) executed by a Credit Party in favor of the Administrative Agent, for the benefit of the Secured Parties, or (ii) assigned to the Administrative Agent, for the benefit of the Secured Parties, as the same may be amended, modified, extended, restated, replaced, or supplemented from time to time (it being agreed that no leasehold deeds of trust, leasehold trust deeds, leasehold deeds to secure debt or leasehold mortgages shall be required under this Agreement).

“Mortgaged Property” shall mean any owned real property of a Credit Party and its Subsidiaries listed on Schedule 3.16(f)(i)(A) and any other owned real property of a Credit Party and its Subsidiaries that is or will become encumbered by a Mortgage Instrument in favor of the Administrative Agent in accordance with the terms of this Agreement; provided that, as of the Closing Date, the real property located in flood zones and listed on Schedule 3.16(f)(i)(B) shall not constitute Mortgaged Property~~.~~; provided, further, that as of the Fifth Amendment Effective Date, the real property listed on Schedule 3.16(f)(i)(A), attached as Annex C to the Fifth Amendment, shall constitute a complete and accurate list of all Mortgage Property.

“Multiemployer Plan” shall mean a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“New Jersey Subsidiaries” shall mean those certain Subsidiaries of the Credit Parties listed on Schedule 1.1(e) hereto which own real property in the State of New Jersey.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all affected Lenders in accordance with the terms of Section 9.1 and (b) has been approved by the Required Lenders.

“Non-Defaulting Lender’ shall mean, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Extension Notice Date” shall have the meaning set forth in Section 2.3(k).

“Note” or “Notes” shall mean the Revolving Loan Notes and/or the Swingline Loan Note, collectively, separately or individually, as appropriate.

“Notice of Borrowing” shall mean a request for a Revolving Loan borrowing pursuant to Section 2.1(b)(i) or a request for a Swingline Loan borrowing pursuant to Section 2.4(b)(i), as appropriate.  A Form of Notice of Borrowing is attached as Exhibit 1.1(d).

“Notice of Conversion/Extension” shall mean the written notice of conversion of a LIBOR Rate Loan to an Alternate Base Rate Loan or an Alternate Base Rate Loan to a LIBOR Rate Loan, or extension of a LIBOR Rate Loan, in each case substantially in the form of Exhibit 1.1(e).

“NPL” means the National Priorities List under CERCLA.

“Obligations” shall mean, collectively, all of the obligations, Indebtedness and liabilities of the Credit Parties owing to the Lenders (including the Issuing Lender) and the Administrative Agent, whenever arising, under this Agreement, the Notes or any of the other Credit Documents, including principal, interest, fees, costs, charges, expenses, professional fees, reimbursements, all sums chargeable to the Credit Parties or for which any Credit Party is liable as an indemnitor and whether or not evidenced by a note or other instrument and indemnification obligations and other amounts (including, but not limited to, any interest accruing after the occurrence of a filing of a petition of bankruptcy under the Bankruptcy Code with respect to any Credit Party, regardless of whether such interest is an allowed claim under the Bankruptcy Code).  In no event shall the Obligations include any Excluded Swap Obligations.

“OFAC” shall mean the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Omnibus Agreement” shall mean that certain Omnibus Agreement, dated as of October 30, 2012, by and among the Partnership, the General Partner, Lehigh Gas Corporation, Lehigh Gas – Ohio, LLC and Joseph V. Topper, Jr., as amended and restated by that certain Amended and Restated Omnibus Agreement by and among the Partnership, the General Partner, Lehigh Gas Corporation, CST Services, LLC, Lehigh Gas – Ohio, LLC and Joseph V. Topper, Jr., as may be amended, modified, supplemented, restated or replaced.

“Operating Lease” shall mean, as applied to any Person, any lease (including, without limitation, leases which may be terminated by the lessee at any time) of any property (whether real, personal or mixed) which is not a Capital Lease other than any such lease in which that Person is the lessor.

“Other Connection Taxes” shall mean, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in any Loan or Credit Document).

“Other Taxes” shall mean all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Credit Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19).

“Participant” has the meaning assigned to such term in clause (d) of Section 9.6.

“Participant Register” has the meaning specified in clause (d) of  Section 9.6.

“Participation Interest” shall mean a participation interest purchased by a Revolving Lender in LOC Obligations as provided in Section 2.3(c) and in Swingline Loans as provided in Section 2.4.

“Partnership Agreement” shall mean that certain First Amended and Restated Agreement of Limited Partnership of the Partnership dated October 30, 2012, as the same may be amended, restated, modified and/or supplemented from time to time in accordance with this Agreement.

“Patent Licenses” shall mean any agreement, whether written or oral, providing for the grant by or to a Person of any right to manufacture, use or sell any invention covered by a Patent.

“Patents” shall mean (a) all letters patent of the United States or any other country, now existing or hereafter arising, and all improvement patents, reissues, reexaminations, patents of additions, renewals and extensions thereof and (b) all applications for letters patent of the United States or any other country and all provisionals, divisions, continuations and continuations-in-part and substitutes thereof.

“Patriot Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)), as amended or modified from time to time.

“Payment Event of Default” shall mean an Event of Default specified in Section 7.1(a).

“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

“Permitted Acquisition” shall mean an Acquisition that is a type of business (or assets used in a type of business) permitted to be engaged in by the Credit Parties and their Subsidiaries pursuant to Section 6.3, in each case so long as:

(i)no Default or Event of Default shall then exist or would exist immediately after giving effect thereto;

(ii)with respect to (i) any Material Acquisition and (ii) any Minor Acquisition where the aggregate cash consideration at closing of such Minor Acquisition exceeds $3,000,000 and such Minor Acquisition is consummated in the same fiscal year where the aggregate consideration paid in connection with all other Minor Acquisitions previously consummated during such fiscal year exceeds $75,000,000, the Credit Parties shall demonstrate to the reasonable satisfaction of the Administrative Agent that, after giving effect to the acquisition on a Pro Forma Basis, the Credit Parties are in compliance with each of the financial covenants set forth in Section 5.9;

(iii)the Administrative Agent, on behalf of the Secured Parties, shall have received (or shall receive in connection with the closing of such acquisition) a first priority perfected security interest in all property (including, without limitation, Equity Interests) acquired with respect to the Target in accordance with the terms of, and within the timeframes required by, Sections 5.10 and 5.12 and the Target, if a Person, shall execute a Joinder Agreement in accordance with the terms of, and within the timeframes required by, Section 5.10;

(iv)the Administrative Agent and the Lenders shall have received (A)  a description of the material terms of such acquisition, (B) in each case, to the extent available, most recently available audited financial statements or management-prepared financial statements of the Target for its two most recent fiscal years and for any fiscal quarters ended within the fiscal year to date, (C) Consolidated projected income statements of the Credit Parties and their Subsidiaries (giving effect to such acquisition), and (D) not less than five (5) Business Days prior to the consummation of any Permitted Acquisition subject to the reporting requirements of (ii) above, a certificate substantially in the form of Exhibit 1.1(f), executed by an Authorized Officer of the Borrowers certifying that such Permitted Acquisition complies with the requirements of this Agreement; provided, however, that the requirements of the foregoing clauses (C) and (D) shall only be required with respect to a Material Acquisition; provided further, that the Administrative Agent may waive any of the foregoing requirements in its sole discretion;

(v)[Intentionally Omitted];

(vi)such acquisition shall not be a “hostile” acquisition and shall have been approved by the Board of Directors (or equivalent) and/or shareholders (or equivalent) of the applicable Credit Party and the Target; and

(vii)with respect to (i) any Material Acquisition and (ii) any Minor Acquisition where the aggregate cash consideration at closing of such Minor Acquisition exceeds $3,000,000 and such Minor Acquisition is consummated in the same fiscal year where the aggregate consideration paid in connection with all other Minor Acquisitions previously consummated during such fiscal year exceeds $75,000,000, after giving effect to such acquisition, there shall be at least $20,000,000 of Liquidity.

“Permitted Investments” shall have the meaning set forth in Section 6.5.

“Permitted Liens” shall have the meaning set forth in Section 6.2.

“Permitted Like-Kind Exchange” means an exchange of property, by any Credit Party with another Person, arrangements for which have been made prior to the Disposition of such Credit Party’s property subject to such exchange, which exchange is permitted under, and made in accordance with, Section 1031 of the Code; provided that (a) no exchange, relinquished property, proceeds assignment or similar agreement initiating a new exchange shall be made following the occurrence and during the continuance of any Event of Default or if an Event of Default would be caused as a consequence thereof; and further provided that like-kind exchange transactions for which any exchange, relinquished property, proceeds assignment or similar agreement has been executed prior to the occurrence of an Event of Default may proceed to consummation in accordance with the terms of such agreement(s) notwithstanding the occurrence of any Event of Default, and (b) the qualified intermediary with respect to such exchange, any security or guarantee given to secure any assets held by such qualified intermediary is a Lender or an Affiliate thereof and all other aspects of the exchange have been approved by the Administrative Agent, in its reasonable discretion.

“Person” shall mean any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” shall mean, as of any date of determination, any employee benefit plan which is covered by Title IV of ERISA and in respect of which any Credit Party or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Pledge Agreement” shall mean the Third Amended and Restated Pledge Agreement dated as of the Closing Date executed by the Credit Parties in favor of the Administrative Agent, for the benefit of the Secured Parties, as the same may from time to time be amended, modified, extended, restated, replaced, or supplemented from time to time in accordance with the terms hereof and thereof.

“Previous Credit Agreement” shall mean that certain Second Amended and Restated Credit Agreement dated as of October 30, 2012 by and among the Partnership, the lenders named therein, KeyBank, as Administrative Agent for the Lenders, as Collateral Agent, as L/C Issuer,

as Joint Lead Arranger and as Joint Book Runner, Citizens Bank as Joint Lead Arranger and Joint Book Runner and Citizens Bank of Pennsylvania as Syndication Agent, as amended.

“Prime Rate” shall have the meaning set forth in the definition of Alternate Base Rate.

“Pro Forma Basis” shall mean, with respect to any transaction, that such transaction shall be deemed to have occurred as of the first day of the four-quarter period (or twelve month period, as applicable) ending as of the most recent quarter end (or month end, as applicable) preceding the date of such transaction for which financial statement information is available.

“Properties” shall have the meaning set forth in Section 3.10(a).

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Guarantor that has total assets exceeding $10,000,000 at the time such Swap Obligation is incurred or such other person as constitutes an ECP under the Commodity Exchange Act or any regulations promulgated thereunder.

“Qualified Senior Notes” shall mean unsecured Indebtedness for borrowed money of, or in respect of, a private placement or public sale of notes by any Borrower or any Credit Party, and any unsecured guarantees thereof by any Credit Party; provided, however, that (i) such Indebtedness shall not have the benefit of any letter of credit or other credit support (other than such unsecured guarantees from any Credit Party), (ii) such Indebtedness shall have no portion of its principal amount scheduled to be due and payable prior to the first anniversary of the Revolver Maturity Date, (iii) such Indebtedness shall have the benefit of no financial maintenance covenants that are more restrictive than, or that conflict with, those set forth in Section 5.9 of this Agreement and (iv) no covenant benefiting such Indebtedness shall restrict any Borrower or any Credit Party from incurring $~~550,000,000~~650,000,000 of Indebtedness under this Agreement plus the proceeds of any Incremental Facility incurred pursuant to Section 2.22 hereof; provided, further, that both before and after giving effect to the incurrence of such Indebtedness and the application of any of the proceeds thereof on the issuance date no Default or Event of Default exists or would exist and, on a pro forma basis, the Borrowers shall be in compliance with the financial covenants set forth in Section 5.9 of this Agreement.

“RBS Fee Letter” shall mean that certain letter agreement dated January 28, 2014, addressed to the Partnership from Citizens and Citizens Bank, as amended, modified, extended, restated, replaced, or supplemented from time to time.

“Real Estate” shall have the meaning set forth in Section 5.12(c).

“Recipient” shall mean (a) the Administrative Agent, (b) any Lender and (c) any Issuing Lender, as applicable.

“Recovery Event” shall mean the receipt by any Credit Party or its Subsidiaries of any cash insurance proceeds or condemnation award payable by reason of theft, loss, physical destruction or damage, taking or similar event with respect to any of their respective property or assets.

“Register” shall have the meaning set forth in Section 9.6(c).

“Reimbursement Obligation” shall mean the obligation of each Borrower, or any other Credit Party, as the case may be, to reimburse the Issuing Lender pursuant to Section 2.3(d) for amounts drawn under Letters of Credit.

“Related Parties” shall mean, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.

“Reorganization” shall mean, with respect to any Multiemployer Plan, the condition that such Plan is in reorganization within the meaning of such term as used in Section 4241 of ERISA.

“Replacement Parcel” shall have the meaning set forth in Section 6.4(a)(xix).

“Reportable Event” shall mean any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty-day notice period is waived under PBGC Reg. §4043.

“Repurchase Options” shall mean the right to repurchase one or more of the Mortgaged Properties pursuant to a recorded instrument (or a memorandum thereof) encumbering the applicable Mortgaged Property.

“Required Lenders” shall mean, as of any date of determination, Lenders holding at least a majority of (a) the outstanding Revolving Commitments or (b) if the Revolving Commitments have been terminated, the outstanding Loans and Participation Interests; provided, however, that if any Lender shall be a Defaulting Lender at such time, then there shall be excluded from the determination of Required Lenders, Obligations (including Participation Interests) owing to such Defaulting Lender and such Defaulting Lender’s Commitments.

“Requirement of Law” shall mean, as to any Person, (a) the articles or certificate of incorporation, by-laws or other organizational or governing documents of such Person, and (b) all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes, executive orders, and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority (in each case whether or not having the force of law); in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” shall mean, the chief executive officer, president, chief financial officer, treasurer, controller, secretary, assistant secretary or manager of a Credit Party, or in the case of any Credit Party which is a partnership, the chief executive officer, president, chief financial officer, treasurer, controller, secretary, assistant secretary or manager of the general partner of such Credit Party.  Any document delivered hereunder that is signed by a Responsible Officer of a Credit Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Credit Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Credit Party.

“Restricted Payment” shall mean (a) any dividend or other distribution, direct or indirect, on account of any shares (or equivalent) of any class of Equity Interests of any Credit Party or any of its Subsidiaries, now or hereafter outstanding, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares (or equivalent) of any class of Equity Interests of any Credit Party or any of its Subsidiaries, now or hereafter outstanding, (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Equity Interests of any Credit Party or any of its Subsidiaries, now or hereafter outstanding or (d) any payment or prepayment of principal of, premium, if any, or interest on, redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Subordinated Debt of any Credit Party or any of its Subsidiaries.

“Revolver Maturity Date” shall mean ~~the date that is five (5) years following the Closing Date~~April 25, 2020; provided, however, if such date is not a Business Day, the Revolver Maturity Date shall be the next preceding Business Day.

“Revolving Commitment” shall mean, with respect to each Revolving Lender, the commitment of such Revolving Lender to make Revolving Loans in an aggregate principal amount at any time outstanding up to an amount equal to such Revolving Lender’s Revolving Commitment Percentage of the Revolving Committed Amount as specified on Schedule 1.1(d).

“Revolving Commitment Percentage” shall mean, for each Lender, the percentage identified as its Revolving Commitment Percentage on Schedule 1.1(d) or in the Assignment and Assumption pursuant to which such Lender became a Lender hereunder, as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 9.6(b).

“Revolving Committed Amount” shall have the meaning set forth in Section 2.1(a).

“Revolving Credit Exposure” shall mean, as to any Revolving Lender at any time, the aggregate principal amount at such time of its outstanding Revolving Loans and such Revolving Lender’s participation in LOC Obligations and Swingline Loans at such time.

“Revolving Facility” shall have the meaning set forth in Section 2.1(a).

“Revolving Facility Increase” shall have the meaning set forth in Section 2.22(a)(i).

“Revolving Lender” shall mean, as of any date of determination, a Lender holding a Revolving Commitment, a Revolving Loan or a Participation Interest on such date.

“Revolving Loan” shall have the meaning set forth in Section 2.1(a).

“Revolving Loan Note” or “Revolving Loan Notes” shall mean the promissory notes of the Borrowers provided pursuant to Section 2.1(e) in favor of any of the Revolving Lenders evidencing the Revolving Loan provided by any such Revolving Lender pursuant to Section 2.1(a), individually or collectively, as appropriate, as such promissory notes may be amended, modified, extended, restated, replaced, or supplemented from time to time.

“ROFR” means a right of first refusal to purchase or a right of first offer to purchase one or more of the Mortgaged Properties pursuant to a recorded instrument (or a memorandum thereof) encumbering the applicable Mortgaged Property.

“ROFR Statute” means any statute, law or similar regulation imposed by any Governmental Authority pursuant to which any seller or transferor of real property which is a franchisor or similar Person is required by such statute, law or regulation to offer to an existing franchisee or similar Person which operates such real property under a lease, sublease or other grant of authority the right of first refusal or bona fide offer to purchase such real property, including N.J.S.A. §  56:10-6.1.

“S&P” shall mean Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc.

“Sale Leaseback” shall have the meaning set forth in Section 6.12.

“Sanctions” shall mean economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by OFAC or the U.S. Department of State.

“Sanctioned Entity” shall mean, at any time, (a) a country or a government of a country, (b) an agency of the government of a country, (c) an organization directly or indirectly controlled by a country or its government, or (d) a person or entity resident in or determined to be resident in a country, that is itself the subject or target of any Sanctions.

“Sanctioned Person” shall mean at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC or the U.S. Department of State, (b) any Person operating, organized or resident in a country or territory which is itself the subject or target of any Sanctions or (c) any Person owned or controlled by any such Person or Persons.

“Sarbanes‑Oxley” shall mean the Sarbanes‑Oxley Act of 2002.

“SEC” shall mean the Securities and Exchange Commission or any successor Governmental Authority.

“Second Amendment Effective Date” shall mean September 30, 2014.

“Secured Parties” shall mean the Administrative Agent, the Lenders and the Bank Product Providers.

“Securities Account Control Agreement” shall mean an agreement, among a Credit Party, a securities intermediary, and the Administrative Agent, which agreement is in a form acceptable to the Administrative Agent and which provides the Administrative Agent with “control” (as such term is used in Articles 8 and 9 of the UCC) over the securities account(s) described therein, as the same may be as amended, modified, extended, restated, replaced, or supplemented from time to time.

“Securities Act” shall mean the Securities Act of 1933, together with any amendment thereto or replacement thereof and any rules or regulations promulgated thereunder.

“Securities Laws” shall mean the Securities Act, the Exchange Act, Sarbanes-Oxley and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or the Public Company Accounting Oversight Board, as each of the foregoing may be amended and in effect on any applicable date hereunder.

“Security Agreement” shall mean the Third Amended and Restated Security Agreement dated as of the Closing Date executed by the Credit Parties in favor of the Administrative Agent, for the benefit of the Secured Parties, as amended, modified, extended, restated, replaced, or supplemented from time to time in accordance with its terms.

“Security Documents” shall mean the Security Agreement, the Pledge Agreement, any Deposit Account Control Agreement, any Securities Account Control Agreement, the Mortgage Instruments and all other agreements, documents and instruments relating to, arising out of, or in any way connected with any of the foregoing documents or granting to the Administrative Agent, for the benefit of the Secured Parties, Liens or security interests to secure, inter alia, the Credit Party Obligations whether now or hereafter executed and/or filed, each as may be amended from time to time in accordance with the terms hereof, executed and delivered in connection with the granting, attachment and perfection of the Administrative Agent’s security interests and liens arising thereunder, including, without limitation, UCC financing statements.

“Senior Funded Debt” shall mean, as of any date of determination for the Credit Parties and their Subsidiaries, all Funded Debt (including, without limitation, Extensions of Credit hereunder) that is both (x) secured by a Lien and (y) is not expressly subordinated to the Obligations.

“Senior Leverage Ratio” shall mean, as of any date of determination, for the Credit Parties and their Subsidiaries on a Consolidated basis, the ratio of (i) Senior Funded Debt on such date minus unrestricted cash and Cash Equivalents in an aggregate amount not to exceed $5,000,000 held by the Credit Parties on such date and determined on a consolidated basis in accordance with GAAP to (ii) Consolidated EBITDA for the four (4) consecutive fiscal quarters ending on such date.

“Services” shall have the meaning set forth in the first paragraph of this Agreement.

“Single Employer Plan” shall mean any Plan that is not a Multiemployer Plan.

“State Oil Real Estate” shall mean all Real Estate identified on Schedule 1.1(f).

“Subordinated Debt” shall mean any Indebtedness incurred by any Credit Party which by its terms is specifically subordinated in right of payment to the prior payment of the Credit Party Obligations and contains subordination and other terms acceptable to the Administrative Agent.

“Subsidiary” shall mean, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, limited liability company, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.  Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of either of the Borrowers.  Notwithstanding anything to the contrary set forth in this Agreement, so long as the Partnership or any other Credit Party does not own any general partnership interests in a FuelCo or have the direct or indirect Control of the management of a FuelCo, such FuelCo shall not be deemed to be a Subsidiary for purposes of this Agreement.

“Swap Obligations” means, with respect to any Guarantor, an obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of § 1a(47) of the Commodity Exchange Act.

“Swingline Commitment” shall mean the commitment of the Swingline Lender to make Swingline Loans in an aggregate principal amount at any time outstanding up to the Swingline Committed Amount, and the commitment of the Revolving Lenders to purchase participation interests in the Swingline Loans as provided in Section 2.4(b)(ii), as such amounts may be reduced from time to time in accordance with the provisions hereof.

“Swingline Committed Amount” shall mean the amount of the Swingline Lender’s Swingline Commitment as specified in Section 2.4(a).

“Swingline Lender” shall mean Citizens and any successor swingline lender.

“Swingline Loan” shall have the meaning set forth in Section 2.4(a).

“Swingline Loan Note” shall mean the promissory note of the Borrowers in favor of the Swingline Lender evidencing the Swingline Loans provided pursuant to Section 2.4(d), as such promissory note may be amended, modified, extended, restated, replaced, or supplemented from time to time.

“Syndication Agents” shall mean KeyBank and Wells Fargo Bank, National Association.

“Target” shall have the meaning set forth in the definition of “Permitted Acquisition”.

“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Total Leverage Ratio” shall mean, as of any date of determination, for the Credit Parties and their Subsidiaries on a Consolidated basis, the ratio of (a) Consolidated Funded Debt on such date minus unrestricted cash and Cash Equivalents in an aggregate amount not to exceed $5,000,000 held by the Credit Parties on such date and determined on a consolidated basis in accordance with GAAP to (b) Consolidated EBITDA for the four (4) consecutive quarters ending on such date.

“Trademark License” shall mean any agreement, whether written or oral, providing for the grant by or to a Person of any right to use any Trademark.

“Trademarks” shall mean (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, service marks, elements of package or trade dress of goods or services, logos and other source or business identifiers, together with the goodwill associated therewith, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof and (b) all renewals thereof.

“Tranche” shall mean the collective reference to (a) LIBOR Rate Loans whose Interest Periods begin and end on the same day and (b) Alternate Base Rate Loans made on the same day.

“Transactions” shall mean the closing of this Agreement and the other Credit Documents and the other transactions contemplated hereby and pursuant to the other Credit Documents (including, without limitation, the initial borrowings under the Credit Documents and the payment of fees and expenses in connection with all of the foregoing).

“Type” shall mean, as to any Loan, its nature as an Alternate Base Rate Loan or LIBOR Rate Loan, as the case may be.

“UCC” shall mean the Uniform Commercial Code from time to time in effect in any applicable jurisdiction.

“U.S. Borrower” shall mean any Borrower that is a U.S. Person.

“U.S. Person” shall mean any Person that is a “United States Person” as defined in section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in paragraph (g) of Section 2.16.

“Use Restrictions” shall mean restrictions to use one or more of the Mortgaged Properties in a particular way pursuant to a recorded instrument (or a memorandum thereof) encumbering the applicable Mortgaged Property.

“Voting Stock” shall mean, with respect to any Person, Equity Interests issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote may be or have been suspended by the happening of such a contingency.

“Wells Fargo Fee Letter” shall mean that certain letter agreement dated January 28, 2014, addressed to the Partnership from Wells Fargo Securities, LLC, as amended, modified, extended, restated, replaced, or supplemented from time to time.

“Withholding Agent” shall mean any Credit Party and the Administrative Agent.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

“Works” shall mean all works which are subject to copyright protection pursuant to Title 17 of the United States Code.

Section 1.2Other Definitional Provisions.

The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented, amended and restated or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (g) all terms defined in this Agreement shall have the defined meanings when used in any other Credit Document or any certificate or other document made or delivered pursuant hereto.

Section 1.3Accounting Terms.

(a)Generally.  All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the most recently delivered audited Consolidated financial statements of the Partnership, except as otherwise specifically prescribed herein.

(b)Changes in GAAP.  If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Credit Document, and either the Borrowers or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrowers shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Partnership shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.  Notwithstanding anything to the contrary in this Agreement or any other Credit Document, for purposes of calculations made pursuant to the terms of this Agreement or any other Credit Document, GAAP will be deemed to treat leases that would have been classified as Operating Leases in accordance with generally accepted accounting principles in the United States of America as in effect on December 31, 2015 in a manner consistent with the treatment of such leases under generally accepted accounting principles in the United States of America as in effect on December 31, 2015, notwithstanding any modifications or interpretive changes thereto that may occur thereafter.

(c)Financial Covenant Calculations.  The parties hereto acknowledge and agree that, for purposes of all calculations made in determining compliance for any applicable period with the financial covenants set forth in Section 5.9 and for purposes of determining the Applicable Margin, (i) after consummation of any Permitted Acquisition, (A) income statement items and other balance sheet items (whether positive or negative) attributable to the Target acquired in such transaction shall be included in such calculations to the extent relating to such applicable period (including by adding any cost saving synergies associated with such Permitted Acquisition in a manner reasonably satisfactory to the Administrative Agent), subject to adjustments mutually acceptable to the Borrowers and the Administrative Agent and (B) Indebtedness of a Target which is retired in connection with a Permitted Acquisition shall be excluded from such calculations and deemed to have been retired as of the first day of such applicable period and (ii) after any Disposition permitted by Section 6.4(a)(vi), (A) income statement items, cash flow statement items and balance sheet items (whether positive or negative) attributable to the property or assets disposed of shall be excluded in such calculations to the extent relating to such applicable period, subject to adjustments mutually acceptable to the Borrowers and the Administrative Agent and (B) Indebtedness that is repaid with the proceeds of such Disposition shall be excluded from such calculations and deemed to have been repaid as of the first day of such applicable period.

Section 1.4Time References.

Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

Section 1.5Execution of Documents.

Unless otherwise specified, all Credit Documents and all other certificates executed in connection therewith must be signed by an Authorized Officer.

article II

THE LOANS; AMOUNT AND TERMS

Section 2.1Revolving Loans.

(a)Revolving Commitment.  During the Commitment Period, subject to the terms and conditions hereof, each Revolving Lender severally, but not jointly, agrees to make revolving credit loans in Dollars (“Revolving Loans”) to the Borrowers from time to time in an aggregate principal amount of up to ~~FIVE~~SIX HUNDRED FIFTY MILLION DOLLARS ($~~550,000,000~~650,000,000) (as increased from time to time as provided in Section 2.22(a) and as such aggregate maximum amount may be reduced from time to time as provided in Section 2.6, the “Revolving Committed Amount”) for the purposes hereinafter set forth (such facility, the “Revolving Facility”); provided, however, that (i) with regard to each Revolving Lender individually, the sum of such Revolving Lender’s Revolving Commitment Percentage of the aggregate principal amount of outstanding Revolving Loans plus such Revolving Lender’s Revolving Commitment Percentage of outstanding Swingline Loans plus such Revolving Lender’s Revolving Commitment Percentage of outstanding LOC Obligations shall not exceed such Revolving Lender’s Revolving Commitment and (ii) with regard to the Revolving Lenders collectively, the sum of the aggregate principal amount of outstanding Revolving Loans plus outstanding Swingline Loans plus outstanding LOC Obligations shall not exceed the Revolving Committed Amount then in effect.  Revolving Loans may consist of Alternate Base Rate Loans or LIBOR Rate Loans, or a combination thereof, as the Borrowers may request, and may be repaid and reborrowed in accordance with the provisions hereof; provided, however, the Revolving Loans made on the Closing Date or any of the three (3) Business Days following the Closing Date, may only consist of Alternate Base Rate Loans unless the Borrowers deliver a funding indemnity letter, substantially in the form of Exhibit 2.1(a), reasonably acceptable to the Administrative Agent not less than three (3) Business Days prior to the Closing Date.  LIBOR Rate Loans shall be made by each Revolving Lender at its LIBOR Lending Office and Alternate Base Rate Loans at its Domestic Lending Office.

(b)Revolving Loan Borrowings.

(i)Notice of Borrowing.  The Partnership shall request a Revolving Loan borrowing by delivering a written Notice of Borrowing (or telephone notice promptly confirmed in writing by delivery of a written Notice of Borrowing, which delivery may be by fax) to the Administrative Agent not later than 11:00 A.M. on the Business Day prior to the date of the requested borrowing in the case of Alternate Base Rate Loans, and on the third (3rd) Business Day prior to the date of the requested borrowing in the case of LIBOR Rate Loans.  Each such Notice of Borrowing shall be irrevocable and shall specify (A) that a Revolving Loan is requested, (B) the date of the requested borrowing (which shall be a Business Day), (C) the aggregate principal amount to be borrowed, (D) whether the borrowing shall be comprised of Alternate Base Rate Loans, LIBOR Rate Loans or a combination thereof, and if LIBOR Rate Loans are requested, the Interest Period(s) therefor and (E) which Borrower is requesting such borrowing.  If the Partnership shall fail to specify in any such Notice of Borrowing (1) an applicable Interest Period in the case of a LIBOR Rate Loan, then such notice shall be deemed to be a request for an Interest Period of one month, or (2) the Type of Revolving Loan requested, then such notice shall be deemed to be a request for an Alternate Base Rate Loan hereunder.  The Administrative Agent shall give notice to each Revolving Lender promptly upon receipt of each Notice of Borrowing, the contents thereof and each such Revolving Lender’s share thereof.

(ii)Minimum Amounts.  Each Revolving Loan that is made as an Alternate Base Rate Loan shall be in a minimum aggregate amount of $500,000 and in integral multiples of $100,000 in excess thereof (or the remaining amount of the Revolving Committed Amount, if less).  Each Revolving Loan that is made as a LIBOR Rate Loan shall be in a minimum aggregate amount of $500,000 and in integral multiples of $100,000 in excess thereof (or the remaining amount of the Revolving Committed Amount, if less).

(iii)Advances.  Each Revolving Lender will make its Revolving Commitment Percentage of each Revolving Loan borrowing available to the Administrative Agent for the account of the Partnership at the office of the Administrative Agent specified in Section 9.2, or at such other office as the Administrative Agent may designate in writing, by 1:00 P.M. on the date specified in the applicable Notice of Borrowing, in Dollars and in funds immediately available to the Administrative Agent.  Such borrowing will then be made available to the Borrowers by the Administrative Agent by crediting the account of the Borrowers on the books of such office (or such other account that the Borrowers may designate in writing to the Administrative Agent) with the aggregate of the amounts made available to the Administrative Agent by the Revolving Lenders and in like funds as received by the Administrative Agent.

(c)Repayment.  Subject to the terms of this Agreement, Revolving Loans may be borrowed, repaid and reborrowed during the Commitment Period, subject to Section 2.7(a).  The principal amount of all Revolving Loans shall be due and payable in full on the Revolver Maturity Date,   unless accelerated sooner pursuant to Section 7.2.

(d)Interest.  Subject to the provisions of Section 2.8, Revolving Loans shall bear interest as follows:

(i)Alternate Base Rate Loans.  During such periods as any Revolving Loans shall be comprised of Alternate Base Rate Loans, each such Alternate Base Rate Loan shall bear interest at a per annum rate equal to the sum of the Alternate Base Rate plus the Applicable Margin; and

(ii)LIBOR Rate Loans.  During such periods as Revolving Loans shall be comprised of LIBOR Rate Loans, each such LIBOR Rate Loan shall bear interest at a per annum rate equal to the sum of the LIBOR Rate plus the Applicable Margin.

Interest on Revolving Loans shall be payable in arrears on each Interest Payment Date.

(e)Revolving Loan Notes; Covenant to Pay.  The Borrowers’ joint and several obligation to pay each Revolving Lender shall be evidenced by this Agreement and, upon such Revolving Lender’s request, by a duly executed promissory note of the Borrowers to such Revolving Lender in substantially the form of Exhibit 2.1(e).  The Borrowers jointly and severally covenant and agree to pay the Revolving Loans in accordance with the terms of this Agreement.

Section 2.2[Intentionally Omitted].

Section 2.3Letter of Credit Subfacility.

(a)Issuance.  Subject to the terms and conditions hereof and of the LOC Documents, if any, and any other terms and conditions which the Issuing Lender may reasonably require, during the Commitment Period the Issuing Lender shall issue, and the Revolving Lenders shall participate in, standby Letters of Credit for the account of the Borrowers from time to time upon request in a form acceptable to the Issuing Lender; provided, however, that (i) the aggregate amount of LOC Obligations shall not at any time exceed FORTY-FIVE MILLION DOLLARS ($45,000,000) (the “LOC Committed Amount”), (ii) the sum of the aggregate principal amount of outstanding Revolving Loans plus outstanding Swingline Loans plus outstanding LOC Obligations shall not at any time exceed the Revolving Committed Amount then in effect, (iii) all Letters of Credit shall be denominated in Dollars and (iv) Letters of Credit shall be issued for any lawful business purposes and shall be issued as standby letters of credit, including in connection with workers’ compensation and other insurance programs.  Except as otherwise permitted in Section 2.3(k) or as expressly agreed in writing upon by all the Revolving Lenders, no Letter of Credit shall have an original expiry date more than twelve (12) months from the date of issuance; provided, however, so long as no Default or Event of Default has occurred and is continuing and subject to the other terms and conditions to the issuance of Letters of Credit hereunder, the expiry dates of Letters of Credit may be extended annually or periodically from time to time on the request of the Borrowers or by operation of the terms of the applicable Letter of Credit to a date not more than twelve (12) months from the date of extension; provided, further, that no Letter of Credit, as originally issued or as extended, shall have an expiry date extending beyond the date that is thirty (30) days prior to the Revolver Maturity Date (the “Letter of Credit Expiration Date”).  Each Letter of Credit shall comply with the related LOC Documents.  The issuance and expiry date of each Letter of Credit shall be a Business Day.  Each Letter of Credit issued hereunder shall be in a minimum original face amount of $50,000 or such lesser amount as approved by the Issuing Lender.  The Borrowers’ Reimbursement Obligations in respect of each Existing Letter of Credit, and each Revolving Lender’s participation obligations in connection therewith, shall be governed by the terms of this Credit Agreement.  Citizens shall be the Issuing Lender on all Letters of Credit issued after the Closing Date.  The Existing Letters of Credit shall, as of the Closing Date, be deemed to have been issued as Letters of Credit hereunder and subject to and governed by the terms of this Agreement.

(b)Notice and Reports.  The request for the issuance of a Letter of Credit shall be submitted to the Issuing Lender at least two (2) Business Days prior to the requested date of issuance.  The Issuing Lender will promptly upon request provide to the Administrative Agent for dissemination to the Revolving Lenders a detailed report specifying the Letters of Credit which are then issued and outstanding and any activity with respect thereto which may have occurred since the date of any prior report, and including therein, among other things, the account party, the beneficiary, the face amount, expiry date as well as any payments or expirations which may have occurred.  The Issuing Lender will further provide to the Administrative Agent promptly upon request copies of the Letters of Credit.  The Issuing Lender will provide to the Administrative Agent promptly upon request a summary report of the nature and extent of LOC Obligations then outstanding.

(c)Participations.  Each Revolving Lender, (i) on the Closing Date with respect to each Existing Letter of Credit and (ii) upon issuance of a Letter of Credit, shall be deemed to have purchased without recourse a risk participation from the Issuing Lender in such Letter of Credit and the obligations arising thereunder and any Collateral relating thereto, in each case in an amount equal to its Revolving Commitment Percentage of the obligations under such Letter of Credit and shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and be obligated to pay to the Issuing Lender therefor and discharge when due, its Revolving Commitment Percentage of the obligations arising under such Letter of Credit; provided that any Person that becomes a Revolving Lender after the Closing Date shall be deemed to have purchased a Participation Interest in all outstanding Letters of Credit on the date it becomes a Lender hereunder and any Letter of Credit issued on or after such date, in each case in accordance with the foregoing terms.  Without limiting the scope and nature of each Revolving Lender’s participation in any Letter of Credit, to the extent that the Issuing Lender has not been reimbursed as required hereunder or under any LOC

Document, each such Revolving Lender shall pay to the Issuing Lender its Revolving Commitment Percentage of such unreimbursed drawing in same day funds pursuant to and in accordance with the provisions of subsection (d) hereof.  The obligation of each Revolving Lender to so reimburse the Issuing Lender shall be absolute and unconditional and shall not be affected by the occurrence of a Default, an Event of Default or any other occurrence or event.  Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrowers to reimburse the Issuing Lender under any Letter of Credit, together with interest as hereinafter provided.

(d)Reimbursement.  In the event of any drawing under any Letter of Credit, the Issuing Lender will promptly notify the Borrowers and the Administrative Agent.  The Borrowers shall reimburse the Issuing Lender on the day of drawing under any Letter of Credit if notified prior to 3:00 P.M. on a Business Day or, if after 3:00 P.M., on the following Business Day (either with the proceeds of a Revolving Loan obtained hereunder or otherwise) in same day funds as provided herein or in the LOC Documents.  If the Borrowers shall fail to reimburse the Issuing Lender as provided herein, the unreimbursed amount of such drawing shall automatically bear interest at a per annum rate equal to the Default Rate.  Unless the Borrowers shall immediately notify the Issuing Lender and the Administrative Agent of its intent to otherwise reimburse the Issuing Lender, the Borrowers shall be deemed to have requested a Mandatory LOC Borrowing in the amount of the drawing as provided in subsection (e) hereof, the proceeds of which will be used to satisfy the Reimbursement Obligations.  The Borrowers’ Reimbursement Obligations hereunder shall be absolute and unconditional under all circumstances irrespective of any rights of set-off, counterclaim or defense to payment the Borrowers may claim or have against the Issuing Lender, the Administrative Agent, the Lenders, the beneficiary of the Letter of Credit drawn upon or any other Person, including, without limitation, any defense based on any failure of the Borrowers to receive consideration or the legality, validity, regularity or unenforceability of the Letter of Credit.  The Administrative Agent will promptly notify the other Revolving Lenders of the amount of any unreimbursed drawing and each Revolving Lender shall promptly pay to the Administrative Agent for the account of the Issuing Lender, in Dollars and in immediately available funds, the amount of such Revolving Lender’s Revolving Commitment Percentage of such unreimbursed drawing.  Such payment shall be made on the Business Day such notice is received by such Revolving Lender from the Administrative Agent if such notice is received at or before 2:00 P.M., otherwise such payment shall be made at or before 12:00 P.M. on the Business Day next succeeding the Business Day such notice is received.  If such Revolving Lender does not pay such amount to the Administrative Agent for the account of the Issuing Lender in full upon such request, such Revolving Lender shall, on demand, pay to the Administrative Agent for the account of the Issuing Lender interest on the unpaid amount during the period from the date of such drawing until such Revolving Lender pays such amount to the Administrative Agent for the account of the Issuing Lender in full at a rate per annum equal to, if paid within two (2) Business Days of the date of drawing, the Federal Funds Effective Rate and thereafter at a rate equal to the Alternate Base Rate.  Each Revolving Lender’s obligation to make such payment to the Issuing Lender, and the right of the Issuing Lender to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and without regard to the termination of this Agreement or the Commitments hereunder, the existence of a Default or Event of Default or the acceleration of the Obligations hereunder and shall be made without any offset, abatement, withholding or reduction whatsoever.

(e)Repayment with Revolving Loans.  On any day on which the Borrowers shall have requested, or been deemed to have requested, a Revolving Loan to reimburse a drawing under a Letter of Credit, the Administrative Agent shall give notice to the Revolving Lenders that a Revolving Loan has been requested or deemed requested in connection with a drawing under a Letter of Credit, in which case a Revolving Loan borrowing comprised entirely of Alternate Base Rate Loans (each such borrowing, a “Mandatory LOC Borrowing”) shall be made (without giving effect to any termination of the Commitments pursuant to Section 7.2) pro rata based on each Revolving Lender’s respective Revolving Commitment Percentage (determined before giving effect to any termination of the Commitments pursuant to Section 7.2) and the proceeds thereof shall be paid directly to the Administrative Agent for the account of the Issuing Lender for application to the respective LOC Obligations.  Each Revolving Lender hereby irrevocably agrees to make such Revolving Loans on the day such notice is received by the Revolving Lenders from the Administrative Agent if such notice is received at or before 2:00 P.M., otherwise such payment shall be made at or before 12:00 P.M. on the Business Day next succeeding the day such notice is received, in each case notwithstanding (i) the amount of Mandatory LOC Borrowing may not comply with the minimum amount for borrowings of Revolving Loans otherwise required hereunder, (ii) whether any conditions specified in Section 4.2 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) failure for any such request or deemed request for Revolving Loan to be made by the time otherwise required in Section 2.1(b), (v) the date of such Mandatory LOC Borrowing, or (vi) any reduction in the Revolving Committed Amount after any such Letter of Credit may have been drawn upon.  In the event that any Mandatory LOC Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the occurrence of a Bankruptcy Event), then each such Revolving Lender hereby agrees that it shall forthwith fund its Participation Interests in the outstanding LOC Obligations on the Business Day such notice to fund is received by such Revolving Lender from the Administrative Agent if such notice is received at or before 2:00 P.M., otherwise such payment shall be made at or before 12:00 P.M. on the Business Day next succeeding the Business Day such notice is received; provided, further, that in the event any Lender shall fail to fund its Participation Interest as required herein, then the amount of such Revolving Lender’s unfunded Participation Interest therein shall automatically bear interest payable by such Revolving Lender to the Administrative Agent for the account of the Issuing Lender upon demand, at the rate equal to, if paid within two (2) Business Days of such date, the Federal Funds Effective Rate, and thereafter at a rate equal to the Alternate Base Rate.

(f)Modification, Extension.  The issuance of any supplement, modification, amendment, renewal, or extension to any Letter of Credit shall, for purposes hereof, be treated in all respects the same as the issuance of a new Letter of Credit hereunder.

(g)ISP98 and UCP.  Unless otherwise expressly agreed by the Issuing Lender and the Borrowers, when a Letter of Credit is issued, (i) the rules of the “International Standby Practices 1998,” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each standby Letter of Credit, and (ii) the rules of The Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance, shall apply to each documentary Letter of Credit.

(h)Conflict with LOC Documents.  In the event of any conflict between this Agreement and any LOC Document (including any letter of credit application and any LOC Documents relating to the Existing Letters of Credit), this Agreement shall control.

(i)Designation of Subsidiaries as Account Parties.  Notwithstanding anything to the contrary set forth in this Agreement, including, without limitation, Section 2.3(a), a Letter of Credit issued hereunder may contain a statement to the effect that such Letter of Credit is issued for the account of a Credit Party or a Subsidiary of any Borrower; provided that, notwithstanding such statement, the Borrowers shall be the actual account party for all purposes of this Agreement for such Letter of Credit and such statement shall not affect the Borrowers’ Reimbursement Obligations hereunder with respect to such Letter of Credit.

(j)Cash Collateral.  At any point in time in which there is a Defaulting Lender, the Issuing Lender may require the Borrowers to Cash Collateralize the LOC Obligations pursuant to Section 2.20.

(k)Auto-Extension Letter of Credit.  At the request of the Partnership in any notice delivered pursuant to Section 2.3(b), the Issuing Lender may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the Issuing Lender to prevent any such extension at least once in each twelve-month period (commencing with the date of the issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued.  Unless otherwise directed by the Issuing Lender, the Borrowers shall not be required to make a specific request to the Issuing Lender for any such extension.  Once an Auto-Extension Letter of Credit has been issued, the Revolving Lenders shall be deemed to have authorized (but may not require) the Issuing Lender to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the Issuing Lender shall not permit any such extension if (A) the Issuing Lender has determined that it would not be permitted, or would have no obligation at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.3(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Administrative

Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Revolving Lender or the Borrowers that one or more of the applicable conditions specified in Section 4.2 is not then satisfied, and in each such case directing the Issuing Lender not to permit such extension.

Section 2.4Swingline Loan Subfacility.

(a)Swingline Commitment.  During the Commitment Period, subject to the terms and conditions hereof, the Swingline Lender, in its individual capacity, may, in its discretion and in reliance upon the agreements of the other Lenders set forth in this Section, make certain revolving credit loans to the Borrowers (each a “Swingline Loan” and, collectively, the “Swingline Loans”) for the purposes hereinafter set forth; provided, however, (i) the aggregate principal amount of Swingline Loans outstanding at any time shall not exceed TWENTY-FIVE MILLION DOLLARS ($25,000,000) (the “Swingline Committed Amount”), and (ii) the sum of the aggregate principal amount of outstanding Revolving Loans plus outstanding Swingline Loans plus outstanding LOC Obligations shall not exceed the Revolving Committed Amount then in effect.  Swingline Loans hereunder may be repaid and reborrowed in accordance with the provisions hereof.

(b)Swingline Loan Borrowings.

(i)Notice of Borrowing and Disbursement.  To request a Swingline Loan, the Partnership shall notify the Administrative Agent and Swingline Lender by telephone (and shall subsequently confirm and deliver, by hand delivery, facsimile or (subject to compliance with below) e-mail, a duly completed and executed Notice of Borrowing to the Administrative Agent and the Swingline Lender), not later than 12:00 P.M. on the day of a proposed Swingline Loan.  Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and the amount of the requested Swingline Loan. The Swingline Lender shall make each Swingline Loan available to the Borrowers by means of a credit to the general deposit account of Borrowers with the Swingline Lender or otherwise to an account as directed by the Partnership in the applicable Borrowing Request by 3:00 p.m. on the requested date of such Swingline Loan.  The Borrowers shall not request a Swingline Loan if at the time of or immediately after giving effect to such request a Default has occurred and is continuing or would result therefrom.  Swingline Loans shall be made in minimum amounts of $100,000, shall bear interest at the Base Rate plus the Applicable Rate and shall be payable in full by the Borrowers upon demand of the Swingline Lender. Swingline Loan borrowings hereunder shall be made in minimum amounts of $100,000 (or the remaining available amount of the Swingline Committed Amount if less) and in integral amounts of $100,000 in excess thereof.

(ii)Repayment of Swingline Loans.  Each Swingline Loan borrowing shall be due and payable on the Revolver Maturity Date.  The Swingline Lender may, at any time, in its sole discretion, by written notice to the Borrowers and the Administrative Agent, demand repayment of its Swingline Loans by way of a

Revolving Loan borrowing, in which case the Borrowers shall be deemed to have requested a Revolving Loan borrowing comprised entirely of Alternate Base Rate Loans in the amount of such Swingline Loans; provided, however, that, in the following circumstances, any such demand shall also be deemed to have been given one Business Day prior to each of (A) the Revolver Maturity Date, (B) the occurrence of any Bankruptcy Event, (C) upon acceleration of the Obligations hereunder, whether on account of a Bankruptcy Event or any other Event of Default, and (D) the exercise of remedies in accordance with the provisions of Section 7.2 hereof (each such Revolving Loan borrowing made on account of any such deemed request therefor as provided herein being hereinafter referred to as “Mandatory Swingline Borrowing”).  Each Revolving Lender hereby irrevocably agrees to make such Revolving Loans promptly upon any such request or deemed request on account of each Mandatory Swingline Borrowing in the amount and in the manner specified in the preceding sentence on the date such notice is received by the Revolving Lenders from the Administrative Agent if such notice is received at or before 2:00 P.M., otherwise such payment shall be made at or before 12:00 P.M. on the Business Day next succeeding the date such notice is received notwithstanding (1) the amount of Mandatory Swingline Borrowing may not comply with the minimum amount for borrowings of Revolving Loans otherwise required hereunder, (2) whether any conditions specified in Section 4.2 are then satisfied, (3) whether a Default or an Event of Default then exists, (4) failure of any such request or deemed request for Revolving Loans to be made by the time otherwise required in Section 2.1(b)(i), (5) the date of such Mandatory Swingline Borrowing, or (6) any reduction in the Revolving Committed Amount or termination of the Revolving Commitments immediately prior to such Mandatory Swingline Borrowing or contemporaneously therewith.  In the event that any Mandatory Swingline Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code), then each Revolving Lender hereby agrees that it shall forthwith purchase (as of the date the Mandatory Swingline Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrowers on or after such date and prior to such purchase) from the Swingline Lender such Participation Interest in the outstanding Swingline Loans as shall be necessary to cause each such Revolving Lender to share in such Swingline Loans ratably based upon its respective Revolving Commitment Percentage (determined before giving effect to any termination of the Commitments pursuant to Section 7.2); provided that (x) all interest payable on the Swingline Loans shall be for the account of the Swingline Lender until the date as of which the respective Participation Interest is purchased, and (y) at the time any purchase of a Participation Interest pursuant to this sentence is actually made, the purchasing Revolving Lender shall be required to pay to the Swingline Lender interest on the principal amount of such Participation Interest purchased for each day from and including the day upon which the Mandatory Swingline Borrowing would otherwise have occurred to but excluding the date of payment for such Participation Interest, at the rate equal to, if paid within two (2) Business Days of the date of the Mandatory Swingline

Borrowing, the Federal Funds Effective Rate, and thereafter at a rate equal to the Alternate Base Rate.  The Borrowers shall have the right to repay the Swingline Loan in whole or in part from time to time in accordance with Section 2.7(a).

(c)Interest on Swingline Loans.  Subject to the provisions of Section 2.8, Swingline Loans shall bear interest at a per annum rate equal to the Alternate Base Rate plus the Applicable Margin for Revolving Loans that are Alternate Base Rate Loans.  Interest on Swingline Loans shall be payable in arrears on each Interest Payment Date.

(d)Swingline Loan Note; Covenant to Pay.  The Swingline Loans shall be evidenced by this Agreement and, upon request of the Swingline Lender, by a duly executed promissory note of the Borrowers in favor of the Swingline Lender in the original amount of the Swingline Committed Amount and substantially in the form of Exhibit 2.4(d).  The Borrowers jointly and severally covenant and agree to pay the Swingline Loans in accordance with the terms of this Agreement.

(e)Cash Collateral.  At any point in time in which there is a Defaulting Lender, the Swingline Lender may require the Borrowers to Cash Collateralize the outstanding Swingline Loans pursuant to Section 2.20.

Section 2.5Fees.

(a)Commitment Fee.  Subject to Section 2.21, in consideration of the Revolving Commitments, the Borrowers jointly and severally agree to pay to the Administrative Agent, for the ratable benefit of the Revolving Lenders, a commitment fee (the “Commitment Fee”) in an amount equal to the Applicable Margin per annum on the average daily unused amount of the Revolving Committed Amount. The Commitment Fee shall be calculated quarterly in arrears.  For purposes of computation of the Commitment Fee, LOC Obligations shall be considered usage of the Revolving Committed Amount but Swingline Loans shall not be considered usage of the Revolving Committed Amount.  The Commitment Fee shall be payable quarterly in arrears on the last Business Day of each calendar quarter.

(b)Letter of Credit Fees.  Subject to Section 2.21, in consideration of the LOC Commitments, the Borrowers jointly and severally agree to pay to the Administrative Agent, for the ratable benefit of the Revolving Lenders, a fee (the “Letter of Credit Fee”) equal to the Applicable Margin for Revolving Loans that are LIBOR Rate Loans per annum on the average daily maximum amount available to be drawn under each Letter of Credit from the date of issuance to the date of expiration.  The Letter of Credit Fee shall be payable quarterly in arrears on the last Business Day of each calendar quarter.

(c)Issuing Lender Fees.  In addition to the Letter of Credit Fees payable pursuant to subsection (b) hereof, the Borrowers shall pay to the Issuing Lender for its own account without sharing by the other Lenders the reasonable and customary charges from time to time of the Issuing Lender with respect to the amendment, transfer, administration, cancellation and conversion of, and drawings under, such Letters of

Credit (collectively, the “Issuing Lender Fees”).  The Issuing Lender may charge, and retain for its own account without sharing by the other Lenders, an additional facing fee (the “Letter of Credit Facing Fee”) of 0.125% per annum on the average daily maximum amount available to be drawn under each such Letter of Credit issued by it.  The Issuing Lender Fees and the Letter of Credit Facing Fee shall be payable quarterly in arrears on the last Business Day of each calendar quarter.

(d)Administrative Fee.  The Borrowers jointly and severally agree to pay to the Administrative Agent the annual administrative fee as described in the RBS Fee Letter.

Section 2.6Commitment Reductions.

(a)Voluntary Reductions.  The Borrowers shall have the right to terminate or permanently reduce the unused portion of the Revolving Committed Amount at any time or from time to time upon not less than five (5) Business Days’ prior written notice to the Administrative Agent (which shall notify the Lenders thereof as soon as practicable) of each such termination or reduction, which notice shall specify the effective date thereof and the amount of any such reduction which shall be in a minimum amount of $500,000 or a whole multiple of $100,000 in excess thereof and shall be irrevocable and effective upon receipt by the Administrative Agent; provided that no such reduction or termination shall be permitted if after giving effect thereto, and to any prepayments of the Revolving Loans made on the effective date thereof, the sum of the aggregate principal amount of outstanding Revolving Loans plus outstanding Swingline Loans plus outstanding LOC Obligations would exceed the Revolving Committed Amount then in effect.  Any reduction in the Revolving Committed Amount shall be applied to the Commitment of each Revolving Lender in according to its Revolving Commitment Percentage.

(b)LOC Committed Amount.  If the Revolving Committed Amount is reduced below the then current LOC Committed Amount, the LOC Committed Amount shall automatically be reduced by an amount such that the LOC Committed Amount equals the Revolving Committed Amount.

(c)Swingline Committed Amount.  If the Revolving Committed Amount is reduced below the then current Swingline Committed Amount, the Swingline Committed Amount shall automatically be reduced by an amount such that the Swingline Committed Amount equals the Revolving Committed Amount.

(d)Revolving Maturity Date.  The Revolving Commitments, the Swingline Commitment and the LOC Commitment shall automatically terminate on the Revolver Maturity Date.

Section 2.7Prepayments.

(a)Optional Prepayments and Repayments.  The Borrowers shall have the right to repay the Revolving Loans and Swingline Loans in whole or in part from time to time; provided, however, that each partial prepayment or repayment of (i) Revolving

Loans that are Alternate Base Rate Loans shall be in a minimum principal amount of $250,000 and integral multiples of $100,000 in excess thereof (or the remaining outstanding principal amount), (ii) Revolving Loans that LIBOR Rate Loans shall be in a minimum principal amount of $500,000 and integral multiples of $200,000 in excess thereof (or the remaining outstanding principal amount) and (iii) Swingline Loans shall be in a minimum principal amount of $100,000 and integral multiples of $100,000 in excess thereof (or the remaining outstanding principal amount).  The Borrowers shall give three Business Days’ irrevocable notice of prepayment in the case of LIBOR Rate Loans and same-day irrevocable notice on any Business Day in the case of Alternate Base Rate Loans, to the Administrative Agent (which shall notify the Lenders thereof as soon as practicable).  To the extent the Borrowers elect to repay the Revolving Loans and/or Swingline Loans, amounts prepaid under this Section shall be applied to the Revolving Loans and/or Swingline Loans, as applicable of the Revolving Lenders in accordance with their respective Revolving Commitment Percentages.  Within the foregoing parameters, prepayments under this Section shall be applied first to Alternate Base Rate Loans and then to LIBOR Rate Loans in direct order of Interest Period maturities.  All prepayments under this Section shall be subject to Section 2.15, but otherwise without premium or penalty.  Interest on the principal amount prepaid shall be payable on the next occurring Interest Payment Date that would have occurred had such loan not been prepaid or, at the request of the Administrative Agent, interest on the principal amount prepaid shall be payable on any date that a prepayment is made hereunder through the date of prepayment.

(b)Mandatory Prepayments.

(i)Revolving Committed Amount.  If at any time after the Closing Date, the sum of the aggregate principal amount of outstanding Revolving Loans plus outstanding Swingline Loans plus outstanding LOC Obligations shall exceed the Revolving Committed Amount, the Borrowers shall immediately prepay the Revolving Loans and Swingline Loans and (after all Revolving Loans and Swingline Loans have been repaid) Cash Collateralize the LOC Obligations in an amount sufficient to eliminate such excess (such prepayment to be applied as set forth in clause (ii) below).

(ii)Application of Mandatory Prepayments.  All amounts required to be prepaid pursuant to Section 2.7(b)(i), (1) first to the outstanding Swingline Loans, (2) second to the outstanding Revolving Loans and (3) third to Cash Collateralize the LOC Obligations; and

(c)Bank Product Obligations Unaffected.  Any repayment or prepayment made pursuant to this Section shall not affect the Borrowers’ joint and several obligation to continue to make payments under any Bank Product, which shall remain in full force and effect notwithstanding such repayment or prepayment, subject to the terms of such Bank Product.

Section 2.8Default Rate and Payment Dates.

(a)If all or a portion of the principal amount of any Loan which is a LIBOR Rate Loan shall not be paid when due or continued as a LIBOR Rate Loan in accordance with the provisions of Section 2.9 (whether at the stated maturity, by acceleration or otherwise), such overdue principal amount of such Loan shall be converted to an Alternate Base Rate Loan at the end of the Interest Period applicable thereto.

(b)Upon the occurrence and during the continuance of a (i) Bankruptcy Event or a Payment Event of Default, the principal of and, to the extent permitted by law, interest on the Loans and any other amounts owing hereunder or under the other Credit Documents shall automatically bear interest at a rate per annum which is equal to the Default Rate and (ii) any other Event of Default hereunder, at the option of the Required Lenders, the principal of and, to the extent permitted by law, interest on the Loans and any other amounts owing hereunder or under the other Credit Documents shall automatically bear interest, at a per annum rate which is equal to the Default Rate, in each case from the date of such Event of Default until such Event of Default is waived in accordance with Section 9.1.  Any default interest owing under this Section 2.8(b) shall be due and payable on the earlier to occur of (x) demand by the Administrative Agent (which demand the Administrative Agent shall make if directed by the Required Lenders) and (y) the Revolver Maturity Date.

(c)Interest on each Loan shall be payable in arrears on each Interest Payment Date; provided that interest accruing pursuant to paragraph (b) of this Section shall be payable from time to time on demand.

Section 2.9Conversion Options.

(a)The Borrowers may, in the case of Revolving Loans, elect from time to time to convert Alternate Base Rate Loans to LIBOR Rate Loans or to continue LIBOR Rate Loans, by delivering a Notice of Conversion/Extension to the Administrative Agent at least three Business Days prior to the proposed date of conversion or continuation.  In addition, the Borrower may elect from time to time to convert all or any portion of a LIBOR Rate Loan to an Alternate Base Rate Loan by giving the Administrative Agent irrevocable written notice thereof by 11:00 A.M. one (1) Business Day prior to the proposed date of conversion.  If the date upon which an Alternate Base Rate Loan is to be converted to a LIBOR Rate Loan is not a Business Day, then such conversion shall be made on the next succeeding Business Day and during the period from such last day of an Interest Period to such succeeding Business Day such Loan shall bear interest as if it were an Alternate Base Rate Loan.  LIBOR Rate Loans may only be converted to Alternate Base Rate Loans on the last day of the applicable Interest Period.  If the date upon which a LIBOR Rate Loan is to be converted to an Alternate Base Rate Loan is not a Business Day, then such conversion shall be made on the next succeeding Business Day and during the period from such last day of an Interest Period to such succeeding Business Day such Loan shall bear interest as if it were an Alternate Base Rate Loan.  All or any part of outstanding Alternate Base Rate Loans may be converted as provided herein; provided that (i) no Loan may be converted into a LIBOR Rate Loan when any

Default or Event of Default has occurred and is continuing and (ii) partial conversions shall be in an aggregate principal amount of $250,000 or a whole multiple of $100,000 in excess thereof.  All or any part of outstanding LIBOR Rate Loans may be converted as provided herein; provided that partial conversions shall be in an aggregate principal amount of $500,000 or a whole multiple of $250,000 in excess thereof.

(b)Any LIBOR Rate Loans may be continued as such upon the expiration of an Interest Period with respect thereto by compliance by the Borrower with the notice provisions contained in Section 2.9(a); provided, that no LIBOR Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, in which case such Loan shall be automatically converted to an Alternate Base Rate Loan at the end of the applicable Interest Period with respect thereto.  If the Borrower shall fail to give timely notice of an election to continue a LIBOR Rate Loan, or the continuation of LIBOR Rate Loans is not permitted hereunder, such LIBOR Rate Loans shall be automatically converted to Alternate Base Rate Loans at the end of the applicable Interest Period with respect thereto.

Section 2.10Computation of Interest and Fees; Usury.

(a)Interest payable hereunder with respect to any Alternate Base Rate Loan based on the Prime Rate shall be calculated on the basis of a year of 365 days (or 366 days, as applicable) for the actual days elapsed.  All other fees, interest and all other amounts payable hereunder shall be calculated on the basis of a 360-day year for the actual days elapsed.  The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of each determination of a LIBOR Rate on the Business Day of the determination thereof.  Any change in the interest rate on a Loan resulting from a change in the Alternate Base Rate shall become effective as of the opening of business on the day on which such change in the Alternate Base Rate shall become effective.  The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each such change.

(b)Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrowers and the Lenders in the absence of manifest error.  The Administrative Agent shall, at the request of the Borrowers, deliver to the Borrowers a statement showing the computations used by the Administrative Agent in determining any interest rate.

(c)It is the intent of the Lenders and the Credit Parties to conform to and contract in strict compliance with applicable usury law from time to time in effect.  All agreements between the Lenders and the Credit Parties are hereby limited by the provisions of this subsection which shall override and control all such agreements, whether now existing or hereafter arising and whether written or oral.  In no way, nor in any event or contingency (including, but not limited to, prepayment or acceleration of the maturity of any Obligation), shall the interest taken, reserved, contracted for, charged, or received under this Agreement, under the Notes or otherwise, exceed the maximum nonusurious amount permissible under applicable law.  If, from any possible construction of any of the Credit Documents or any other document, interest would otherwise be payable in excess of the maximum nonusurious amount, any such construction shall be subject to the provisions of this paragraph and such interest shall be automatically reduced to the maximum nonusurious amount permitted under applicable law, without the necessity of execution of any amendment or new document.  If any Lender shall ever receive anything of value which is characterized as interest on the Loans under applicable law and which would, apart from this provision, be in excess of the maximum nonusurious amount, an amount equal to the amount which would have been excessive interest shall, without penalty, be applied to the reduction of the principal amount owing on the Loans and not to the payment of interest, or refunded to the Borrowers or the other payor thereof if and to the extent such amount which would have been excessive exceeds such unpaid principal amount of the Loans.  The right to demand payment of the Loans or any other Indebtedness evidenced by any of the Credit Documents does not include the right to receive any interest which has not otherwise accrued on the date of such demand, and the Lenders do not intend to charge or receive any unearned interest in the event of such demand.  All interest paid or agreed to be paid to the Lenders with respect to the Loans shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term (including any renewal or extension) of the Loans so that the amount of interest on account of such Indebtedness does not exceed the maximum nonusurious amount permitted by applicable law.

Section 2.11Pro Rata Treatment and Payments.

(a)Allocation of Payments Prior to Exercise of Remedies.  Each borrowing of Revolving Loans and any reduction of the Revolving Commitments shall be made pro rata according to the respective Revolving Commitment Percentages of the Revolving Lenders.  Unless otherwise required by the terms of this Agreement, each payment under this Agreement shall be applied, first, to any fees then due and owing by the Borrowers pursuant to Section 2.5, second, to interest then due and owing hereunder of the Borrowers and, third, to principal then due and owing hereunder and under this Agreement of the Borrowers.  Each payment on account of any fees pursuant to Section 2.5 shall be made pro rata in accordance with the respective amounts due and owing (except as to the Letter of Credit Facing Fees and the Issuing Lender Fees which shall be paid to the Issuing Lender).  Each optional repayment and prepayment by the Borrowers on account of principal of and interest on the Revolving Loans shall be applied to such Loans, as applicable, on a pro rata basis and, to the extent applicable, in accordance with the terms of Section 2.7(a) hereof.  Each mandatory prepayment on account of principal of the Loans shall be applied to such Loans, as applicable, on a pro rata basis and, to the extent applicable, in accordance with Section 2.7(b).  All payments (including prepayments) to be made by the Borrowers on account of principal, interest and fees shall be made without defense, set-off or counterclaim and shall be made to the Administrative Agent for the account of the Lenders at the Administrative Agent’s office specified on Section 9.2 in Dollars and in immediately available funds not later than 1:00 P.M. on the date when due.  The Administrative Agent shall distribute such payments to the Lenders entitled thereto promptly upon receipt in like funds as received.  If any payment hereunder (other than payments on the LIBOR Rate Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.  If any payment on a LIBOR Rate Loan becomes due and payable on a day other than a Business Day, such payment date shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.

(b)Allocation of Payments After Exercise of Remedies.  Notwithstanding any other provisions of this Agreement to the contrary, after the exercise of remedies (other than the application of default interest pursuant to Section 2.8) by the Administrative Agent or the Lenders pursuant to Section 7.2 (or after the Commitments shall automatically terminate and the Loans (with accrued interest thereon) and all other amounts under the Credit Documents (including, without limitation, the maximum amount of all contingent liabilities under Letters of Credit) shall automatically become due and payable in accordance with the terms of such Section), all amounts collected or received by the Administrative Agent or any Lender on account of the Credit Party Obligations or any other amounts outstanding under any of the Credit Documents or in respect of the Collateral shall be paid over or delivered as follows (irrespective of whether the following costs, expenses, fees, interest, premiums, scheduled periodic payments or Credit Party Obligations are allowed, permitted or recognized as a claim in any proceeding resulting from the occurrence of a Bankruptcy Event):

FIRST, to the payment of all reasonable out‑of‑pocket costs and expenses (including, without limitation, reasonable attorneys’ fees) of the Administrative Agent in connection with enforcing the rights of the Lenders under the Credit Documents and any protective advances made by the Administrative Agent with respect to the Collateral under or pursuant to the terms of the Security Documents;

SECOND, to the payment of any fees owed to the Administrative Agent and the Issuing Lender;

THIRD, to the payment of all reasonable out‑of‑pocket costs and expenses (including, without limitation, reasonable attorneys’ fees) of each of the Lenders in connection with enforcing its rights under the Credit Documents or otherwise with respect to the Credit Party Obligations owing to such Lender;

FOURTH, to the payment of all of the Credit Party Obligations consisting of accrued fees and interest, and including, with respect to any Bank Product, any fees, premiums and scheduled periodic payments due under such Bank Product and any interest accrued thereon;

FIFTH, to the payment of the outstanding principal amount of the Credit Party Obligations and the payment or cash collateralization of the outstanding LOC Obligations, and including with respect to any Bank Product, any breakage, termination or other payments due under such Bank Product and any interest accrued thereon;

SIXTH, to all other Credit Party Obligations and other obligations which shall have become due and payable under the Credit Documents or otherwise and not repaid pursuant to clauses “FIRST” through “FIFTH” above; and

SEVENTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

In carrying out the foregoing, (a) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; (b) each of the Lenders and any Bank Product Provider shall receive an amount equal to its pro rata share (based on the proportion that the then outstanding Loans and LOC Obligations held by such Lender or the outstanding obligations payable to such Bank Product Provider bears to the aggregate then outstanding Loans and LOC Obligations and obligations payable under all Bank Products) of amounts available to be applied pursuant to clauses “THIRD”, “FOURTH”, “FIFTH” and “SIXTH” above; and (c) to the extent that any amounts available for distribution pursuant to clause “FIFTH” above are attributable to the issued but undrawn amount of outstanding Letters of Credit, such amounts shall be held by the Administrative Agent in a cash collateral account and applied (i) first, to reimburse the Issuing Lender from time to time for any drawings under such Letters of Credit and (ii) then, following the expiration of all Letters of Credit, to all other obligations of the types described in clauses “FIFTH” and “SIXTH” above in the manner provided in this Section.  Notwithstanding the foregoing terms of this Section, only Collateral proceeds and payments under the Guaranty (as opposed to ordinary course principal, interest and fee payments hereunder) shall be applied to obligations under any Bank Product.  Amounts distributed with respect to any Bank Product Debt shall be the last Bank Product Amount reported to the Administrative Agent; provided that any such Bank Product Provider may provide an updated Bank Product Amount to the Administrative Agent prior to payments made pursuant to this Section.  The Administrative Agent shall have no obligation to calculate the amount to be distributed with respect to any Bank Product Debt, but may rely upon written notice of the amount (setting forth a reasonably detailed calculation) from the applicable Bank Product Provider.  In the absence of such notice, the Administrative Agent may assume the amount to be distributed is the Bank Product Amount last reported to the Administrative Agent.

Section 2.12Non-Receipt of Funds by the Administrative Agent.

(a)Funding by Lenders; Presumption by Administrative Agent.  Unless the Administrative Agent shall have received written notice from a Lender prior to the proposed date of any Extension of Credit that such Lender will not make available to the Administrative Agent such Lender’s share of such Extension of Credit, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with this Agreement and may, in reliance upon such assumption, make available to the Borrowers a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Extension of Credit available to the Administrative Agent, then the applicable Lender and each Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrowers to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of a payment to be made by the Borrowers, the interest rate applicable to Alternate Base Rate Loans.  If the Borrowers and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrowers the amount of such interest paid by the Borrowers for such period.  If such Lender pays its share of the applicable Extension of Credit to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Extension of Credit.  Any payment by the Borrowers shall be without prejudice to any claim the Borrowers may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(b)Payments by Borrowers; Presumptions by Administrative Agent.  Unless the Administrative Agent shall have received notice from the Borrowers prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Lender hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Lender, as the case may be, the amount due.  In such event, if the Borrowers have not in fact made such payment, then each of the Lenders or the Issuing Lender, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the Issuing Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or the Borrowers with respect to any amount owing under subsections (a) and (b) of this Section shall be conclusive, absent manifest error.

(c)Failure to Satisfy Conditions Precedent.  If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrowers by the Administrative Agent because the conditions to the applicable Extension of Credit set forth in Article IV are not satisfied or waived in accordance with the terms thereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d)Obligations of Lenders Several.  The obligations of the Lenders hereunder to make Revolving Loans, to fund participations in Letters of Credit and Swingline Loans and to make payments pursuant to Section 9.5(c) are several and not joint.  The failure of any Lender to make any Loan, to fund any such participation or to make any such payment under Section 9.5(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 9.5(c).

(e)Funding Source.  Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

Section 2.13Inability to Determine Interest Rate.

Notwithstanding any other provision of this Agreement, if (a) the Administrative Agent shall reasonably determine (which determination shall be conclusive and binding absent manifest error) that, by reason of circumstances affecting the relevant market, reasonable and adequate means do not exist for ascertaining the LIBOR Rate for such Interest Period, (b) the supervisor for the administrator of LIBOR or a Governmental Authority with jurisdiction has made a statement identifying a specific date after which LIBOR shall no longer be used for determining interest rates for loans, or (~~b~~c) the Required Lenders shall reasonably determine (which determination shall be conclusive and binding absent manifest error) that the LIBOR Rate does not adequately and fairly reflect the cost to such Lenders of funding LIBOR Rate Loans that the Borrowers have requested be outstanding as a LIBOR Tranche during such Interest Period, the Administrative Agent shall forthwith give telephone notice of such determination, confirmed in writing, to the Borrowers, and the Lenders at least two (2) Business Days prior to the first day of such Interest Period.  Unless the Borrowers shall have notified the Administrative Agent upon receipt of such telephone notice that it wishes to rescind or modify its request regarding such LIBOR Rate Loans, any Loans that were requested to be made as LIBOR Rate Loans shall be made as Alternate Base Rate Loans and any Loans that were requested to be converted into or continued as LIBOR Rate Loans shall remain as or be converted into Alternate Base Rate Loans.  Until any such notice has been withdrawn by the Administrative Agent, no further Loans shall be made as, continued as, or converted into, LIBOR Rate Loans for the Interest Periods so affected.

Section 2.14Yield Protection.

(a)Increased Costs Generally.  If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, liquidity, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the LIBOR Rate) or the Issuing Lender;

(ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender or the Issuing Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender, such Issuing Lender or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, Issuing Lender or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, Issuing Lender or other Recipient, the Borrowers will pay to such Lender, Issuing Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, Issuing Lender or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b)Capital Requirements.  If any Lender or the Issuing Lender determines that any Change in Law affecting such Lender or the Issuing Lender or any lending office of such Lender or such Lender’s or the Issuing Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Lender’s capital or on the capital of such Lender’s or the Issuing Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by the Issuing Lender, to a level below that which such Lender or the Issuing Lender or such Lender’s or the Issuing Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Lender’s policies and the policies of such Lender’s or the Issuing Lender’s holding company with respect to liquidity requirements and capital adequacy), then from time to time the Borrowers will pay to such Lender or the Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender or such Lender’s or the Issuing Lender’s holding company for any such reduction suffered.

(c)Certificates for Reimbursement.  A certificate of a Lender or the Issuing Lender setting forth the amount or amounts necessary to compensate such Lender or the Issuing Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section and delivered to the Borrowers shall be conclusive absent manifest error.  The Borrowers shall pay such Lender or the Issuing Lender, as the case may be, the amount shown as due on any such certificate within thirty (30) days after receipt thereof.

(d)Delay in Requests.  Failure or delay on the part of any Lender or the Issuing Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the Issuing Lender’s right to demand such compensation, provided that the Borrowers shall not be required to compensate a Lender or the Issuing Lender pursuant to this Section for any increased costs incurred or reductions suffered more than nine (9) months prior to the date such Lender or Issuing Lender, as the case may be, notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s or Issuing Lender’s intention to claim compensation therefore (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

Section 2.15Compensation for Losses.

(a)Compensation for Losses.  Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrowers shall promptly, but in any event, within ten (10) Business Days, compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(i)any continuation, conversion, payment or prepayment of any Loan other than an Alternate Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(ii)any failure by any Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than an Alternate Base Rate Loan on the date or in the amount notified by the Borrowers; or

(iii)any assignment of a LIBOR Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrowers pursuant to Section 2.19;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained.  The Borrowers shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrowers to the Lenders under this Section, each Lender shall be deemed to have funded each LIBOR Rate Loan made by it at the LIBOR Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such LIBOR Rate Loan was in fact so funded.  With respect to Sections 2.13, 2.15 and 2.18 hereof, each Lender shall treat the Borrowers in the same manner as such Lender treats other similarly situated borrowers.

(b)The Borrowers shall pay to each Lender, as long as such Lender shall be required to maintain reserves under Regulation D with respect to “Eurocurrency liabilities” within the meaning of Regulation D, or under any similar or successor regulation with respect to Eurocurrency liabilities or Eurocurrency funding, additional interest on the unpaid principal amount of each LIBOR Loan equal to the actual costs of such reserves allocated to such LIBOR Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such LIBOR Loan, provided the Borrowers shall have received at least fifteen (15) days prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender.  If a Lender fails to give notice fifteen (15) days prior to the relevant interest payment date, such additional interest shall be due and payable fifteen (15) days from receipt of such notice.

Section 2.16Taxes.

(a)Issuing Lender.  For purposes of this Section 2.16, the term “Lender” includes any Issuing Lender.

(b)Payments Free of Taxes.  Any and all payments by or on account of any obligation of any Credit Party under any Credit Document shall be made without deduction or withholding for any Taxes, except as required by applicable law.  If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Credit Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c)Payment of Other Taxes by the Borrowers.  The Credit Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d)Indemnification by the Borrowers.  The Credit Parties shall jointly and severally indemnify each Recipient, within thirty (30) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Borrowers by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)Indemnification by the Lenders.  Each Lender shall severally indemnify the Administrative Agent, within thirty (30) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Credit Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Credit Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.6(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Credit Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Credit Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f)Evidence of Payments.  As soon as practicable after any payment of Taxes by any Credit Party to a Governmental Authority pursuant to this Section 2.16, such Credit Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.  Upon the request of the Borrowers, after any payment of Taxes by the Administrative Agent to a Governmental Authority pursuant to this Section 2.16, the Administrative Agent shall deliver the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment.

(g)Status of Lenders.  (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Credit Document shall deliver to the Borrowers and the Administrative Agent, at the time or times reasonably requested by the Borrowers or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrowers or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Borrowers or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrowers or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.16(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)Without limiting the generality of the foregoing, in the event that any Borrower is a U.S. Borrower,

(A)any Lender that is a U.S. Person shall deliver to the Borrowers and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), whichever of the following is applicable:

(i)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Credit Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Credit Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(ii)executed originals of IRS Form W-8ECI;

(iii)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit 2.16(a) to the effect that (A) such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of a Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or

(iv)to the extent a Foreign Lender is not the beneficial owner executed originals of IRS Form W-8IMY, accompanied by

IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit 2.16(b) or Exhibit 2.16(c), IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit 2.16(d) on behalf of each such direct and indirect partner;

(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrowers or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)if a payment made to a Lender under any Credit Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrowers and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrowers or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrowers or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrowers and the Administrative Agent in writing of its legal inability to do so.

(h)Treatment of Certain Refunds.  If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.16 (including by the payment of additional amounts pursuant to this Section 2.16), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i)Survival.  Each party’s obligations under this Section 2.16 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Credit Document.

Section 2.17Indemnification; Nature of Issuing Lender’s Duties.

(a)In addition to its other obligations under Section 2.3, the Credit Parties hereby agree to protect, indemnify, pay and save the Issuing Lender and each Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys’ fees) that the Issuing Lender or such Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit or (ii) the failure of the Issuing Lender to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority (all such acts or omissions, herein called “Government Acts”).

(b)As between the Credit Parties, the Issuing Lender and each Lender, the Credit Parties shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof.  Neither the Issuing Lender nor any Lender shall be responsible:  (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of a Letter of Credit to comply fully with conditions required in order to draw upon a Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) for errors in interpretation of technical terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under a Letter of Credit or of the proceeds thereof; and (vii) for any consequences arising from causes beyond the control of the Issuing Lender or any Lender, including, without limitation, any Government Acts.  None of the above shall affect, impair, or prevent the vesting of the Issuing Lender’s rights or powers hereunder.

(c)In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Issuing Lender or any Lender, under or in connection with any Letter of Credit or the related certificates, if taken or omitted in the absence of gross negligence or willful misconduct, shall not put such Issuing Lender or such Lender under any resulting liability to the Credit Parties.  It is the intention of the parties that this Agreement shall be construed and applied to protect and indemnify the Issuing Lender and each Lender against any and all risks involved in the issuance of the Letters of Credit, all of which risks are hereby assumed by the Credit Parties, including, without limitation, any and all risks of the acts or omissions, whether rightful or wrongful, of any Governmental Authority.  The Issuing Lender and the Lenders shall not, in any way, be liable for any failure by the Issuing Lender or anyone else to pay any drawing under any Letter of Credit as a result of any Government Acts or any other cause beyond the control of the Issuing Lender and the Lenders.

(d)Nothing in this Section is intended to limit the Reimbursement Obligation of the Borrowers contained in Section 2.3(d) hereof.  The obligations of the Credit Parties under this Section shall survive the termination of this Agreement.  No act or omissions of any current or prior beneficiary of a Letter of Credit shall in any way affect or impair the rights of the Issuing Lender and the Lenders to enforce any right, power or benefit under this Agreement.

(e)Notwithstanding anything to the contrary contained in this Section, the Credit Parties shall have no obligation to indemnify the Issuing Lender or any Lender in respect of any liability incurred by the Issuing Lender or such Lender arising out of the gross negligence or willful misconduct of the Issuing Lender (including action not taken by the Issuing Lender or such Lender), as determined by a court of competent jurisdiction or pursuant to arbitration.

Section 2.18Illegality.

Notwithstanding any other provision of this Credit Agreement, if any Change in Law shall make it unlawful for such Lender or its LIBOR Lending Office to make or maintain LIBOR Rate Loans as contemplated by this Credit Agreement or to obtain in the interbank eurodollar market through its LIBOR Lending Office the funds with which to make such Loans, (a) such Lender shall promptly notify the Administrative Agent and the Borrowers thereof, (b) the commitment of such Lender hereunder to make LIBOR Rate Loans or continue LIBOR Rate

Loans as such shall forthwith be suspended until the Administrative Agent shall give notice that the condition or situation which gave rise to the suspension shall no longer exist, and (c) such Lender’s Loans then outstanding as LIBOR Rate Loans, if any, shall be converted on the last day of the Interest Period for such Loans or within such earlier period as required by law as Alternate Base Rate Loans.  The Borrowers hereby agree to promptly pay any Lender, upon its demand, any additional amounts necessary to compensate such Lender for actual and direct costs (but not including anticipated profits) reasonably incurred by such Lender in making any repayment in accordance with this Section including, but not limited to, any interest or fees payable by such Lender to lenders of funds obtained by it in order to make or maintain its LIBOR Rate Loans hereunder.  A certificate (which certificate shall include a description of the basis for the computation) as to any additional amounts payable pursuant to this Section submitted by such Lender, through the Administrative Agent, to the Borrowers shall be conclusive in the absence of manifest error.  Each Lender agrees to use reasonable efforts (including reasonable efforts to change its LIBOR Lending Office) to avoid or to minimize any amounts which may otherwise be payable pursuant to this Section; provided, however, that such efforts shall not cause the imposition on such Lender of any additional costs or legal or regulatory burdens deemed by such Lender in its sole discretion to be material.

Section 2.19Mitigation Obligations; Replacement of Lenders.

(a)Designation of a Different Lending Office.  If any Lender requests compensation under Section 2.14, or requires the Borrowers to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall (at the request of the Borrowers) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or Section 2.16, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)Replacement of Lenders.  If any Lender requests compensation under Section 2.14, or if the Borrowers are required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16 or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 9.6), all of its interests, rights (other than its existing rights to payments pursuant to Section 2.14 or Section 2.16) and obligations under this Agreement and the related Credit Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(i)the Borrowers shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 9.6(b)(iv);

(ii)such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in Letters of Credit, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Credit Documents (including any amounts under Section 2.15) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts);

(iii)in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments thereafter;

(iv)such assignment does not conflict with applicable law; and

(v)in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

Section 2.20Cash Collateral.

(a)Cash Collateral.  At any time that there shall exist a Defaulting Lender, within one (1) Business Day following the written request of the Administrative Agent, the Issuing Lender (with a copy to the Administrative Agent) or any Swingline Lender (with a copy to the Administrative Agent), the Borrowers shall Cash Collateralize all Fronting Exposure of the Issuing Lender and the Swingline Lender with respect to such Defaulting Lender (determined after giving effect to Section 2.21(b) and any Cash Collateral provided by the Defaulting Lender).

(b)Grant of Security Interest.  The Borrowers, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grant to the Administrative Agent, for the benefit of the Administrative Agent, the Issuing Lenders and the Lenders (including the Swingline Lender), and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lenders’ obligations to which such Cash Collateral may be applied pursuant to clause (c) below.  If at any time the Administrative Agent, Issuing Lender or Swingline Lender determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent as herein provided, or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure, the Borrowers will, promptly upon demand by the Administrative Agent, Issuing Lender or Swingline Lender pay or provide to the

Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).

(c)Application.  Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section or Section 2.21  in respect of Letters of Credit or Swingline Loans, shall be held and applied to the satisfaction of the specific LOC Obligations, Swingline Loans, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.

(d)Termination of Requirement.  Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or other obligations shall no longer be required to be held as Cash Collateral pursuant to this Section 2.20 following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender), or (ii) the determination by the Administrative Agent, each Issuing Lender and each Swingline Lender that there exists excess Cash Collateral; provided that, subject to Section 2.21, the Person providing Cash Collateral and each Issuing Lender and Swingline Lender may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations.

Section 2.21Defaulting Lenders.

(a)Defaulting Lender Adjustments.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i)Waivers and Amendments.  Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders and Section 9.1.

(ii)Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.7 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Lender or Swingline Lender hereunder; third, to Cash Collateralize the Issuing Lender’s or Swingline Lender’s Fronting Exposure in accordance with Section 2.20; fourth, as the Borrowers may request (so long as no Default or Event of Default exists), to the funding of any

Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrowers, to be held in a non-interest bearing deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the Issuing Lender’s and the Swingline Lender’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement in accordance with Section 2.20; sixth, to the payment of any amounts owing to the Lenders, the Issuing Lenders or Swingline Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuing Lenders or Swingline Lenders against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (A) such payment is a payment of the principal amount of any Loans or LOC Obligations in respect of which such Defaulting Lender has not fully funded its appropriate share and (B) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and LOC Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or LOC Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in LOC Obligations and Swingline Loans are held by the Lenders pro rata in accordance with the Commitments under the applicable facility without giving effect to Section 2.21(a) (iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.21(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)Certain Fees.

(A)Commitment Fees.  No Defaulting Lender shall be entitled to receive any Commitment Fee for any period during which that Lender is a Defaulting Lender (and the Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B)Letter of Credit Fees.  Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable

Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant Section 2.20.

(C)Reallocation of Fees.  With respect to any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrowers shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in LOC Obligations or Swingline Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to each Issuing Lender and Swingline Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Lender’s or Swingline Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such Letter of Credit Fee.

(iv)Reallocation of Participations to Reduce Fronting Exposure.  All or any part of such Defaulting Lender’s participation in LOC Obligations and Swingline Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s Revolving Commitment) but only to the extent that (x) the conditions set forth in Section 4.2 are satisfied at the time of such reallocation (and, unless the Borrowers shall have otherwise notified the Administrative Agent at such time, the Borrowers shall be deemed to have represented and warranted that such conditions are satisfied at such time) and (y) such reallocation does not cause the aggregate Committed Funded Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Commitment.  Subject to Section 9.27, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v)Cash Collateral, Repayment of Swingline Loans.  If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrowers shall, without prejudice to any right or remedy available to it hereunder or under law, (x) first, prepay Swingline Loans in an amount equal to the Swingline Lender’s Fronting Exposure and (y) second, Cash Collateralize the Issuing Lender’s Fronting Exposure in accordance with the procedures set forth in Section 2.20.

(b)Defaulting Lender Cure.  If the Borrowers, the Administrative Agent and each Swingline Lender and Issuing Lender, in their sole discretion, agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any

Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.21(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c)New Swingline Loans/Letters of Credit.  So long as any Lender is a Defaulting Lender, (i) the Swingline Lender shall not be required to fund any Swingline Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swingline Loan and (ii) no Issuing Lender shall be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

Section 2.22Incremental Facility.

(a)Revolving Facility Increases.

(i)General Terms.  Subject to the terms and conditions set forth herein, the Borrowers shall have the right, at any time and from time to time following the Fifth Amendment Effective Date (but not to exceed four (4) increases in the aggregate) until the date that is six months prior to the Revolver Maturity Date, to increase the Revolving Committed Amount (each such increase, a “Revolving Facility Increase”) by an aggregate principal amount for all such Revolving Facility Increases, that shall not exceed $100,000,000 (the “Incremental Increase Amount”).

(ii)Terms and Conditions.  The following terms and conditions shall apply to any Revolving Facility Increase:  (A) no Default or Event of Default shall exist immediately prior to or after giving effect to such Revolving Facility Increase, (B) any loans made pursuant to a Revolving Facility Increase shall constitute Obligations and will be secured and guaranteed with the other existing Obligations on a pari passu basis, (C) any Lenders providing such Revolving Facility Increase shall be entitled to the same voting rights as the existing Lenders and shall be entitled to receive proceeds of prepayments on the same terms as the existing Revolving Lenders, (D) any such Revolving Facility Increase shall be in a minimum principal amount of $5,000,000 and integral multiples of $5,000,000 in excess thereof (or the remaining amount of the Incremental Increase Amount, if less), (E) the proceeds of any such Revolving Facility Increase will be used for the purposes set forth in Section 3.11, (F) the Borrowers shall execute a Revolving Loan Note in favor of any new Lender or any existing Lender whose

Revolving Commitment is increased pursuant to this Section, in each case, if requested by such Lender, (G) the conditions to Extensions of Credit in Section 4.2 shall have been satisfied, (H) the Administrative Agent shall have received (1) upon request of the Administrative Agent, an opinion or opinions (including, if reasonably requested by the Administrative Agent, local counsel opinions) of counsel for the Credit Parties, addressed to the Administrative Agent and the Lenders, in form and substance reasonably acceptable to the Administrative Agent and substantially similar to the opinion delivered to the Administrative Agent on the Closing Date, (2) any authorizing corporate documents as the Administrative Agent may reasonably request and (3) if applicable, a duly executed Notice of Borrowing, (I) the maturity date of any Revolving Facility Increase shall be no sooner than the Revolver Maturity Date, and (J) the Administrative Agent shall have received from the Borrowers updated financial projections and an officer’s certificate, in each case in form and substance reasonably satisfactory to the Administrative Agent, demonstrating that, after giving effect to any such Revolving Facility Increase and any borrowings thereunder on the Closing Date for such Revolving Facility Increase on a Pro Forma Basis, the Borrowers will be in compliance with the financial covenants set forth in Section 5.9.

(iii)Revolving Facility Increase.  In connection with the closing of any Revolving Facility Increase, the outstanding Revolving Loans and Participation Interests shall be reallocated by causing such fundings and repayments among the Lenders of Revolving Loans as necessary such that, after giving effect to such Revolving Facility Increase, each Lender will hold Revolving Loans and Participation Interests based on its Revolving Commitment Percentage (after giving effect to such Revolving Facility Increase); provided that (i) such reallocations and repayments shall not be subject to any processing and/or recordation fees and (ii) the Borrowers shall be responsible for any costs arising under Section 2.18 resulting from such reallocation and repayments.

(b)Terms of Incremental Revolving Facility Increase.  Any Revolving Facility Increase shall be on the same terms (including pricing and maturity date) as, and pursuant to documentation applicable to, the Revolving Facility.

(c)Participation.  Participation in any such Revolving Facility Increase may be offered to each of the existing Lenders, but no such Lender shall have any obligation to provide all or any portion of any such Revolving Facility Increase.  The Borrowers may invite other banks, financial institutions and investment funds reasonably acceptable to the Administrative Agent (such consent not to be unreasonably withheld or delayed) to join this Credit Agreement as Lenders hereunder for any portion of such Revolving Facility Increase; provided that such other banks, financial institutions and investment funds shall enter into such lender joinder agreements to give effect thereto as the Administrative Agent may reasonably request.

(d)Amendments.The Administrative Agent is authorized to enter into, on behalf of the Lenders, any amendment to this Credit Agreement or any other Credit Document as may be necessary to incorporate the terms of any such Revolving Facility Increase.

Section 2.23Joint and Several Obligations of the Borrowers.

(a)Each Borrower is accepting joint and several liability hereunder in consideration of the financial accommodation to be provided by the Lenders under this Agreement, for the mutual benefit, directly and indirectly, of the other Borrower and in consideration of the undertakings of the other Borrower to accept joint and several liability for such Borrower.

(b)Each Borrower jointly and severally hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrower with respect to the payment and performance of all of the Obligations, it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each Borrower without preferences or distinction between them.

(c)If and to the extent that either Borrower shall fail to make any payment with respect to any Obligation as and when due or to perform any Obligation in accordance with the terms thereof, then in each such event, the other Borrower will make such payment with respect to, or perform, such Obligation.

(d)The obligations of each Borrower under the provisions of this Section 2.23 constitute full recourse obligations of such Borrower, enforceable against it to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement or any other circumstances whatsoever.

(e)Except as otherwise expressly provided herein, each Borrower hereby waives, to the extent permitted by applicable law, notice of acceptance of its joint and several liability.  Except as otherwise expressly provided herein, each of the Borrowers hereby waives, to the extent permitted by law, notice of any Revolving Loan made under this Agreement, notice of occurrence of any Event of Default or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by any Lender under or in respect of any of the Obligations, any requirement of diligence and, generally, all demands, notices and other formalities of every kind in connection with this Agreement.  Each of the Borrowers hereby assents to, and waives notice of, to the extent permitted by applicable law, any extension or postponement of the time for the payment of any Obligation, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by any Lender at any time or times in respect of any default by the other Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by any Lender in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any Obligation or the addition, substitution or release, in whole or in part, of any other Borrower.  Without limiting the generality of the foregoing, each of the Borrowers assents to any other action or delay in acting or failure to act on the part of any Lender, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with the applicable laws or regulations thereunder which might, but for the provisions of this Section 2.23, afford grounds for terminating, discharging or relieving such Borrower, in whole or in part, from any of its obligations under this Section 2.23, it being the intention of each of the Borrowers that, so long as any Obligation remains unsatisfied, the obligations of such Borrower under this Section 2.23 shall not be discharged except by performance or payment and then only to the extent of such performance or payment.  The obligations of each Borrower under this Section 2.23 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to the other Borrower or any Lender.  The joint and several liability of the Borrowers hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, membership, constitution or place of formation of any Borrower or any Lender.

(f)The provisions of this Section 2.23 are made solely for the benefit of the Administrative Agent and the other Secured Parties and their respective successors and assigns, and may be enforced by any such Person from time to time against any Borrower as often as occasion therefor may arise and without requirement on the part of the Administrative Agent or any other Secured Party first to marshal any of its claims or to exercise any of its rights against the other Borrowers or to exhaust any remedies available to it against the other Borrowers or to resort to any other source or means of obtaining payment of any Obligation or to elect any other remedy.  If at any time, any payment, or any part thereof, made in respect of any Obligation, is rescinded or must otherwise be restored or returned by the Administrative Agent or any other Secured Party upon the insolvency, bankruptcy or reorganization of any Borrower, or otherwise, the provisions of this Section 2.23 will forthwith be reinstated in effect, as though such payment had not been made.

Notwithstanding any provision to the contrary contained herein or in any other Credit Document, to the extent the joint and several obligations of a Borrower shall be adjudicated to be invalid or unenforceable for any reason (including because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of such Borrower hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law), after taking into account, among other things, such Borrower’s right of contribution and indemnification from each other Credit Party under applicable law.

article III

REPRESENTATIONS AND WARRANTIES

To induce the Lenders to enter into this Agreement and to make the Extensions of Credit herein provided for, the Credit Parties (to the extent applicable to each such Credit Party) hereby represent and warrant to the Administrative Agent and to each Lender that:

Section 3.1Financial Condition.

(a)As of the Closing Date, (i) The audited Consolidated financial statements of the Partnership and its Subsidiaries for the fiscal year ended 2012 together with the related Consolidated statements of income or operations, equity and cash flows for the fiscal years ended on such dates, (ii) the unaudited Consolidated financial statements of the Partnership and its Subsidiaries for the year-to-date period ending on the last day of the quarter that ended at least twenty (20) days prior to the Closing Date, together with the related Consolidated of income or operations, equity and cash flows for the year-to-date period ending on such date and (iii) a pro forma balance sheet of the Partnership and its Subsidiaries as of the last day of the quarter that ended at least twenty (20) days prior to the Closing Date:

(A)were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein;

(B)fairly present the financial condition of the Partnership and its Subsidiaries, as applicable, as of the date thereof (subject, in the case of the unaudited financial statements, to normal year-end adjustments and the absence of footnotes) and results of operations for the period covered thereby; and

(C)show all material Indebtedness and other liabilities required to be reported by GAAP, direct or contingent, of the Partnership and its Subsidiaries, as applicable, as of the date thereof, including liabilities for taxes, material commitments and contingent obligations.

(b)The five-year projections of the Credit Parties and their Subsidiaries (prepared quarterly for the first year following the Closing Date and annually thereafter for the term of this Agreement) delivered to the Lenders on or prior to the Closing Date have been prepared in good faith based upon reasonable assumptions it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the periods covered thereby may differ from the projected results by a material amount and may not be achieved.

Section 3.2No Material Adverse Effect.

Since December 31, 2012 (and, in addition, after delivery of annual audited financial statements in accordance with Section 5.1(a), from the date of the most recently delivered annual audited financial statements), there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect.

Section 3.3Corporate Existence; Compliance with Law; Patriot Act Information.

Each of the Credit Parties (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, organization or formation, (b) has the requisite power and authority and the legal right to own and operate all its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged and has taken all actions necessary to maintain all rights, privileges, licenses and franchises necessary or required in the normal conduct of its business except those rights, privileges, licenses and franchises, the lack of which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (c) is duly qualified to conduct business and in good standing under the laws of (i) the jurisdiction of its organization or formation, (ii) the jurisdiction where its chief executive office is located and (iii) each other jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except to the extent that the failure to so qualify or be in good standing in any such other jurisdiction could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law, except to the extent such non-compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Set forth on Schedule 3.3 as of the Closing Date, or as of the last date such Schedule was required to be updated in accordance with Section 5.2(c), is the following information for each Credit Party:  the exact legal name and any former legal names of such Credit Party in the four (4) months prior to the Closing Date, the state of incorporation or organization, the type of organization, the jurisdictions in which such Credit Party is qualified to do business, the chief executive office, the principal place of business, the organization identification number and the federal tax identification number.

Section 3.4Corporate Power; Authorization; Enforceable Obligations.

Each of the Credit Parties has the requisite power and authority and the legal right to make, deliver and perform the Credit Documents to which it is party and has taken all necessary limited liability company, partnership or corporate action to authorize the execution, delivery and performance by it of the Credit Documents to which it is party.  Each Credit Document to which it is a party has been duly executed and delivered on behalf of each Credit Party.  Each Credit Document to which it is a party constitutes a legal, valid and binding obligation of each Credit Party, enforceable against such Credit Party in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally, by the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification or contribution to a party with respect to liability when such indemnification or contribution is contrary to public policy and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

Section 3.5No Legal Bar; No Default.

The execution, delivery and performance by each Credit Party of the Credit Documents to which such Credit Party is a party, the borrowings thereunder and the use of the proceeds of the Loans (a) will not violate any Requirement of Law or any Contractual Obligation of any Credit Party (except those as to which waivers or consents have been obtained), (b) will not conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws, articles of organization, operating agreement or other organization documents of the Credit Parties or any material Contractual Obligation to which such Person is a party or by which any of its properties may be bound or any material approval or material consent from any Governmental Authority relating to such Person, except, in the case of a Contractual Obligation, where such conflict, breach or default could not reasonably be expected to have a Material Adverse Effect, and (c) will not result in, or require, the creation or imposition of any Lien on any Credit Party’s properties or revenues pursuant to any Requirement of Law or Contractual Obligation other than Permitted Liens.  No Credit Party is in default under or with respect to any of its Contractual Obligations that has had, or could reasonably be expected to have a Material Adverse Effect.  No Default or Event of Default has occurred and is continuing.

Section 3.6No Material Litigation.

No litigation, investigation, claim, criminal prosecution, civil investigative demand, imposition of criminal or civil fines and penalties, or any other proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Credit Parties, without a duty to investigate, threatened in writing by or against any Credit Party or any of its Subsidiaries or against any of its or their respective properties or revenues (a) with respect to the Credit Documents or any Extension of Credit or any of the Transactions, or (b) which could reasonably be expected to have a Material Adverse Effect.  No permanent injunction, temporary restraining order or similar decree has been issued against any Credit Party or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

Section 3.7Investment Company Act; etc.

No Credit Party is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.  No Credit Party is subject to regulation under the Federal Power Act, the Interstate Commerce Act, the Public Utility Holding Company Act of 2005 or any federal or state statute or regulation limiting its ability to incur the Credit Party Obligations.

Section 3.8Margin Regulations.

No part of the proceeds of any Extension of Credit hereunder will be used directly or indirectly for any purpose that violates, or that would require any Lender to make any filings in accordance with, the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect.  The Credit Parties and their Subsidiaries (a) are not engaged, principally or as one of their important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” “margin stock” within the respective meanings of each of such terms under Regulation U and (b) taken as a group do not own “margin stock” except as identified in the financial statements referred to in Section 3.1 or delivered pursuant to Section 5.1 and the aggregate value of all “margin stock” owned by the Credit Parties and their Subsidiaries taken as a group does not exceed 25% of the value of their assets.

Section 3.9ERISA.

Neither a Reportable Event nor an “accumulated funding deficiency” (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five‑year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code.  No termination of a Single Employer Plan has occurred resulting in any liability that has remained underfunded, and no Lien in favor of the PBGC or a Plan has arisen, during such five‑year period.  The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits.  Neither any Credit Party nor any Commonly Controlled Entity is currently subject to any liability for a complete or partial withdrawal from a Multiemployer Plan.

Section 3.10Environmental Matters.

(a)The Credit Parties and their respective Subsidiaries conduct in the ordinary course of business a review of the effect of Environmental Laws and claims alleging potential liability or responsibility under any Environmental Law or for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof the Credit Parties have reasonably concluded that such Environmental Laws (including any costs to comply with Environmental Laws) and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)Except for notices or listings of any release, discharge, or disposal of any Materials of Environmental Concern, any storage tanks, impoundments, septic tanks, pits, sumps, lagoons, contamination, or asbestos as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, none of the Credit Parties and their respective Subsidiaries have received from any Person, including but not limited to any Governmental Authority, any written notice of liability or potential liability under any Environmental Law; none of the properties currently or formerly owned or operated by any Credit Party or any of its Subsidiaries is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or is adjacent to any such property; there are no and never have been any underground or above-ground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Materials of Environmental Concern are being or have been treated, stored or disposed on any property currently owned or operated by any Credit Party or any of its Subsidiaries or, to the best of the knowledge of the Borrowers, on any property formerly owned or operated by the Borrowers or any of its Subsidiaries; no contamination has been found in any well located on property currently owned or operated by any Credit Party or any of its Subsidiaries; there is no asbestos or asbestos-containing material on any property currently owned or operated by the Borrowers or any of its Subsidiaries; and Materials of Environmental Concern have not been released, discharged or disposed of on, under, at, or migrating to or from any property currently or formerly owned or operated by any Credit Party or any of its Subsidiaries.

(c)Except for any investigation, assessment, remedial action, or response action undertaken by or on behalf of any Credit Party or any of its Subsidiaries as could not reasonably be expected to result in a Material Adverse Effect, and except for any use, storage, generation, disposal, treatment, transport, or handling of any Materials of Environmental Concern as could not reasonably be expected to have a Material Adverse Effect, neither any Credit Party nor any of its Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Materials of Environmental Concern at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law; and all Materials of Environmental Concern generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Credit Party or any of its Subsidiaries are stored and have been disposed of in a manner not reasonably expected to result in liability to any Credit Party or any of its Subsidiaries.

Section 3.11Use of Proceeds.

The proceeds of the Extensions of Credit shall be used by the Borrowers solely (a) to refinance certain existing Indebtedness of the Credit Parties and their Subsidiaries, (b) to pay any costs, fees and expenses associated with this Agreement on the Closing Date, (c) for working capital and other general business purposes, including Permitted Acquisitions and (d) for Restricted Payments permitted hereunder.

Section 3.12Subsidiaries; Joint Ventures; Partnerships.

Set forth on Schedule 3.12 is a complete and accurate list of all Subsidiaries, joint ventures and partnerships of the Credit Parties as of the Closing Date and as of the last date such Schedule was required to be updated in accordance with Section 5.2(c).  Information on the attached Schedule includes the following:  (a) the number of shares of each class of Equity Interests of each Subsidiary outstanding and (b) the number and percentage of outstanding shares of each class of Equity Interests owned by the Credit Parties and their Subsidiaries.  As of the Closing Date, the outstanding Equity Interests of all such Subsidiaries are validly issued, fully paid and non‑assessable and are owned free and clear of all Liens (other than those arising under or contemplated in connection with the Credit Documents).  There are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options or other Equity Interests granted to employees or directors and directors’ qualifying shares) of any nature relating to any Equity Interests of any Credit Party or any Subsidiary thereof, except as contemplated in connection with the Credit Documents.

Section 3.13Ownership.

Each of the Credit Parties and its Subsidiaries is the owner of, and has record title to or a valid leasehold interest in, all of its real property and good title or a valid license to use all of its other assets except for defects that (i) do not materially interfere with the ordinary conduct of its business or (ii) could not reasonably be expected to have a Material Adverse Effect.  Such real property and other assets constitute all assets in the aggregate material to the conduct of the business of the Credit Parties and their Subsidiaries, and (after giving effect to the Transactions) none of such assets is subject to any Lien other than Permitted Liens.

Section 3.14Consent; Governmental Authorizations.

Except for the consents from the holders of the ROFRs and Repurchase Options and from franchisees or similar Persons under a ROFR Statute set forth on Schedule 3.14(a), no approval, consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with acceptance of Extensions of Credit by the Borrowers or the making of the Guaranty hereunder or with the execution, delivery or performance of any Credit Document by the Credit Parties (other than those which have been obtained) or with the validity or enforceability of any Credit Document against the Credit Parties (except such filings as are necessary in connection with the perfection of the Liens created by such Credit Documents) except for such approvals, consents or authorizations the failure of which to obtain could not reasonably be expected to have a Material Adverse Effect.  Except for any ROFR or Repurchase Option set forth on Schedule 3.14(b) or any Mortgaged Property subject to a ROFR Statute, the execution, delivery, or performance of the Mortgage Instruments and the Administrative Agent’s exercise of any rights or remedies thereunder will not give any Person the right to purchase any Mortgaged Property under or pursuant to any ROFR or Repurchase Option. There exists no default or breach of any of the Repurchase Options, Use Restrictions and/or any ROFR, and, except as set forth on Schedule 3.14(a), no facts known to any Credit Party exist that would trigger any ROFR Statute, any of the Repurchase Options and/or any ROFR.

Section 3.15Taxes.

Each of the Credit Parties and its Subsidiaries has filed, or caused to be filed, all income tax returns and all other material tax returns (federal, state, local and foreign) required to be filed and paid (a) all amounts of taxes shown thereon to be due (including interest and penalties) and (b) all other material taxes, fees, assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangibles taxes) owing by it, except for such taxes (i) that are not yet delinquent or (ii) that are being contested in good faith and by proper proceedings, and against which adequate reserves are being maintained in accordance with GAAP.  None of the Credit Parties or their Subsidiaries has knowledge as of the Closing Date of any proposed material tax assessments against it or any of its Subsidiaries.

Section 3.16Collateral Representations.

(a)[Intentionally Omitted].

(b)Documents, Instrument, and Tangible Chattel Paper. Set forth on Schedule 3.16(b), as of the Closing Date and as of the last date such Schedule was required to be updated in accordance with Section 5.2, is a description of all Documents (as defined in the UCC), Instruments (as defined in the UCC), and Tangible Chattel Paper (as defined in the UCC) of the Credit Parties (including the Credit Party owning such Document, Instrument and Tangible Chattel Paper and such other information as reasonably requested by the Administrative Agent) with an aggregate value in excess of $500,000.

(c)Deposit Accounts, Electronic Chattel Paper, Letter-of-Credit Rights, Securities Accounts and Uncertificated Investment Property.  Set forth on Schedule 3.16(c), as of the Closing Date and as of the last date such Schedule was required to be updated in accordance with Section 5.2, is a description, in each case, with an individual value in excess of $200,000, of all Deposit Accounts (as defined in the UCC), Electronic Chattel Paper (as defined in the UCC), Letter-of-Credit Rights (as defined in the UCC), Securities Accounts (as defined in the UCC) and uncertificated Investment Property (as defined in the UCC) of the Credit Parties, including the name of (i) the applicable Credit Party, (ii) in the case of a Deposit Account, the depository institution and average amount held in such Deposit Account, (iii) in the case of Electronic Chattel Paper, the account debtor, (iv) in the case of Letter-of-Credit Rights, the issuer or nominated person, as applicable, and (v) in the case of a Securities Account or other uncertificated Investment Property, the Securities Intermediary or issuer and the average amount held in such Securities Account, as applicable.

(d)Commercial Tort Claims.  Set forth on Schedule 3.16(d), as of the Closing Date and as of the last date such Schedule was required to be updated in accordance with Section 5.2, is a description of all Commercial Tort Claims (as defined in the UCC) of the Credit Parties with an individual value in excess of $1,000,000 (detailing such Commercial Tort Claim in such detail as reasonably requested by the Administrative Agent).

(e)Pledged Equity Interests.  Set forth on Schedule 3.16(e), as of the Closing Date and as of the last date such Schedule was required to be updated in accordance with Section 5.2, is a list of (i) 100% (or, if less, the full amount owned by such Credit Party) of the issued and outstanding Equity Interests owned by such Credit Party of each Domestic Subsidiary, (ii) 65% (or, if less, the full amount owned by such Credit Party) of each class of the issued and outstanding Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and 100% (or, if less, the full amount owned by such Credit Party) of each class of the issued and outstanding Equity Interests not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) owned by such Credit Party of each first-tier Foreign Subsidiary and (iii) all other Equity Interests required to be pledged to the Administrative Agent pursuant to the Security Documents.

(f)Properties.  Set forth on Schedule 3.16(f)(i)(A), as of the Closing Date, is a list of all Mortgaged Properties (including the Credit Party or applicable Subsidiary of a Credit Party owning such Mortgaged Property).  Set forth on Schedule 3.16(f)(ii) as of the Closing Date is a list of (i) each headquarter location of the Credit Parties (and an indication if such location is leased or owned), (ii) each other location where any significant administrative or governmental functions are performed (and an indication if such location is leased or owned) and (iii) each other location where the Credit Parties maintain any books or records (electronic or otherwise) (and an indication if such location is leased or owned).  There exists no default or breach any of the Repurchase Options, Use Restrictions and/or any ROFR, and, except as set forth on Schedule 3.14(a), no facts exist that would trigger any ROFR Statute, any of the Repurchase Options and/or any ROFR.

Section 3.17Solvency.

The Credit Parties are solvent on a consolidated basis and are able to pay their debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, and the fair saleable value of the Credit Parties’ assets, measured on a going concern basis, exceeds all probable liabilities, including those to be incurred pursuant to this Agreement.  The Credit Parties do not have, on a consolidated basis, unreasonably small capital in relation to the business in which they are or propose to be engaged.  The Credit Parties have not incurred, on a consolidated basis, and the Credit Parties do not believe that they will incur debts beyond their ability to pay such debts as they become due.  In executing the Credit Documents and consummating the Transactions, none of the Credit Parties intends to hinder, delay or defraud either present or future creditors or other Persons to which one or more of the Credit Parties is or will become indebted.  On the Closing Date, the foregoing representations and warranties shall be made both before and after giving effect to the Transactions.

Section 3.18Compliance with FCPA.

Each of the Credit Parties, their Subsidiaries and their respective officers and employees and to the knowledge of any Borrower, its directors and agents, are in compliance with the Foreign Corrupt Practices Act, 15 U.S.C. §§ 78dd-1, et seq., and any foreign counterpart thereto (collectively, “Anti-Corruption Laws”).  None of the Credit Parties or their Subsidiaries has made a payment, offering, or promise to pay, or authorized the payment of, money or anything of value (a) in order to assist in obtaining or retaining business for or with, or directing business to, any foreign official, foreign political party, party official or candidate for foreign political office, (b) to a foreign official, foreign political party or party official or any candidate for foreign political office, and (c) with the intent to induce the recipient to misuse his or her official position to direct business wrongfully to such Credit Party or its Subsidiary or to any other Person, in violation of Anti-Corruption Laws.  No Loan or Letter of Credit, use of proceeds or other transaction contemplated by this Agreement will violate Anti-Corruption Laws.  Each Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by such Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws.

Section 3.19[Intentionally Omitted].

Section 3.20Brokers’ Fees.

None of the Credit Parties or their Subsidiaries has any obligation to any Person in respect of any finder’s, broker’s, investment banking or other similar fee in connection with any of the Transactions other than the closing and other fees payable pursuant to this Agreement and as set forth in the Fee Letters.

Section 3.21Labor Matters.

There are no collective bargaining agreements or Multiemployer Plans covering the employees of the Credit Parties or any of their Subsidiaries as of the Closing Date and none of the Credit Parties or their Subsidiaries (a) has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five years or (b) has knowledge of any potential or pending strike, walkout or work stoppage.  No unfair labor practice complaint is pending against any Credit Party or any of its Subsidiaries.  There are no strikes, walkouts, work stoppages or other material labor difficulty pending or threatened against any Credit Party.

Section 3.22Accuracy and Completeness of Information.

All written factual information heretofore (other than any projections), contemporaneously or hereafter furnished by or on behalf of any Credit Party or any of its Subsidiaries to the Administrative Agent, the Lead Arrangers or any Lender for purposes of or in connection with this Agreement or any other Credit Document, or any Transaction, do, or when furnished will not contain a misstatement of a material fact or omit to state any material fact necessary to make such written information not misleading in any material respect.

Section 3.23[Intentionally Omitted].

Section 3.24Insurance.

The properties of the Credit Parties and their Subsidiaries are insured with either (i) companies having an A.M. Best Rating of at least A- which are not Affiliates of the Credit Parties or (ii) a Captive Insurance Company, in either case, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where any Credit Party or the applicable Subsidiary operates.   Such insurance coverage complies with the requirements set forth in Section 5.5(b).

Section 3.25Security Documents.

The provisions of the Security Documents are effective to create in favor of the Secured Parties a legal, valid and enforceable first priority lien (subject to Permitted Liens) on all right, title and interest of the respective Credit Parties in the Collateral described therein except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally, by the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification or contribution to a party with respect to liability when such indemnification or contribution is contrary to public policy and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).  Except for filings completed prior to the Closing Date or as contemplated hereby and by the Security Documents, no filing or other action will be necessary to perfect or protect such liens.

Section 3.26Classification of Senior Indebtedness.

The Credit Party Obligations constitute “Senior Indebtedness”, “Designated Senior Indebtedness” or any similar designation under and as defined in any agreement governing any Subordinated Debt and the subordination provisions set forth in each such agreement are legally valid and enforceable against the parties thereto, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally, by the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification or contribution to a party with respect to liability when such indemnification or contribution is contrary to public policy and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

Section 3.27Anti-Terrorism Laws.

Neither any Credit Party nor any of its Subsidiaries is an “enemy” or an “ally of the enemy” within the meaning of Section 2 of the Trading with the Enemy Act of the United States of America (50 U.S.C. App. §§ 1 et seq.) (the “Trading with the Enemy Act”), as amended.  Neither any Credit Party nor any of its Subsidiaries is in violation of (a) the Trading with the Enemy Act, as amended, (b) any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto or (c) the Patriot Act.  None of the Credit Parties (i) is a blocked person described in Section 1 of the Anti-Terrorism Order or (ii) to the best of its knowledge, engages in any dealings or transactions, or is otherwise associated, with any such blocked person.

Section 3.28Compliance with OFAC Rules and Regulations.

(a)None of the Credit Parties or their Subsidiaries or their respective Affiliates, officers and employees and to the knowledge of such Borrower, its directors and agents is in violation of and each of the foregoing shall not violate any applicable Sanctions.  Each Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by such Borrower, its Subsidiaries and their respective directors, officers, employees and agents with applicable Sanctions.

(b)None of the Credit Parties or their Subsidiaries or their respective Affiliates or to the knowledge of such Credit Party, their respective directors, officers or employees (i) is a Sanctioned Person or a Sanctioned Entity, (ii) has a more than 10% of its assets located in Sanctioned Entities, or (iii) derives more than 10% of its operating income from investments in, or transactions with Sanctioned Persons or Sanctioned Entities.  No proceeds of any Loan will be used nor have any been used to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Entity or otherwise violate any applicable Sanctions.

Section 3.29Authorized Officer.

Set forth on Schedule 3.29 are Responsible Officers that are permitted to sign Credit Documents on behalf of the Credit Parties, holding the offices indicated next to their respective names, as of the Closing Date and as of the last date such Schedule was required to be updated in accordance with Section 5.2(c).  Such Authorized Officers are the duly elected and qualified officers of such Credit Party and are duly authorized to execute and deliver, on behalf of the respective Credit Party, the Credit Agreement, the Notes and the other Credit Documents.

Section 3.30Regulation H.

No Mortgaged Property is a Flood Hazard Property unless the Administrative Agent shall have received the following: (a) the applicable Credit Party’s written acknowledgment of receipt of written notification from the Administrative Agent (i) as to the fact that such Mortgaged Property is a Flood Hazard Property and (ii) as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program and (b) copies of insurance policies or certificates of insurance of the applicable Credit Party evidencing flood insurance reasonably satisfactory to the Administrative Agent and naming the Administrative Agent as loss payee on behalf of the Lenders.

Section 3.31EEA Financial Institution.

No Credit Party is an EEA Financial Institution.

article IV

CONDITIONS PRECEDENT

Section 4.1Conditions to Closing Date.

This Agreement shall become effective upon, and the obligation of each Lender to make the initial Extensions of Credit on the Closing Date is subject to, the satisfaction of the following conditions precedent:

(a)Execution of Credit Agreement and Credit Documents.  The Administrative Agent shall have received (i) counterparts of this Agreement, executed by a duly authorized officer of each party hereto, (ii) for the account of each Revolving Lender requesting a promissory note, a duly executed Revolving Loan Note, (iii) for the account of the Swingline Lender requesting a promissory note, the Swingline Loan Note, (iv) counterparts of the Security Agreement and the Pledge Agreement, in each case conforming to the requirements of this Agreement and executed by duly authorized officers of the Credit Parties or other Person, as applicable and (v) counterparts of any other Credit Document, executed by the duly authorized officers of the parties thereto.

(b)Authority Documents.  The Administrative Agent shall have received the following:

(i) Articles of Incorporation/Charter Documents.  Copies of certified articles of incorporation or other charter documents, as applicable, of each Credit Party certified (A) by an officer of such Credit Party (pursuant to an officer’s certificate in substantially the form of Exhibit 4.1(b) attached hereto) as of the Closing Date to be true and correct and in force and effect as of such date, and (B) to be true and complete as of a recent date by the appropriate Governmental Authority of the state of its incorporation or organization, as applicable.

(ii) Resolutions.  Copies of resolutions of the board of directors, general partner or comparable managing body of each Credit Party approving and adopting the Credit Documents, the Transactions and authorizing execution and delivery thereof, certified by an officer of such Credit Party (pursuant to an officer’s certificate in substantially the form of Exhibit 4.1(b) attached hereto) as of the Closing Date to be true and correct and in force and effect as of such date.

(iii) Bylaws/Operating Agreement/Partnership Agreement.  A copy of the bylaws or comparable operating agreement of each Credit Party certified by an officer of such Credit Party (pursuant to an officer’s certificate in substantially the form of Exhibit 4.1(b) attached hereto) as of the Closing Date to be true and correct and in force and effect as of such date.

(iv) Good Standing.  Original certificates of good standing, existence or its equivalent with respect to each Credit Party certified as of a recent date by the appropriate Governmental Authorities of the state of incorporation or organization and each other state in which the failure to so qualify and be in good standing could reasonably be expected to have a Material Adverse Effect.

(v) Incumbency.  An incumbency certificate of each Authorized Officer of each Credit Party certified by an officer (pursuant to an officer’s certificate in substantially the form of Exhibit 4.1(b) attached hereto) to be true and correct as of the Closing Date.

(c)Legal Opinion of Counsel.  The Administrative Agent shall have received an opinion or opinions (including, if requested by the Administrative Agent, local counsel opinions) of counsel for the Credit Parties, dated the Closing Date and addressed to the Administrative Agent and the Lenders, in form and substance acceptable to the Administrative Agent (which shall include, without limitation, opinions with respect to the due organization and valid existence of each Credit Party, opinions as to perfection of the Liens granted to the Administrative Agent pursuant to the Security Documents and opinions as to the non-contravention of the Credit Parties’ organizational documents.

(d)Personal Property Collateral.  The Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent:

(i) (A) searches of UCC filings in the jurisdiction of incorporation or formation, as applicable, of each Credit Party and each jurisdiction where any Collateral is located or where a filing would need to be made in order to perfect the Administrative Agent’s security interest in the Collateral, copies of the financing statements on file in such jurisdictions and evidence as of the Closing Date that no Liens exist other than Permitted Liens and (B) tax lien and judgment searches;

(ii) completed UCC financing statements for each appropriate jurisdiction as is necessary, in the Administrative Agent’s sole discretion, to perfect the Administrative Agent’s security interest in the Collateral;

(iii) subject to Section 5.16(e)(v) hereof, stock or membership certificates, if any, evidencing the Equity Interests pledged to the Administrative Agent pursuant to the Pledge Agreement and undated stock or transfer powers duly executed in blank;

(iv) duly executed consents as are necessary, in the Administrative Agent’s reasonable discretion, to perfect the Lenders’ security interest in the Collateral;

(v) to the extent required to be delivered pursuant to the terms of the Security Documents and listed on Schedule 3.16(b), all instruments, documents and chattel paper in the possession of any of the Credit Parties, together with allonges or assignments as may be necessary or appropriate to perfect the Administrative Agent’s and the Lenders’ security interest in the Collateral;

(vi) Deposit Account Control Agreements satisfactory to the Administrative Agent to the extent required to be delivered pursuant to Section 6.14;

(vii) Securities Account Control Agreements satisfactory to the Administrative Agent to the extent required to be delivered pursuant to Section 6.14; and

(e)Liability, Casualty, Property and Business Interruption Insurance.  The Administrative Agent shall have received copies of insurance policies or certificates of insurance evidencing liability, casualty, property and business interruption insurance meeting the requirements set forth herein or in the Security Documents.

(f)Solvency Certificate.  The Administrative Agent shall have received an officer’s certificate prepared by the chief financial officer or other Authorized Officer approved by the Administrative Agent of the Borrowers as to the financial condition, solvency and related matters of the Credit Parties and their Subsidiaries, after giving effect to the Transactions and the initial borrowings under the Credit Documents, in substantially the form of Exhibit 4.1(f) hereto.

(g)Account Designation Notice.  The Administrative Agent shall have received the executed Account Designation Notice in the form of Exhibit 1.1(a) hereto.

(h)Notice of Borrowing.  The Administrative Agent shall have received a Notice of Borrowing with respect to the Loans to be made on the Closing Date.

(i)Consents.  The Administrative Agent shall have received evidence that all boards of directors, governmental, shareholder and material third party consents and approvals necessary in connection with the Transactions have been obtained and all applicable waiting periods have expired without any action being taken by any authority that could restrain, prevent or impose any material adverse conditions on such transactions or that could seek or threaten any of the foregoing.

(j)Compliance with Laws.  The Transactions contemplated hereby shall be in compliance with all applicable laws and regulations (including all applicable securities and banking laws, rules and regulations).

(k)Bankruptcy.  There shall be no bankruptcy or insolvency proceedings pending with respect to any Credit Party or any Subsidiary thereof.

(l)Existing Indebtedness of the Credit Parties.  All of the existing Indebtedness for borrowed money of the Credit Parties and their Subsidiaries (other than Indebtedness permitted to exist pursuant to Section 6.1) shall be repaid in full and all security interests related thereto shall be terminated or assigned to the Administrative Agent on terms and conditions reasonably satisfactory thereto on or prior to the Closing Date.

(m)Financial Statements.  The Administrative Agent and the Lenders shall have received copies of the financial statements referred to in Section 3.1, each in form and substance satisfactory to each of them.

(n)No Material Adverse Change.  Since December 31, 2012, there shall have been no material adverse change resulting in a Material Adverse Effect in the business, properties, prospects, operations or condition (financial or otherwise) of the Credit Parties or any of their respective Subsidiaries.

(o)Financial Condition Certificate.  The Administrative Agent shall have received a certificate or certificates executed by an Authorized Officer of the Borrowers as of the Closing Date, substantially in the form of Exhibit 4.1(o) stating that (i) to the Credit Parties’ knowledge, there does not exist any pending or ongoing, action, suit, investigation, litigation or proceeding in any court or before any other Governmental Authority (A) affecting this Agreement or the other Credit Documents, that has not been settled, dismissed, vacated, discharged or terminated prior to the Closing Date or (B) that purports to affect any Credit Party or any of its Subsidiaries, or any Transaction, which action, suit, investigation, litigation or proceeding could reasonably be expected to have a Material Adverse Effect, that has not been settled, dismissed, vacated, discharged or terminated prior to the Closing Date, (ii) immediately after giving effect to this Agreement, the other Credit Documents, and all the Transactions contemplated to occur on such date, (A) no Default or Event of Default exists, (B) all representations and warranties contained herein and in the other Credit Documents (1) with respect to representations and warranties that contain a materiality qualification, be true and correct and (2) with respect to representations and warranties that do not contain a materiality qualification, be true and correct in all material respects, and (C) the Credit Parties are in pro forma compliance with each of the initial financial covenants set forth in Section 5.9 (as evidenced through detailed calculations of such financial covenants on a schedule to such certificate) as of the last day of the quarter ending at least twenty (20) days preceding the Closing Date and (iii) each of the other conditions precedent in Section 4.1 have been satisfied or waived, except to the extent the satisfaction of any such condition is subject to the judgment or discretion of the Administrative Agent or any Lender.

(p)Intentionally Omitted.

(q)Structure.  The pro forma capital, ownership and management structure and shareholding arrangement of the Credit Parties and their Subsidiaries (and all agreements relating thereto) shall be reasonably satisfactory to the Administrative Agent.

(r)Fees and Expenses.  The Administrative Agent and the Lenders shall have received all fees and expenses, if any, owing pursuant to the Fee Letters and Section 2.5.

(s)Additional Matters.  All other documents and legal matters in connection with the Transactions shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel.

Without limiting the generality of the provisions of Section 8.4, for purposes of determining compliance with the conditions specified in this Section 4.1, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

Section 4.2Conditions to All Extensions of Credit.

The obligation of each Lender to make any Extension of Credit hereunder is subject to the satisfaction of the following conditions precedent on the date of making such Extension of Credit:

(a)Representations and Warranties.  The representations and warranties made by the Credit Parties herein, in the other Credit Documents and which are contained in any certificate furnished at any time under or in connection herewith shall (i) with respect to representations and warranties that contain a materiality qualification, be true and correct and (ii) with respect to representations and warranties that do not contain a materiality qualification, be true and correct in all material respects, in each case on and as of the date of such Extension of Credit as if made on and as of such date except for any representation or warranty made as of an earlier date, which representation and warranty shall remain true and correct as of such earlier date.

(b)No Default or Event of Default.  No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Extension of Credit to be made on such date unless such Default or Event of Default shall have been waived in accordance with this Agreement.

(c)Compliance with Commitments.  Immediately after giving effect to the making of any such Extension of Credit (and the application of the proceeds thereof), (i) the sum of the aggregate principal amount of outstanding Revolving Loans plus outstanding Swingline Loans plus outstanding LOC Obligations shall not exceed the Revolving Committed Amount then in effect, (ii) the outstanding LOC Obligations shall not exceed the LOC Committed Amount, and (iii) the outstanding Swingline Loans shall not exceed the Swingline Committed Amount.

(d)Additional Conditions to Revolving Loans.  If a Revolving Loan is requested, all conditions set forth in Section 2.1 shall have been satisfied.

(e)Additional Conditions to Letters of Credit.  If the issuance of a Letter of Credit is requested, (i) all conditions set forth in Section 2.3 shall have been satisfied and (ii) there shall exist no Lender that is a Defaulting Lender unless the Issuing Lender has entered into satisfactory arrangements with the Borrowers or such Defaulting Lender to eliminate the Issuing Lender’s risk with respect to such Defaulting Lender’s LOC Obligations.

(f)Additional Conditions to Swingline Loans.  If a Swingline Loan is requested, (i) all conditions set forth in Section 2.4 shall have been satisfied and (ii) there shall exist no Lender that is a Defaulting Lender unless the Swingline Lender has entered into satisfactory arrangements with the Borrowers or such Defaulting Lender to eliminate the Swingline Lender’s risk with respect to such Defaulting Lender’s in respect of its Swingline Commitment.

(g)Incremental Facility.  If an Incremental Facility is requested, all conditions set forth in Section 2.22 shall have been satisfied.

Each request for an Extension of Credit and each acceptance by the Borrowers of any such Extension of Credit shall be deemed to constitute representations and warranties by the Credit Parties as of the date of such Extension of Credit that the conditions set forth above in paragraphs (a) through (g), as applicable, have been satisfied.

article V

AFFIRMATIVE COVENANTS

Each of the Credit Parties hereby covenants and agrees that on the Closing Date, and thereafter (a) for so long as this Agreement is in effect, (b) until the Commitments have terminated, and (c)  the Credit Party Obligations and all other amounts owing to the Administrative Agent or any Lender hereunder are paid in full in cash, such Credit Party shall, and shall cause each of their Subsidiaries, to:

Section 5.1Financial Statements.

Furnish to the Administrative Agent and each of the Lenders:

(a)Annual Financial Statements.  As soon as available and in any event no later than the earlier of (i) to the extent applicable, the date the Partnership is required by the SEC to deliver its Form 10-K for each fiscal year of the Partnership (including the fiscal year ended December 31, 2013) and (ii) ninety (90) days after the end of each fiscal year of the Partnership (including the fiscal year ended December 31, 2013), a copy of the Consolidated balance sheet of the Partnership and its Subsidiaries as of the end of such fiscal year (including the fiscal year ended December 31, 2013) and the related Consolidated statements of income and retained earnings and of cash flows of the Partnership and its Subsidiaries for such year, which shall be audited by a firm of independent certified public accountants of nationally recognized standing reasonably acceptable to the Administrative Agent, setting forth in each case in comparative form the figures for the previous year, reported on without a “going concern” or like qualification or exception, or qualification indicating that the scope of the audit was inadequate to permit such independent certified public accountants to certify such financial statements without such qualification;

(b)Quarterly Financial Statements.  As soon as available and in any event no later than the earlier of (i) to the extent applicable, the date the Partnership is required by the SEC to deliver its Form 10-Q for any fiscal quarter of the Partnership and (ii) forty-five (45) days after the end of each of the first three (3) fiscal quarters of the Partnership, a copy of the Consolidated balance sheet of the Partnership and its Subsidiaries as of the end of such period and related Consolidated statements of income and retained earnings and of cash flows for the Partnership and its Subsidiaries for such quarterly period and for the portion of the fiscal year ending with such period, in each case setting forth in comparative form Consolidated figures for the corresponding period or periods of the preceding fiscal year (subject to normal recurring year end audit adjustments and of the predecessor entity, as applicable) and including management discussion and analysis of operating results inclusive of operating metrics in comparative form; and

(c)Annual Operating Budget and Cash Flow.  As soon as available, but in any event within thirty (30) days after the end of each fiscal year, a copy of the detailed annual operating budget or plan approved by management of the Borrowers including cash flow projections of the Partnership and its Subsidiaries for the next four fiscal quarter period prepared on a quarterly basis, in form and detail reasonably acceptable to the Administrative Agent and the Lenders, together with a summary of the material assumptions made in the preparation of such annual budget or plan;

any such financial statements shall be prepared in accordance with GAAP applied consistently throughout the periods reflected therein and further accompanied by a description of, and an estimation of the effect on the financial statements on account of, a change, if any, in GAAP as provided in Section 1.3(b) (subject, in the case of interim statements, to normal recurring year‑end audit adjustments and the absence of footnotes) and, in the case of the annual and quarterly financial statements, provided in accordance with Sections 5.1(a) and (b) above.

Notwithstanding the foregoing, (a) financial statements and reports required to be delivered pursuant to the foregoing provisions of this Section may be delivered electronically and if so, shall be deemed to have been delivered on the date on which the Administrative Agent receives such reports from the Borrowers through electronic mail; provided that, upon the Administrative Agent’s request, the Borrowers shall provide paper copies of any documents required hereby to the Administrative Agent and (b) the obligations set forth in Sections 5.1(a) and (b) above may be satisfied by delivery of the reports specified in Section 5.2(d).

Section 5.2Certificates; Other Information.

Furnish to the Administrative Agent and each of the Lenders:

(a)[Intentionally Omitted].

(b)Officer’s Certificate.  Concurrently with the delivery of the financial statements referred to in Sections 5.1(a) and 5.1(b) above, a certificate of an Authorized Officer of the Partnership substantially in the form of Exhibit 5.2(b) stating that (i) such financial statements present fairly the financial position of the Credit Parties and their Subsidiaries for the periods indicated in conformity with GAAP applied on a consistent basis, (ii) each of the Credit Parties during such period observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement to be observed, performed or satisfied by it in all material respects, (iii) such Authorized Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and such certificate shall include the calculations in reasonable detail required to indicate compliance with Section 5.9 as of the last day of such period and (iv) the Credit Parties are in compliance with Section 6.4(a)(vi) as evidenced by calculations demonstrating such compliance; provided that the foregoing calculations shall only be required in connection with the delivery of the financial statements referred to in Section 5.1(a) above.

(c)Updated Schedules.  Concurrently with or prior to the delivery of the annual financial statements referred to in Section 5.1(a) above (but only to the extent such information has changed during the relevant period), (i) an updated copy of Schedule 3.3 and Schedule 3.12 if the Credit Parties or any of their Subsidiaries has formed or acquired a new Subsidiary since the Closing Date or since such Schedule was last updated, as applicable, (ii) an updated copy of Schedule 3.16(b) if the Credit Parties have obtained any Documents (as defined in the UCC), Instruments (as defined in the UCC) or Tangible Chattel Paper (as defined in the UCC) since the Closing Date or since such Schedule was last updated, as applicable, (iii) an updated copy of Schedule 3.16(c) if the Credit Parties maintain any Deposit Accounts (as defined in the UCC), Electronic Chattel Paper (as defined in the UCC), Letter-of-Credit Rights (as defined in the UCC), Securities Accounts (as defined in the UCC) or uncertificated Investment Property (as defined in the UCC) to the extent not otherwise set forth on such Schedule as of the Closing Date or since such Schedule was last updated, as applicable, (iv) an updated copy of Schedule 3.16(d) if the Credit Parties have any Commercial Tort Claims not otherwise set forth on such Schedule as of the Closing Date or since such Schedule was last updated, as applicable, and (v) an updated copy of Schedule 3.16(e) to the extent required to be updated to make the representation in Section 3.16(e) true and correct in all material respects; provided, however, notwithstanding anything herein to the contrary, the Schedules described in this Section 5.2(c) shall only be required to be updated annually and only to the extent the information has changed since the prior year’s update.

(d)Reports; SEC Filings; Regulatory Reports; Press Releases; Etc.  Promptly upon their becoming available, (i) copies of all reports (other than those provided pursuant to Section 5.1 and those which are of a promotional nature) and other financial information (other than K-1s) which any Credit Party sends to its public limited partners, shareholders or owners, (ii) copies of all reports and all registration statements and prospectuses, if any, which any Credit Party may make to, or file with, the SEC (or any successor or analogous Governmental Authority) or any securities exchange or other private regulatory authority, (iii) all material regulatory reports and (iv) all press releases and other statements made available by any of the Credit Parties to the public concerning material developments in the business of any of the Credit Parties.

(e)[Intentionally Omitted].

(f)General Information.  Promptly, such additional information regarding the business, financial, legal or corporate affairs of any Credit Party, or compliance with the terms of the Credit Documents, as the Administrative Agent or any Lender may from time to time reasonably request.

Notwithstanding anything herein to the contrary, documents required to be delivered pursuant to this Section 5.2 (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Partnership posts such documents, or provides a link thereto on the Partnership’s website on the internet at the following website address www.sec.gov/edgar or (ii) on which such documents are posted on the Partnership’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent).  The Administrative Agent shall have no obligation to request the delivery of, or to maintain paper copies of, the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrowers with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

Section 5.3Payment of Taxes and Other Obligations.

Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, subject, where applicable, to specified grace periods, (a) all of its taxes (Federal, state, local and any other taxes) and (b) all of its other material obligations and liabilities of whatever nature in accordance with industry practice and (c) any additional costs that are imposed as a result of any failure to so pay, discharge or otherwise satisfy such taxes, obligations and liabilities, except when the amount or validity of any such taxes, obligations and liabilities and costs is currently being contested in good faith by appropriate proceedings and reserves, if applicable, in conformity with GAAP with respect thereto have been provided on the books of the Credit Parties.

Section 5.4Conduct of Business and Maintenance of Existence.

Except as expressly permitted under Sections 6.3 and  6.4, continue to engage in business of the same general type as now conducted by it on the Closing Date and preserve, renew and keep in full force and effect its corporate or other formative existence and good standing, take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business and to maintain its goodwill and comply with all Contractual Obligations and Requirements of Law.

Section 5.5Maintenance of Property; Insurance.

(a)Keep all material property useful and necessary in its business in good working order and condition (ordinary wear and tear and obsolescence excepted).

(b)Maintain with financially sound and reputable insurance companies or with any Captive Insurance Company (provided, however, that this Section 5.5 shall not be breached if any insurance company or any Captive Insurance Company with which the Credit Parties maintain insurance becomes financially troubled and the Credit Parties reasonably promptly obtain coverage from a different, financially sound insurer) liability, casualty, property and business interruption insurance (including, without limitation, insurance with respect to its tangible Collateral) in at least such amounts and against at least such risks as are usually insured against by companies engaged in the same or a similar business; and furnish to the Administrative Agent, upon the request of the Administrative Agent, full information as to the insurance carried.  The Administrative Agent shall be named (i) as lenders’ loss payee, as its interest may appear with respect to any property insurance, and (ii) as additional insured, as its interest may appear, with respect to any such liability insurance, and each provider of any such insurance shall agree, by endorsement upon the policy or policies issued by it or by independent instruments to be furnished to the Administrative Agent, that it will give the Administrative Agent thirty (30) days prior written notice before any such policy or policies shall be altered or canceled, and such policies shall provide that no act or default of the Credit Parties or any of their Subsidiaries or any other Person shall affect the rights of the Administrative Agent or the Lenders under such policy or policies.

(c)In case of any material loss, damage to or destruction of the Collateral of any Credit Party or any part thereof, such Credit Party shall promptly give written notice thereof to the Administrative Agent generally describing the nature and extent of such damage or destruction.  In case of any such material loss, damage to or destruction of the Collateral of any Credit Party or any part thereof, if required by the Administrative Agent or the Required Lenders, such Credit Party (whether or not the insurance proceeds, if any, received on account of such damage or destruction shall be sufficient for that purpose), at such Credit Party’s cost and expense, will promptly repair or replace the Collateral of such Credit Party so lost, damaged or destroyed.

(d)With respect to each Flood Hazard Property with respect to which flood insurance has been made available under Flood Insurance Laws, the applicable Credit Party (i) maintains, with financially sound and reputable insurance companies (provided, however, that this Section 5.5(d) shall not be breached if any insurance company insuring the Flood Hazard Property of the Credit Parties becomes financially troubled and the Credit Parties reasonably promptly obtain coverage from a different financially sound insurer), such flood insurance in such reasonable total amount as the Administrative Agent and the Impacted Lender may from time to time reasonably require, and which is otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (ii) will promptly, upon request of the Administrative Agent or the Impacted Lender, deliver to the Administrative Agent or the Impacted Lender, as applicable, evidence of such compliance in form and substance reasonably acceptable to the Administrative Agent (on behalf of itself and for the Lenders (other than the Impacted Lender)) and the Impacted Lender, including, without limitation, evidence of annual renewals of such insurance.  A Credit Party may record a Mortgage Instrument on one or more parcels of Real Estate (each, a “Flood Hazard Replacement Property”) with a value equal to or greater than the value of a Flood Hazard Property (an “Original Flood Hazard Property”); provided, that when such Flood Hazard Replacement Property becomes subject to such Mortgage Instrument, the Original Flood Hazard Property being replaced shall be released from the Mortgage Instrument covering such Original Flood Hazard Property and shall no longer constitute Collateral.

Section 5.6Maintenance of Books and Records.

Keep proper books, records and accounts in accordance with the rules and regulations of the SEC.

Section 5.7Notices.

Give notice in writing to the Administrative Agent (which shall promptly transmit such notice to each Lender):

(a)promptly, but in any event within two (2) Business Days after any Credit Party knows thereof, the occurrence of any Default or Event of Default;

(b)promptly, any development or event which could reasonably be expected to have a Material Adverse Effect;

(c)promptly, of the occurrence of any ERISA Event; and

(d)promptly, of any material change in accounting policies or financial reporting practices by the Borrowers or any of their Subsidiaries, including any determination by the Borrowers that the calculation of the financial covenants set forth in Section 5.9 was inaccurate and a proper calculation would have resulted in higher pricing for the applicable period.

Each notice pursuant to this Section shall be accompanied by a statement of an Authorized  Officer setting forth details of the occurrence referred to therein and stating what action the Credit Parties propose to take with respect thereto.  In the case of any notice of a Default or Event of Default, the Borrowers shall specify that such notice is a Default or Event of Default notice on the face thereof.

Section 5.8Environmental Laws.

(a)Except as could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect, comply with, and use its commercially reasonable efforts to ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply with and maintain, and use its commercially reasonable efforts to ensure that all such tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws;

(b)Except as could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect, conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply with all applicable lawful orders and directives of all Governmental Authorities regarding Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings; and

(c)Defend, indemnify and hold harmless the Administrative Agent and the Lenders, and their respective employees, agents, officers and directors and affiliates, from and against any and all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Credit Parties or any of their Subsidiaries or the Properties, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorney’s and consultant’s fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor.  The agreements in this paragraph shall survive repayment of the Credit Party Obligations and all other amounts payable hereunder and termination of the Commitments and the Credit Documents.

Section 5.9Financial Covenants.

Comply with the following financial covenants:

(a)Total Leverage Ratio.  The Total Leverage Ratio, calculated as of the last day of each fiscal quarter or as of any other date on a Pro Forma Basis, shall be less than or equal to the following:

Period	Ratio
Closing Date through and including March 31, 2014	4.50 to 1.00
April 1, 2014 through and including September 30, 2014	5.50 to 1.00
October 1, 2014 through and including December 31, 2014	5.0 to 1.00
January 1, 2015 and thereafter	4.50 to 1.00

Notwithstanding the foregoing to the contrary, (i) if an offering of Equity Interests in the Partnership (other than Equity Interests issued or granted to employees of the Partnership or any of its Affiliates) occurs after the First Amendment Effective Date but prior to December 31, 2014, the Total Leverage Ratio shall not exceed 4.50 to 1.00 for the fiscal quarter ending December 31, 2014, (ii) the Total Leverage Ratio shall not exceed 5.00:1.00 from and after the last day of the fiscal quarter in which a Material Acquisition occurs to and including the last day of the ~~third~~fourth full fiscal quarter following the fiscal quarter in which such Material Acquisition occurred and (iii) the Total Leverage Ratio shall not exceed 5.50:1.00 from and after the date on which any Borrower or any Credit Party issues Qualified Senior Notes in an aggregate principal amount (when combined with all other Qualified Senior Notes previously or concurrently issued) that equals or exceeds $175,000,000 in the aggregate.  For the avoidance of doubt, to the extent a Material Acquisition is consummated and Qualified Senior Notes are issued in the same fiscal quarter, clause (iii) of the foregoing paragraph shall apply.

(b)Senior Leverage Ratio.  From and after the date on which any Borrower or any Credit Party issues Qualified Senior Notes in an aggregate principal amount (when combined with all other Qualified Senior Notes previously or concurrently issued) that equals or exceeds $175,000,000 in the aggregate, the Senior Leverage Ratio, calculated as of the last day of each fiscal quarter or as of any other date on a Pro Forma Basis shall be less than or equal to 3.00 to 1.00.

(c)Consolidated Interest Coverage Ratio.  The Consolidated Interest Charge Coverage Ratio, calculated as of the last day of each fiscal quarter or as of any other date on a Pro Forma Basis, shall be greater than or equal to 2.75 to 1.00.

Section 5.10Additional Guarantors.

The Credit Parties will cause each of their Material Domestic Subsidiaries, whether newly formed, after acquired or otherwise existing to promptly (and in any event within thirty (30) days after such Subsidiary is formed or acquired (or such longer period of time as agreed to by the Administrative Agent in its reasonable discretion)) become a Guarantor hereunder by way of execution of a Joinder Agreement; provided, however, (i) no Foreign Subsidiary shall be required to become a Guarantor to the extent such Guaranty would result in a material adverse tax consequence for any Borrower and (ii) no New Jersey Subsidiary shall be required to become a Guarantor to the extent such New Jersey Subsidiary is merged with or into any Credit Party on or prior to the date which is sixty (60) days following the Closing Date. In connection therewith, the Credit Parties shall give notice to the Administrative Agent not less than ten (10) days prior to creating a Subsidiary (or such shorter period of time as agreed to by the Administrative Agent in its reasonable discretion), or acquiring the Equity Interests of any other Person.  The Credit Party Obligations shall be secured by, among other things, a first priority perfected security interest in the Collateral of such new Guarantor and a pledge of 100% of the Equity Interests of such new Guarantor and its Domestic Subsidiaries and 65% (or such higher percentage that would not result in material adverse tax consequences for such new Guarantor) of the voting Equity Interests and 100% of the non-voting Equity Interests of its first-tier Foreign Subsidiaries.  In connection with the foregoing, the Credit Parties shall deliver to the Administrative Agent, with respect to each new Guarantor to the extent applicable, substantially the same documentation required pursuant to Sections 4.1(b) – (f), (j) and 5.12 and such other documents or agreements as the Administrative Agent may reasonably request.

Section 5.11Compliance with Law.

Comply with all Requirements of Law and orders (including Environmental Laws, ERISA and the Patriot Act), and all applicable restrictions imposed by all Governmental Authorities, applicable to it and the Collateral if noncompliance with any such Requirements of Law, order or restriction could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.  Each Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by such Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruptions Laws and applicable Sanctions.

Section 5.12Pledged Assets.

(a)Equity Interests. Each Credit Party will cause 100% of the Equity Interests in each of its direct or indirect Domestic Subsidiaries (unless such Domestic Subsidiary is owned by a Foreign Subsidiary or is a shell holding company pending consummation of a Permitted Acquisition) and 65% (to the extent the pledge of a greater percentage would be unlawful or would cause any materially adverse tax consequences to any Borrower or any Guarantor) of the voting Equity Interests and 100% of the non-voting Equity Interests of its first-tier Foreign Subsidiaries, in each case to the extent owned by such Credit Party, to be subject at all times to a first priority, perfected Lien in favor of the Administrative Agent pursuant to the terms and conditions of the Security Documents or such other security documents as the Administrative Agent shall reasonably request; provided, however, that with respect to any Subsidiary, other than a Material Domestic Subsidiary, the Credit Parties shall have a period of thirty (30) days from the date of creation or acquisition of such Subsidiary to comply with the provisions of this Section 5.12(a).

(b)Personal Property. Subject to the terms of subsection (c) below, each Credit Party will cause all of its material tangible and intangible personal property now owned or hereafter acquired by it to be subject at all times to a first priority, perfected Lien (subject in each case to Permitted Liens) in favor of the Administrative Agent for the benefit of the Secured Parties to secure the Credit Party Obligations pursuant to the terms and conditions of the Security Documents or such other security documents as the Administrative Agent shall reasonably request.  Each Credit Party shall, and shall cause each of its Subsidiaries to, adhere to the covenants set forth in the Security Documents.

(c)Real Property. To the extent otherwise permitted hereunder, if any Credit Party intends to acquire a fee ownership interest in any real property (“Real Estate”), after the Closing Date with a fair market value in excess of $100,000, not to exceed $1,000,000 in the aggregate during the term of this Agreement, it shall use commercially reasonable efforts (the requirement to use such commercially reasonable efforts to include, to the extent applicable, the period in which the applicable Credit Party is negotiating any lease with a prospective landlord) to provide to the Administrative Agent within ninety (90) days of such acquisition (or such extended period of time as agreed to by the Administrative Agent) such security documentation as the Administrative Agent may request to cause such fee ownership interest in Real Estate to be subject at all times to a first priority, perfected Lien (subject in each case to Permitted Liens) in favor of the Administrative Agent and such other documentation as the Administrative Agent may reasonably request in connection with the foregoing, including, without limitation, title reports and opinions of counsel and to the extent available, title insurance policies, surveys, appraisals, zoning letters and environmental reports, all in form and substance reasonably satisfactory to the Administrative Agent; provided that, after the Fourth Amendment Effective Date with respect to any Replacement Parcel, the Administrative Agent shall have received appraisals and environmental reports, in each case, in form and substance reasonably satisfactory to the Administrative Agent.  Following the Fourth Amendment Effective Date, no Mortgage Instrument will be recorded with respect to any Real Estate unless (i) the Borrowers have given the Administrative Agent and the Lenders at least forty-five (45) days’ prior written notice of its intent to record such Mortgage Instrument and (ii) each Lender has confirmed in writing that all of its flood insurance due diligence has been completed; provided, that once all Lenders have given such confirmation, the relevant Mortgage Instrument may be recorded notwithstanding the forty-five (45) days’ written notice requirement; provided, further, that if any Lender has not given such consent prior to the end of any period whereby a Credit Party is required to have delivered or recorded a Mortgage Instrument, such period shall be deemed to have been extended until the date all such confirmations are received plus an additional ten (10) days.  Notwithstanding the foregoing to the contrary, (i) no leasehold deeds of trust, leasehold trust deeds, leasehold deeds to secure debt or leasehold mortgages shall be required under this Agreement, and (ii) if, as determined by the Administrative Agent in its reasonable discretion, the cost of perfecting a first priority security interest in favor of the Administrative Agent for the benefit of the Secured Parties on any real property of the Credit Parties and their Subsidiaries located in the State of New York exceeds the benefit of perfection on such property, the Administrative Agent may waive the requirements of this Section 5.12(c) for any such real property located in the State of New York.  Notwithstanding the foregoing to the contrary, no Excluded Real Estate (other than any Replacement Parcel or any Flood Hazard Replacement Parcel), shall be subject to the requirements of this Section 5.12(c).

(d)Leases and other Agreements. Each Credit Party shall timely and fully pay and perform its obligations under all leases and other agreements with respect to each leased location or public warehouse where any Collateral is or may be located to the extent that the failure to meet such obligations could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.13Compliance with Terms of Leaseholds.

Make all payments and otherwise perform all obligations in respect of all leases of real property to which any Borrower or any of the other Credit Parties or their Subsidiaries is a party, keep such leases in full force and effect and not allow such leases to lapse or be terminated or any rights to renew such leases to be forfeited or cancelled, provide to the Administrative Agent evidence of the exercise of any renewal rights with respect to any such leases, notify the Administrative Agent of any default by any party with respect to such leases, and cooperate with the Administrative Agent in all respects to cure any such default, and cause each of its Subsidiaries to do so, except, in any case, where the failure to do so, either individually or in the aggregate, could not be reasonably likely to have a Material Adverse Effect.

Section 5.14Use Restrictions; Repurchase Options and ROFR.

Perform and observe all the terms and provisions of each Repurchase Option, Use Restriction and ROFR to be performed or observed by it, except where such violation could not reasonably be expected to have a Material Adverse Effect, enforce each such Repurchase Option, Use Restriction and ROFR in accordance with its terms, shall not take any action (or permit any action) that would trigger any of the Repurchase Options and/or any of the ROFRs unless a waiver, release or similar dispensation is obtained, and shall take all such action to such end as may be from time to time reasonably requested by the Administrative Agent to the extent that such action is reasonably necessary to cause the Credit Party to be in compliance with any applicable Repurchase Option, Use Restrictions or ROFR.  It is agreed that any request for a waiver or release of any applicable Repurchase Option, Use Restriction, ROFR or ROFR Statute shall not be deemed to violate this Section 5.14.

Section 5.15Use of Proceeds.

Use the proceeds of the Extensions of Credit solely (a) to refinance certain existing Indebtedness of the Credit Parties and their Subsidiaries, (b) to pay any costs, fees and expenses associated with this Agreement on the Closing Date, (c) for working capital and other general business purposes, including Permitted Acquisitions and (d) for Restricted Payments permitted hereunder.

Section 5.16Further Assurances and Post-Closing Covenants.

(a)Public/Private Designation.  The Credit Parties will cooperate with the Administrative Agent in connection with the publication of certain materials and/or information provided by or on behalf of the Credit Parties to the Administrative Agent and Lenders (collectively, “Information Materials”) and will designate Information Materials (i) that are either available to the public or not material with respect to the Credit Parties and their Subsidiaries or any of their respective securities for purposes of United States federal and state securities laws, as “Public Information” and (ii) that are not Public Information as “Private Information”.   All Private Information shall be subject to the terms of Section 9.14.

(b)Additional Information.  The Credit Parties shall provide such information regarding the operations, business affairs and financial condition of the Credit Parties and their Subsidiaries as the Administrative Agent or any Lender may reasonably request.

(c)Visits and Inspections.  The Credit Parties shall permit representatives of the Administrative Agent or any Lender, from time to time upon prior reasonable notice and at such times during normal business hours, to visit and inspect its properties (including the Collateral); inspect, audit and make extracts from its books, records and files, including, but not limited to, management letters prepared by independent accountants; and discuss with its principal officers, and its independent accountants, its business, assets, liabilities, financial condition, results of operations and business prospects.  Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent or any Lender may do any of the foregoing at any time without advance notice.

(d)Further Assurances.  Upon the reasonable request of the Administrative Agent, promptly perform or cause to be performed any and all acts and execute or cause to be executed any and all documents for filing under the provisions of the UCC or any other Requirement of Law which are necessary or advisable to maintain in favor of the Administrative Agent, for the benefit of the Secured Parties, Liens on the Collateral that are duly perfected in accordance with the requirements of, or the obligations of the Credit Parties under, the Credit Documents and all applicable Requirements of Law.

(e)Post-Closing Covenants.

(i)Within sixty (60) days following the Closing Date (or such longer period as agreed to in writing by the Administrative Agent in its sole discretion), the Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent and the Lenders:

(A)fully executed and notarized Mortgage Instruments in recordable form sufficient to create a first priority security interest (subject to certain existing Liens existing as of the Closing Date and set forth on Schedule 1.1(b)) in each of the Mortgaged Properties encumbering the Mortgaged Properties for the benefit of the Secured Parties (it being agreed that no leasehold deeds of trust, leasehold trust deeds, leasehold deeds to secure debt or leasehold mortgages shall be required under this Agreement);

(B)a title report in respect of each of the Mortgaged Properties;

(C)copies of all title insurance policies in the possession of the Borrowers which are outstanding and enforceable with respect to the Mortgaged Properties; and

(D)to the extent requested by the Administrative Agent, opinions of counsel to the Credit Parties and their Subsidiaries for each jurisdiction in which the Mortgaged Properties are located;

provided, however, that with respect to the real properties of any Credit Party or its Subsidiaries located in the State of New York and owned on the Closing Date, no Mortgage Instrument shall be required hereunder and such real properties shall not be Mortgaged Properties under this Agreement.

(ii)Within sixty (60) days following the Closing Date (or such longer period as agreed to in writing by the Administrative Agent in its sole discretion), the Credit Parties shall establish and maintain their primary banking relationship (including, without limitation, the establishment of transaction-related bank accounts, main operating accounts and treasury management and investment accounts) with Citizens.

(iii)Within forty-five (45) days following the Closing Date (or such longer period as agreed to in writing by the Administrative Agent in its sole discretion), the Administrative Agent shall have received copies of endorsements with respect to the Credit Parties’ liability, casualty, property and business interruption insurance meeting the requirements set forth herein or in the Security Documents.  The Administrative Agent shall be named (i) as lenders’ loss payee, as its interest may appear, with respect to any such insurance providing coverage in respect of any Collateral and (ii) as additional insured, as its interest may appear, with respect to any such insurance providing liability coverage, and the Credit Parties will use their commercially reasonable efforts to have each provider of any such insurance agree, by endorsement upon the policy or policies issued by it or by independent instruments to be furnished to the Administrative Agent, that it will give the Administrative Agent thirty (30) days prior written notice before any such policy or policies shall be altered or cancelled.

(iv)Within thirty (30) days after the Closing Date (or such longer period of time as agreed to in writing by the Administrative Agent in its sole discretion), the Administrative Agent shall have received Deposit Account Control Agreements and Securities Account Control Agreements required to be delivered in accordance with Section 6.14.

(v)To the extent not delivered on the Closing Date, within forty-five (45) says after the Closing Date (or such longer period of time as agreed to in writing by the Administrative Agent in its sole discretion), the Administrative Agent shall have received stock or membership certificates, evidencing the Equity Interests pledged to the Administrative Agent pursuant to the Pledge Agreement and undated stock or transfer powers duly executed in blank.

(vi)Within forty-five (45) days after the First Amendment Effective Date or such longer period of time as agreed to in writing by the Administrative Agent in its sole discretion), the Administrative Agent shall have received owner’s title policies with respect to each of the properties set forth on Schedule 5.16(e), in each case, in form and substance satisfactory to the Administrative Agent.

article VI

NEGATIVE COVENANTS

Each of the Credit Parties hereby covenants and agrees that on the Closing Date, and thereafter (a) for so long as this Agreement is in effect, (b) until the Commitments have terminated, (c) the Credit Party Obligations and all other amounts owing to the Administrative Agent or any Lender hereunder are paid in full in cash, that:

Section 6.1Indebtedness.

No Credit Party will, nor will it permit any Subsidiary to, contract, create, incur, assume or permit to exist any Indebtedness, except:

(a)Indebtedness arising or existing under this Agreement and the other Credit Documents;

(b)Indebtedness of the Credit Parties and their Subsidiaries existing as of the Closing Date as referred to in the financial statements referenced in Section 3.1 (and set out more specifically in Schedule 6.1(b) hereto) and any renewals, refinancings or extensions thereof in a principal amount not in excess of that outstanding as of the date of such renewal, refinancing or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder and the direct or any contingent obligor with respect thereto, is not changed as a result of or in connection with such renewal, refinancing or extension, and the terms of any such renewal, refinancing or extension, taken as a whole, are not less favorable to the obligor thereunder;

(c)Indebtedness of the Credit Parties and their Subsidiaries incurred after the Closing Date consisting of Capital Leases or Indebtedness incurred to provide all or a portion of the purchase price or cost of construction of an asset in an aggregate amount not to exceed $200,000,000 at any time outstanding when aggregated with Indebtedness permitted pursuant to clause 6.1(n) below;

(d)Unsecured intercompany Indebtedness among the Credit Parties;

(e)Indebtedness and obligations owing under (i) Bank Products and (ii) other Hedging Agreements entered into in order to manage existing or anticipated interest rate, exchange rate or commodity price risks and not for speculative purposes;

(f)Indebtedness of a Person existing at the time such Person becomes a Subsidiary of a Credit Party in a transaction permitted hereunder in an aggregate principal amount not to exceed $75,000,000 for all such Persons;

(g)Indebtedness arising from agreements providing for indemnification and purchase price adjustment obligations or similar obligations, or from guarantees or letters of credit, surety bonds or performance bonds securing the performance of any Credit Party or its Subsidiaries pursuant to such agreements, in connection with Dispositions, other sales of assets or Permitted Acquisitions;

(h)Guaranty Obligations in respect of Indebtedness of a Credit Party to the extent such Indebtedness is permitted to exist or be incurred pursuant to this Section; and

(i)Qualified Senior Notes;

(j)Indebtedness incurred to finance the payment of insurance premiums incurred in the ordinary course of business;

(k)any Guarantee of the obligations of any Credit Party as a tenant under any lease (which lease is not a Capital Lease) or a purchaser in connection with any Permitted Acquisition;

(l)Indebtedness owed in respect of overdrafts and related liabilities arising in the ordinary course of business from treasury, depository and cash management services or from automated clearing-house transfers of funds;

(m)Indebtedness consisting of obligations under deferred compensation arrangements, non-competition agreements, adjustments of purchase price, earn-outs or similar arrangements;

(n)Indebtedness  incurred in connection with Sale Leaseback transactions permitted pursuant to Section 6.12, in an aggregate amount not to exceed $170,000,000 at any time outstanding when aggregated with Indebtedness permitted pursuant to clause 6.1(c) above;

(o)other unsecured Indebtedness of Credit Parties not permitted by the foregoing clauses (a) through (m) in an aggregate amount not to exceed $40,000,000; provided that the Credit Parties are in pro forma compliance with each of the financial covenants set forth in Section 5.9; and

(p)other Indebtedness of the Credit Parties not permitted by the foregoing clauses (a) through (o) in an aggregate amount not to exceed $25,000,000.

Section 6.2Liens.

The Credit Parties will not, nor will they permit any Subsidiary to, contract, create, incur, assume or permit to exist any Lien with respect to any of their respective property or assets of any kind (whether real or personal, tangible or intangible), whether now owned or hereafter acquired, except for the following (the “Permitted Liens”):

(a)Liens created by or otherwise existing or arising under or in connection with this Agreement or the other Credit Documents in favor of the Administrative Agent on behalf of the Secured Parties;

(b)Liens in favor of a Bank Product Provider in connection with a Bank Product; provided that such Liens shall secure the Credit Party Obligations on a pari passu basis;

(c)Liens securing purchase money Indebtedness and Capital Lease Obligations (and refinancings thereof) to the extent permitted under Section 6.1(c); provided, that (i) any such Lien attaches to such property concurrently with or within thirty (30) days after the acquisition thereof and (ii) such Lien attaches solely to the property so acquired in such transaction;

(d)Liens for taxes, assessments, charges or other governmental levies not yet due or as to which the period of grace (not to exceed sixty (60) days), if any, related thereto has not expired or which are being contested in good faith by appropriate proceedings; provided that adequate reserves with respect thereto are maintained on the books of any Credit Party or its Subsidiaries, as the case may be, in conformity with GAAP;

(e)statutory Liens such as carriers’, warehousemen’s, mechanics’, materialmen’s, landlords’, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than thirty (30) days or which are being contested in good faith by appropriate proceedings; provided that a reserve or other appropriate provision shall have been made therefor;

(f)pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation (other than any Lien imposed by ERISA) and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

(g)deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(h)easements, rights of way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(i)Liens existing on the Closing Date and set forth on Schedule 1.1(b); provided that (i) no such Lien shall at any time be extended to cover property or assets other than the property or assets subject thereto on the Closing Date and improvements thereon and (ii) the principal amount of the Indebtedness secured by such Lien shall not be extended, renewed, refunded or refinanced except to the extent permitted pursuant to this Agreement;

(j)any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in this definition (other than Liens set forth on Schedule 1.1(b)); provided that such extension, renewal or replacement Lien shall be limited to all or a part of the property which secured the Lien so extended, renewed or replaced (plus improvements on such property);

(k)Liens arising in the ordinary course of business by virtue of any contractual, statutory or common law provision relating to banker’s Liens, rights of set-off or similar rights and remedies covering deposit or securities accounts (including funds or other assets credited thereto) or other funds maintained with a depository institution or securities intermediary;

(l)any zoning, building or similar laws or rights reserved to or vested in any Governmental Authority;

(m)restrictions on transfers of securities imposed by applicable Securities Laws;

(n)Liens arising out of judgments or awards not resulting in an Event of Default; provided that the applicable Credit Party or Subsidiary shall in good faith be prosecuting an appeal or proceedings for review;

(o)Liens on the property of a Person existing at the time such Person becomes a Subsidiary of a Credit Party in a transaction permitted hereunder securing Indebtedness in an aggregate principal amount not to exceed $75,000,000 for all such Persons; provided, however, that any such Lien may not extend to any other property of any Credit Party or any other Subsidiary that is not a Subsidiary of such Person;

(p)any interest or title of a lessor, licensor or sublessor under any lease, license or sublease entered into by any Credit Party or any Subsidiary thereof in the ordinary course of its business and covering only the assets so leased, licensed or subleased;

(q)Liens in favor of the Administrative Agent, Issuing Lender and/or Swingline Lender to Cash Collateralize or otherwise secure the obligations of a Defaulting Lender to fund risk participations hereunder;

(r)Liens granted in the ordinary course of business on the unearned portion of insurance premiums and on any loss payments which reduce the unearned portion of insurance premiums securing the financing of insurance premiums to the extent the financing is permitted under Section 6.1(j);

(s)assignments of insurance or condemnation proceeds provided to landlords (or their mortgagees) pursuant to the terms of any lease and Liens or rights reserved in any lease for rent or for compliance with the terms of such lease;

(t)Liens securing the obligations of the lessee under the Getty Lease; provided that such Liens do not at any time encumber any property other than (i) personal property of such lessee (which shall not include any inventory, accounts, rents or the proceeds thereof) located on the premises subject to the Getty Lease and (ii) the underground storage tanks and related piping, fittings, below ground meters, below ground components of automatic tank gauging systems and leak detection systems, and all other below ground components of the fuel storage and delivery systems located on the premises subject to the Getty Lease;

(u)tenant purchase options existing on the Closing Date or purchase options granted to tenants after the Closing Date so long as such options are for not less than 85% of the fair market value of the property subject to the applicable purchase option;

(v)leases, subleases, licenses and sublicenses of assets, in each case, entered into by the Borrowers or any of their Subsidiaries in the ordinary course of business;

(w)Liens arising by virtue of Uniform Commercial Code financing statement filings regarding operating leases entered into by the Borrowers or any of their Subsidiaries in the ordinary course of business;

(x)each Operating Lease (as such term is defined in each of the Mortgage Instruments) and the Master Lease;

(y)Liens solely on cash earnest money deposits made in connection with any letter of intent or purchase agreement in connection with an Investment permitted pursuant to Section 6.5;

(z)purchase rights and rights of first refusal that constitute Liens; and

(aa)additional Liens so long as the principal amount of Indebtedness and other obligations secured thereby does not exceed $25,000,000 in the aggregate.

Notwithstanding the foregoing to the contrary and subject to clauses (h) and (v) of this Section 6.2, the Credit Parties will not, nor will they permit any Subsidiary to, contract, create,

incur, assume or permit to exist any Lien with respect to any of their respective leasehold interests, whether now owned or hereafter acquired.

Notwithstanding the foregoing, if a Credit Party shall grant a Lien on any of its assets in violation of this Section, then it shall be deemed to have simultaneously granted an equal and ratable Lien on any such assets in favor of the Administrative Agent for the ratable benefit of the Secured Parties, to the extent such Lien has not already been granted to the Administrative Agent.

Section 6.3Nature of Business.

Except as otherwise expressly provided in this Agreement, no Credit Party will, nor will it permit any Subsidiary to, materially alter the character of its business in any material respect from that conducted as of the Closing Date; provided, however, that (i) in the event that any Credit Party acquires or otherwise begins operating a line of business or assets related thereto that are ancillary to, necessary or substantially related to its business as of the Closing Date, the ownership of such assets and the operating of such line of business shall be permitted under this Agreement and (ii) in the event that any Credit Party acquires assets or a line of business that results in a breach of this Section 6.3, such Credit Party shall not be in Default if such assets or line of business are disposed of within one (1) year of the acquisition thereof.

Section 6.4Consolidation, Merger, Sale of Assets, etc.

The Credit Parties will not, nor will they permit any Subsidiary to,

(a)dissolve, liquidate or wind up its affairs, or sell, transfer, lease or otherwise dispose of its property or assets (each a “Disposition”), except the following, without duplication, shall be expressly permitted:

(i) (A) the sale, transfer, lease or other disposition of inventory and materials in the ordinary course of business and (B) the conversion of cash into Cash Equivalents and Cash Equivalents into cash;

(ii) the sale, transfer or other disposition of property or assets to an unrelated party not in the ordinary course of business where and to the extent that they are the result of a Recovery Event;

(iii) the sale, lease, transfer or other disposition of machinery, parts and equipment no longer used or useful in the conduct of the business of the Credit Parties or any of their Subsidiaries;

(iv) the sale, lease or transfer of property or assets from one Credit Party to another Credit Party, including by way of merger, or dissolution of any Credit Party (other than the Borrowers) to the extent any and all assets of such Credit Party are distributed to another Credit Party;

(v) the termination of any Hedging Agreement;

(vi) the sale, lease, or transfer of property or assets not to exceed $5,000,000 in the aggregate after the Fourth Amendment Effective Date;

(vii) the sale, lease or transfer of property or assets with the prior written consent of the Administrative Agent;

(viii) Dispositions to Getty (or its assignee or designee) constituting a sale of the UST Systems upon Getty’s exercise of its option to purchase in accordance with the terms of the Getty Lease;

(ix) Guarantors may grant ROFRs and Repurchase Options in connection with Permitted Acquisitions; provided, however, that nothing in this clause 6.4(a)(ix) shall be deemed to permit a Disposition through the exercise of any ROFR or Repurchase Option;

(x) Dispositions pursuant to a ROFR Statute arising from any Permitted Acquisition;

(xi) Dispositions consisting of Permitted Like-Kind Exchanges;

(xii) Dispositions constituting leases, subleases, licenses or sublicenses of assets, in each case, entered into by a Credit Party in the ordinary course of business;

(xiii) Dispositions pursuant to tenant purchase options existing on the Closing Date;

(xiv) Dispositions involving the write-off, discount sale, or transfer or defaulted or past-due receivables and similar obligations in the ordinary course of business;

(xv) Dispositions in connection with condemnation proceedings;

(xvi) Dispositions constituting an Operating Lease (as such term is defined in each Mortgage Instrument) or relating to real property subject to the Master Lease and, in each case, related assets entered into by either Borrower, a Guarantor or any Subsidiary thereof that owns a Mortgaged Property;

(xvii) Dispositions of assets made within one (1) year of the acquisition thereof in compliance with the terms of Section 6.3;

(xviii) Dispositions of Equity Interests in Subsidiaries pursuant to any benefit plan maintained by the Partnership;

(xix) Dispositions of any (x) Real Estate that is subject to a Mortgage Instrument as of the Fourth Amendment Effective Date, (y) Real Estate that was acquired by any Credit Party prior to the Fourth Amendment Effective Date and is subject to the requirements of Section 5.12(c) hereof and (z) Real Estate that is a Replacement Parcel or a Flood Hazard Replacement Parcel, in an aggregate amount not to exceed $15,000,000 during the term of this Agreement; provided that if a Credit Party subsequently provides a Mortgage Instrument in favor of the Administrative Agent on one or more additional parcels of Real Estate (each, a “Replacement Parcel”), such dollar basket may be increased by the value of the Replacement Parcel (up to an aggregate basket of $15,000,000); provided further that, the parties hereto acknowledge and agree that as of the Fifth Amendment Effective Date, availability under this clause (xix) will be $0 until such time as the Borrower delivers to the Administrative Agent a Mortgage Instrument with respect to each Jet Pep Site, as set forth on Schedule 1.1(g), in accordance with the terms of the Fifth Amendment, at which time the availability under this clause (xix) shall be deemed to be $15,000,000; and

(xx) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, Dispositions of any Real Estate that is not subject to a Mortgage Instrument and is not subject to the requirements of Section 5.12(c) hereof;

provided that (A) with respect to clauses (iv), (v) and (vi), no Default or Event of Default shall exist or shall result therefrom and (B) any Disposition pursuant to clauses (i), (iii) and (vi) shall be for fair market value; provided, further, that with respect to sales of assets permitted hereunder only, the Administrative Agent shall be entitled, without the consent of  any Lender, to release its Liens relating to the particular assets sold; or

(b)enter into any transaction of merger or consolidation, except for (i) Investments or acquisitions permitted pursuant to Section 6.5 so long as the Credit Party subject to such merger or consolidation is the surviving entity, (ii) (y) the merger or consolidation of a Subsidiary that is not a Credit Party with and into a Credit Party; provided that such Credit Party will be the surviving entity or the surviving entity executes and delivers a Joinder Agreement and (z) the merger or consolidation of a Credit Party with and into another Credit Party; provided that if a Borrower is a party thereto, such Borrower will be the surviving corporation, and (iii) the merger or consolidation of a Subsidiary that is not a Credit Party with and into another Subsidiary that is not a Credit Party.

Section 6.5Advances, Investments and Loans.

The Credit Parties will not, nor will they permit any Subsidiary to, make any Investment or contract to make any Investment except for the following (the “Permitted Investments”):

(a)cash and Cash Equivalents;

(b)Investments existing as of the Closing Date as set forth on Schedule 1.1(a);

(c)receivables owing to the Credit Parties or any of their Subsidiaries or any receivables and advances to suppliers, in each case if created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

(d)Investments in and loans to any Credit Party;

(e)loans and advances to officers, directors and employees in an aggregate amount not to exceed $400,000 at any time outstanding; provided that such loans and advances shall comply with all applicable Requirements of Law (including Sarbanes-Oxley);

(f)Investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

(g)Permitted Acquisitions;

(h)Bank Products to the extent permitted hereunder;

(i)ownership of the UST Systems (as defined in the Getty Lease) subject to an option to purchase in favor of Getty under the Getty Lease;

(j)Mortgaged Properties owned by any Guarantor subject to ROFRs and Repurchase Options; and

(k)time deposits with Team Capital Bank in an amount not to exceed $10,000,000; provided, however, that such funds shall represent escrowed environmental reserves;

(l) (i) Investments in and loans to any Subsidiary which is not a Credit Party, (ii) Investments in the form of loans to Affiliates of a Borrower who are not Credit Parties, (iii) Investments in the form of loans to purchasers in connection with any Disposition permitted pursuant to Section 6.4 and (iv) Investments constituting Indebtedness related to convenience store and wholesale fuel distribution assets; provided that, with respect to the foregoing Investments set forth in this clause (l), the aggregate amount of all such Investments shall not exceed $25,000,000 at any time outstanding; provided further, for the avoidance of doubt, nothing in this clause (l) shall prohibit the foregoing Investments to the extent consummated in connection with a Permitted Acquisition;

(m)(i) capital expenditures in the ordinary course of business with respect to Investments in joint ventures, and (ii) Investments in joint ventures related to convenience store and wholesale fuel distribution assets; provided that, with respect to the foregoing Investments set forth in this clause (m), the aggregate amount of all such Investments shall not exceed $25,000,000 at any time outstanding; and

(n)additional loan advances and/or Investments of a nature not contemplated by the foregoing clauses hereof; provided that such loans, advances and/or Investments made after the Closing Date pursuant to this clause shall not exceed an aggregate amount of $10,000,000 at any one time outstanding.

Section 6.6Transactions with Affiliates.

The Credit Parties will not, nor will they permit any Subsidiary to, enter into any transaction or series of transactions, whether or not in the ordinary course of business, with any officer, director, shareholder or Affiliate other than on terms and conditions substantially as favorable as would be obtainable in a comparable arm’s-length transaction with a Person other than an officer, director, shareholder or Affiliate, other than (a) transactions solely between or among Credit Parties, (b) Permitted Acquisitions permitted pursuant to clause (d), (e) or (f) of the definition thereof, (c) transactions in effect on the Closing Date and on the Second Amendment Effective Date as set forth on Schedule 6.6 as such transactions may be modified from time to time with the approval of the Conflicts Committee (as defined below), (d) transactions under the Omnibus Agreement or the Master Lease, in each case, as in effect on the Second Amendment Effective Date as may be amended, restated, changed, supplemented or modified from time to time with the approval of the Conflicts Committee, (e) any Restricted Payment permitted by Section 6.10, (f) transactions involving any employee benefit plan or related trust of any Credit Party and (g) transactions related to obtaining or maintaining insurance policies with a Captive Insurance Company, including payment of insurance premiums; provided, however, that any transaction approved by the Conflicts Committee of the Board of Directors of the General Partner of the Partnership, which Conflicts Committee shall consist of at least three (3) outside board members (the “Conflicts Committee”) or in accordance with the guidelines promulgated from time to time by the Conflicts Committee shall be deemed, for purposes of this Agreement, to be on terms and conditions substantially as favorable as would be obtainable on a comparable arm’s-length transaction with a person other than an officer, director, shareholder or Affiliate of the Credit Parties and their respective Subsidiaries.

Section 6.7Ownership of Subsidiaries; Restrictions.

The Credit Parties will not, nor will they permit any Subsidiary to, create, form or acquire any Subsidiaries, except for Subsidiaries that (i) become Credit Parties and enter into a Joinder Agreement as required by the terms hereof or (ii) constitute Foreign Subsidiaries or other Subsidiaries which are not Material Domestic Subsidiaries which are created or acquired in connection with Permitted Acquisitions.  The Credit Parties will not sell, transfer, pledge or otherwise dispose of any Equity Interests in any of their Subsidiaries, nor will they permit any of their Subsidiaries to issue, sell, transfer, pledge or otherwise dispose of any of their Equity Interests, except in a transaction permitted by Section 6.4.

Section 6.8Corporate Changes.

No Credit Party will, nor will it permit any of its Subsidiaries to, (a) change its fiscal year, or (b) amend, modify or change its articles of incorporation, certificate of designation (or corporate charter or other similar organizational document) operating agreement or bylaws (or other similar document) in any respect materially adverse to the interests of the Lenders without the prior written consent of the Required Lenders.  No Credit Party shall (a) (i) except as permitted under Section 6.4, alter its legal existence or, in one transaction or a series of transactions, merge into or consolidate with any other entity, or sell all or substantially all of its assets, (ii) change its state of incorporation or organization, without providing thirty (30) days prior written notice to the Administrative Agent and without filing (or confirming that the Administrative Agent has filed) such financing statements and amendments to any previously filed financing statements as the Administrative Agent may require, or (iii) change its registered legal name, without providing five (5) days prior written notice to the Administrative Agent and without filing (or confirming that the Administrative Agent has filed) such financing statements and amendments to any previously filed financing statements as the Administrative Agent may require, (b) have more than one state of incorporation, organization or formation or (c) change its accounting method (except in accordance with GAAP) in any manner adverse to the interests of the Lenders without the prior written consent of the Required Lenders.

Notwithstanding the foregoing to the contrary, the Borrowers shall not and shall not permit any amendment, modification or change and shall not consent to any amendment, modification or change to any of the terms of the Partnership Agreement, except to the extent the same could not reasonably be expected to be materially adverse to the Lenders (and provided that the Borrowers promptly furnish to the Administrative Agent a copy of such amendment, modification, supplement, cancellation, termination or waiver).

Section 6.9Limitation on Restricted Actions.

The Credit Parties will not, nor will they permit any Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Person to (a) pay dividends or make any other distributions to any Credit Party on its Equity Interests or with respect to any other interest or participation in, or measured by, its profits, (b) pay any Indebtedness or other obligation owed to any Credit Party, (c) make loans or advances to any Credit Party, (d) sell, lease or transfer any of its properties or assets to any Credit Party, or (e) act as a Guarantor and pledge its assets pursuant to the Credit Documents or any renewals, refinancings, exchanges, refundings or extension thereof or amend or otherwise modify the Credit Documents, except (in respect of any of the matters referred to in clauses (a)‑(d) above) for such encumbrances or restrictions existing under or by reason of (i) this Agreement and the other Credit Documents, (ii) applicable law, (iii) any document or instrument governing Indebtedness incurred pursuant to Section 6.1(c); provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith, or (iv) any Permitted Lien or any document or instrument governing any Permitted Lien; provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien.

Section 6.10Restricted Payments.

The Credit Parties will not, nor will they permit any Subsidiary to, directly or indirectly, declare, order, make or set apart any sum for or pay any Restricted Payment, except:

(a)to make dividends or other distributions payable solely in the same class of Equity Interests of such Person;

(b)to make dividends or other distributions payable to the Credit Parties or Subsidiaries of the Credit Parties which are the parent companies of such Subsidiary (directly or indirectly through its Subsidiaries);

(c)so long as no Event of Default then exists and is continuing or would result therefrom, Restricted Payments by the Partnership pursuant to and in accordance with the cash distribution policy adopted by the General Partner pursuant to the Partnership Agreement from time to time;

(d)to purchase, redeem or otherwise acquire its Equity Interests with the proceeds received from a substantially concurrent issue of new Equity Interests;

(e)to redeem or convert its Equity Interests or make any payment in connection with any employee benefit plan or arrangement sponsored by the Credit Parties entered into in the ordinary course of business; and

(f)Restricted Payments which are not otherwise permitted by this Section 6.10, so long as (i) no Event of Default then exists and is continuing or would result therefrom, (ii) the Borrowers are in pro forma compliance with the financial covenants in Section 5.9 and (iii) the Credit Parties have Liquidity of at least $25,000,000.

Section 6.11Amendment of Subordinated Debt.

The Credit Parties will not, nor will they permit any Subsidiary to, without the prior written consent of the Required Lenders, amend, modify, waive or extend or permit the amendment, modification, waiver or extension of any term of any document governing or relating to any Subordinated Debt in a manner that is adverse to the interests of the Lenders.

Section 6.12Sale Leasebacks.

The Credit Parties will not, nor will they permit any Subsidiary to, directly or indirectly, become or remain liable as lessee or as guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any property (whether real, personal or mixed), whether now owned or hereafter acquired, (a) which any Credit Party or any Subsidiary has sold or transferred or is to sell or transfer to a Person which is not a Credit Party or a Subsidiary or (b) which any Credit Party or any Subsidiary intends to use for substantially the same purpose as any other property which has been sold or is to be sold or transferred by a Credit Party or a Subsidiary to another Person which is not a Credit Party or a Subsidiary in connection with such lease (each, a “Sale Leaseback”); provided that the Credit Parties may enter into Sale Leasebacks so long as (a) such Sale Leaseback is permitted pursuant to Section 6.4(a)(xix) or Section 6.4(a)(xx), (b) any Disposition of property pursuant to a Sale Leaseback shall be for no less than the fair market value of such property without the prior written consent of the Administrative Agent, and (c) the terms of such Sale Leaseback are on commercially reasonable, arm’s length terms to a third party that is not an Affiliate of any Credit Party.

Section 6.13No Further Negative Pledges.

The Credit Parties will not, nor will they permit any Subsidiary to, enter into, assume or become subject to any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon any of their properties or assets, whether now owned or hereafter acquired, or requiring the grant of any security for such obligation if security is given for some other obligation, except (a) pursuant to this Agreement and the other Credit Documents, (b) pursuant to any document or instrument governing Indebtedness incurred pursuant to Section 6.1(c); provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith, (c) in connection with any Permitted Lien or any document or instrument governing any Permitted Lien, (d) customary non-assignment provisions in leases, licenses, permits and other agreements entered into in the ordinary course of business, (e) obligations that are binding on a person at the time such Person first becomes a Subsidiary of a Borrower or any of the other Credit Parties, and (f) customary restrictions contained in an agreement relating to a Disposition that limit the transfer of encumbrances of the property or assets relating to such Disposition pending consummation thereof; provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien.

Section 6.14Account Control Agreements; Additional Bank Accounts.

Set forth on Schedule 3.16(c) is a complete and accurate list of all checking, savings or other accounts (including securities accounts) of the Credit Parties at any bank or other financial institution, or any other account where money is or may be deposited or maintained with any Person as of the Closing Date.  Each of the Credit Parties will not open, maintain or otherwise have any checking, savings or other accounts (including securities accounts) at any bank or other financial institution, or any other account where money is or may be deposited or maintained with any Person, other than (a) the accounts set forth on Schedule 3.16(c) and designated as unrestricted accounts; provided that the balance on any such account does not exceed $250,000 and the aggregate balance in all such accounts does not exceed $500,000, (b) deposit accounts that are subject to a Deposit Account Control Agreement, (c) securities accounts that are subject to a Securities Account Control Agreement, (d)  deposit accounts established solely as payroll and other zero balance accounts and (e) other deposit accounts, so long as at any time the balance in any such account does not exceed $500,000 and the aggregate balance in all such accounts does not exceed $2,000,000.

Section 6.15Use of Proceeds.

The Borrowers will not request any Loan or Letter of Credit, and each Borrower shall not use, and shall ensure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Loan or Letter of Credit (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person or Sanctioned Entity, or in any county or territory which is itself the subject or target of any Sanctions, or (C)  in any manner that would result in the violation of  any Sanctions applicable to any party hereto.

article VII

EVENTS OF DEFAULT

Section 7.1Events of Default.

An Event of Default shall exist upon the occurrence of any of the following specified events (each an “Event of Default”):

(a)Payment.  (i) Any Borrower shall fail to pay any principal on any Loan or Note when due (whether at maturity, by reason of acceleration or otherwise) in accordance with the terms hereof or thereof; or (ii) any Borrower shall fail to reimburse the Issuing Lender for any LOC Obligations when due (whether at maturity, by reason of acceleration or otherwise) in accordance with the terms hereof; or (iii) any Borrower shall fail to pay any interest on any Loan or any fee or other amount payable hereunder when due (whether at maturity, by reason of acceleration or otherwise) in accordance with the terms hereof and such failure shall continue unremedied for three (3) Business Days; or (iv) or any Guarantor shall fail to pay on the Guaranty in respect of any of the foregoing or in respect of any other Guaranty Obligations hereunder (after giving effect to the grace period in clause (iii)); or

(b)Misrepresentation.  Any representation or warranty made or deemed made either (i) herein shall prove to have been incorrect, false or misleading on or as of the date made or deemed made or (ii) in the Credit Documents or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement shall prove to have been incorrect, false or misleading in any material respect (except to the extent such representations or warranties are qualified by materiality as written in which case, the same shall be true as written) on or as of the date made or deemed made; or

(c)Covenant Default.

(i) Any Credit Party shall fail to perform, comply with or observe any term, covenant or agreement applicable to it contained in Sections 5.4, 5.7, 5.9, 5.15 or Article VI hereof (other than Section 6.14); or

(ii)Any Credit Party shall fail to perform, comply with or observe any term, covenant or agreement applicable to it contained in Sections 5.1, 5.2 or 5.16-further assurances and such failure continues for five (5) Business Days; or

(iii)Any Credit Party shall fail to perform, comply with or observe any term, covenant or agreement applicable to it contained in Section 5.14 and such failure continues for ten (10) Business Days or such longer cure period as is afforded under applicable restriction so long as the applicable Credit Party is exercising diligent good faith efforts to cure such failure; or

(iv)Any Credit Party shall fail to comply with any other covenant contained in this Agreement or the other Credit Documents or any other agreement, document or instrument among any Credit Party, the Administrative Agent and the Lenders or executed by any Credit Party in favor of the Administrative Agent or the Lenders (other than as described in Sections 7.1(a) or 7.1(c)(i) above) and, with respect to this clause (ii) only, such breach or failure to comply is not cured within thirty (30) days of its occurrence; or

(d)Indebtedness Cross-Default.  (i) Any Credit Party or any of its Subsidiaries shall default in any payment of principal of or interest on any Indebtedness (other than the Indebtedness pursuant to the Credit Documents) in a principal amount outstanding of at least $7,500,000 for the Credit Parties and any of their Subsidiaries in the aggregate beyond any applicable grace period (not to exceed thirty (30) days), if any, provided in the instrument or agreement under which such Indebtedness was created; or (ii) any Credit Party or any of its Subsidiaries shall default in the observance or performance of any other agreement or condition relating to any Indebtedness (other than the Indebtedness pursuant to the Credit Documents) in a principal amount outstanding of at least $7,500,000 in the aggregate for the Credit Parties and their Subsidiaries or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or to be repurchased, prepaid, deferred or redeemed (automatically or otherwise); or (iii) any Credit Party or any of its Subsidiaries shall breach or default any payment obligation under any Hedging Agreement that is a Bank Product which breach or default remains unremedied for five (5) Business Days and, with respect to clause (iii) above, as a result of which the swap termination value owed by any such Person exceeds $5,000,000; or

(e)Intentionally Omitted.

(f)Bankruptcy Default.  (i) A Credit Party or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding‑up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or a Credit Party or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against a Credit Party or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (iii) there shall be commenced against a Credit Party or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of their assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or (iv) a Credit Party or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) a Credit Party or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing their inability to, pay its debts as they become due; or

(g)Judgment Default.  (i) One or more judgments or decrees shall be entered against a Credit Party or any of its Subsidiaries involving in the aggregate a liability (to the extent not covered by insurance) of $20,000,000 or more and all such judgments or decrees shall not have been paid and satisfied, vacated, discharged, stayed or bonded pending appeal within ten (10) Business Days from the entry thereof or (ii) any injunction, temporary restraining order or similar decree shall be issued against a Credit Party or any of its Subsidiaries that, individually or in the aggregate, could result in a Material Adverse Effect; or

(h)ERISA Default.  The occurrence of any of the following:  (i) Any Person shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any “accumulated funding deficiency” (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan (other than a Permitted Lien) shall arise on the assets of the Credit Parties or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) a Credit Party, any of its Subsidiaries or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, any Multiemployer Plan or (vi) any other similar event or condition shall occur or exist with respect to a Plan, in any case, which as had or could reasonably be expected to have a Material Adverse Effect; or

(i)Change of Control.  There shall occur a Change of Control; or

(j)Invalidity of Guaranty.  At any time after the execution and delivery thereof, any material provision of the Guaranty, for any reason other than the satisfaction in full of all Credit Party Obligations, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void, or any Credit Party shall contest the validity, enforceability, perfection or priority of the Guaranty, any Credit Document, or any Lien granted thereunder in writing or deny in writing that it has any further liability, including with respect to future advances by the Lenders, under any Credit Document to which it is a party; or

(k)Invalidity of Credit Documents.  Any Credit Document shall fail to be in full force and effect or to give the Administrative Agent and/or the Lenders the security interests, liens, rights, powers, priority and privileges purported to be created thereby (except as such documents may be terminated or no longer in force and effect in accordance with the terms thereof, other than those indemnities and provisions which by their terms shall survive) or any Lien shall fail to be a first priority, perfected Lien on a material portion of the Collateral; or

(l)Subordinated Debt.  Any default (which is not waived or cured within the applicable period of grace) or event of default shall occur under any Subordinated Debt or the subordination provisions contained therein shall cease to be in full force and effect or shall cease to give the Lenders the rights, powers and privileges purported to be created thereby; or

(m)Classification as Senior Debt.  The Credit Party Obligations shall cease to be classified as “Senior Indebtedness,” “Designated Senior Indebtedness” or any similar designation under any Subordinated Debt instrument.

(n)Uninsured Loss.  Any uninsured damage to or loss, theft or destruction of any assets of the Credit Parties or any of their Subsidiaries shall occur that is in excess of $20,000,000.

Section 7.2Acceleration; Remedies.

Upon the occurrence and during the continuance of an Event of Default, then, and in any such event, (a) if such event is a Bankruptcy Event, automatically the Commitments shall immediately terminate and the Loans (with accrued interest thereon), and all other amounts under the Credit Documents (including, without limitation, the maximum amount of all contingent liabilities under Letters of Credit) shall immediately become due and payable, and (b) if such event is any other Event of Default, any or all of the following actions may be taken:  (i) with the written consent of the Required Lenders, the Administrative Agent may, or upon the written request of the Required Lenders, the Administrative Agent shall, declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; (ii) the Administrative Agent may, or upon the written request of the Required Lenders, the Administrative Agent shall, declare the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the Notes to be due and payable forthwith and direct the Borrowers to pay to the Administrative Agent cash collateral as security for the LOC Obligations for subsequent drawings under then outstanding Letters of Credit an amount equal to the maximum amount of which may be drawn under Letters of Credit then outstanding, whereupon the same shall immediately become due and payable; and/or (iii) with the written consent of the Required Lenders, the Administrative Agent may, or upon the written request of the Required Lenders, the Administrative Agent shall, exercise such other rights and remedies as provided under the Credit Documents and under applicable law.

article VIII

THE ADMINISTRATIVE AGENT

Section 8.1Appointment and Authority.

Each of the Lenders and the Issuing Lender hereby irrevocably appoints Citizens to act on its behalf as the Administrative Agent hereunder and under the other Credit Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Lender, and neither any Borrower nor any other Credit Party shall have rights as a third party beneficiary of any of such provisions.  It is understood and agreed that the use of the term “agent” herein or in any other Credit Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

Section 8.2Nature of Duties.

Anything herein to the contrary notwithstanding, none of the bookrunners, arrangers or other agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Credit Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender, the Swingline Lender or the Issuing Lender hereunder.  Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender.  Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Credit Document by or through any one or more sub‑agents appointed by the Administrative Agent.  The Administrative Agent and any such sub‑agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article shall apply to any such sub‑agent and to the Related Parties of the Administrative Agent and any such sub‑agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.  The Administrative Agent shall not be responsible for the negligence or misconduct of any subagents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents

Section 8.3Exculpatory Provisions.

The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Credit Documents, and its obligations hereunder shall be administrative in nature.  Without limiting the generality of the foregoing, the Administrative Agent:

(a)shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Credit Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Credit Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Credit Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(c)shall not, except as expressly set forth herein and in the other Credit Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Credit Party or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 9.1 and 7.2) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent in writing by the Borrowers, a Lender or an Issuing Lender.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Credit Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Credit Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

Section 8.4Reliance by Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender or the Issuing Lender unless the Administrative Agent shall have received notice to the contrary from such Lender or the Issuing Lender prior to the making of such Loan or the issuance of such Letter of Credit.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 8.5Notice of Default.

The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received written notice from a Lender or the Borrowers referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”.  In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders.  The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided, however, that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders except to the extent that this Agreement expressly requires that such action be taken, or not taken, only with the consent or upon the authorization of the Required Lenders, or all of the Lenders, as the case may be.

Section 8.6Non-Reliance on Administrative Agent and Other Lenders.

Each Lender and the Issuing Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representation or warranty to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of any Credit Party, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender.  Each

Lender and the Issuing Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender and the Issuing Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Credit Document or any related agreement or any document furnished hereunder or thereunder.

Section 8.7Indemnification.

The Lenders severally agree to indemnify the Administrative Agent, the Issuing Lender, and the Swingline Lender in its capacity hereunder and their Affiliates and their respective officers, directors, agents and employees (to the extent not reimbursed by the Credit Parties and without limiting the obligation of the Credit Parties to do so), ratably according to their respective Commitment Percentages in effect on the date on which indemnification is sought under this Section, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Credit Party Obligations) be imposed on, incurred by or asserted against any such indemnitee in any way relating to or arising out of any Credit Document or any documents contemplated by or referred to herein or therein or the Transactions or any action taken or omitted by any such indemnitee under or in connection with any of the foregoing; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting from such indemnitee’s gross negligence, bad faith or willful misconduct, as determined by a court of competent jurisdiction.  The agreements in this Section shall survive the termination of this Agreement and payment of the Notes, any Reimbursement Obligation and all other amounts payable hereunder.

Section 8.8Administrative Agent in Its Individual Capacity.

The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Credit Parties or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

Section 8.9Resignation of Administrative Agent.

(a)The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Lender and the Borrowers.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrowers, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders and the Issuing Lender, appoint a successor Administrative Agent meeting the qualifications set forth above.  Whether or not a successor has been appointed, such resignation shall nonetheless become effective in accordance with such notice on the Resignation Effective Date.

(b)If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrowers and such Person remove such Person as Administrative Agent and, in consultation with the Borrowers, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c)With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Credit Documents (except that in the case of any Collateral held by the Administrative Agent on behalf of the Lenders or the Issuing Lender under any of the Credit Documents, the retiring Administrative Agent shall continue to hold such Collateral until such time as a successor Administrative Agent is appointed) and (ii) except for any indemnity payments owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the Issuing Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than any rights to indemnity payments owed to the retiring or removed Administrative Agent), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Credit Documents (if not already discharged therefrom as provided above in this paragraph).  The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor.  After the retiring Administrative Agent’s resignation or removal hereunder and under the other Credit Documents, the provisions of this Article and Section 9.5 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub‑agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

(d)Any resignation by Citizens, as Administrative Agent pursuant to this Section shall also constitute its resignation as Issuing Lender and Swingline Lender.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Lender and Swingline Lender, (ii) the retiring Issuing Lender and Swingline Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Credit Documents, and (iii) the successor Issuing Lender shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring Issuing Lender to effectively assume the obligations of the retiring Issuing Lender with respect to such Letters of Credit.

Section 8.10Collateral and Guaranty Matters.

(a)The Lenders and the Bank Product Provider irrevocably authorize and direct the Administrative Agent:

(i) to release any Lien on any Collateral granted to or held by the Administrative Agent under any Credit Document (A) upon termination of the Commitments and payment in full of all Credit Party Obligations (other than contingent indemnification obligations for which no claim has been made or cannot be reasonably identified by an Indemnitee based on the then-known facts and circumstances) and the expiration or termination of all Letters of Credit, (B) that is transferred or to be transferred as part of or in connection with any sale or other disposition permitted under Section 6.4, (C) as contemplated by Section 5.5(d) or (D) subject to Section 9.1, if approved, authorized or ratified in writing by the Required Lenders;

(ii) to subordinate any Lien on any Collateral granted to or held by the Administrative Agent under any Credit Document to the holder of any Lien on such Collateral that is permitted by Section 6.2; and

(iii) to release any Guarantor from its obligations under the applicable Guaranty if such Person ceases to be a Guarantor as a result of a transaction permitted hereunder.

(b)In connection with a termination or release pursuant to this Section, the Administrative Agent shall promptly execute and deliver to the applicable Credit Party, at the Borrowers’ expense, all documents that the applicable Credit Party shall reasonably request to evidence such termination or release.  Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of Collateral, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section.

Section 8.11Bank Products.

Except as otherwise provided herein, no Bank Product Provider that obtains the benefits of Sections 2.9 and 7.2, any Guaranty or any Collateral by virtue of the provisions hereof or of any Guaranty or any Security Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Credit Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Credit Documents.  The Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Credit Party Obligations arising under Bank Products unless the Administrative Agent has received written notice (including, without limitation, a Bank Product Provider Notice) of such Credit Party Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Bank Product Provider.

article IX

MISCELLANEOUS

Section 9.1Amendments, Waivers, Consents and Release of Collateral.

Neither this Agreement nor any of the other Credit Documents, nor any terms hereof or thereof may be amended, modified, extended, restated, replaced, or supplemented (by amendment, waiver, consent or otherwise) except in accordance with the provisions of this Section nor may Collateral be released except as specifically provided herein or in the Security Documents or in accordance with the provisions of this Section.  The Required Lenders may or, with the consent of the Required Lenders, the Administrative Agent may, from time to time, (a) enter into with the Borrowers written amendments, supplements or modifications hereto and to the other Credit Documents for the purpose of adding any provisions to this Agreement or the other Credit Documents or changing in any manner the rights of the Lenders or of the Borrowers hereunder or thereunder or (b) waive or consent to the departure from, on such terms and conditions as the Required Lenders may specify in such instrument, any of the requirements of this Agreement or the other Credit Documents or any Default or Event of Default and its consequences; provided, however, that no such amendment, supplement, modification, release, waiver or consent shall:

(i) reduce the amount or extend the scheduled date of maturity of any Loan or Note or any installment thereon, or reduce the stated rate of any interest or fee payable hereunder (except in connection with (A) a waiver of Default Interest which shall be determined by a vote of the Required Lenders or (B) any amendment to this Agreement to provide for an alternative benchmark interest rate for LIBOR Rate Loans in the case where LIBOR (or any component thereof) is no longer available on account of the implementation of the policy announced by the U.K. Financial Conduct Authority on July 27, 2017 (or otherwise), in which case, only the consent of the Borrowers, the Required Lenders and the Administrative Agent shall be required) or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lender’s Commitment, in each case without the written consent of each Lender directly affected thereby; provided that, it is understood and agreed that (A) no waiver, reduction or deferral of a mandatory prepayment required pursuant to Section 2.7(b), nor any amendment of Section 2.7(b), shall constitute a reduction of the amount of, or an extension of the scheduled date of, the scheduled date of maturity of, or any installment of, any Loan or Note and (B) any reduction in the stated rate of interest on Revolving Loans shall only require the written consent of each Lender holding a Revolving Commitment; or

(ii) amend, modify or waive any provision of this Section or reduce the percentage specified in the definition of Required Lenders, without the written consent of all the Lenders; or

(iii) release a Borrower or all or substantially all of the value of the Guaranty, without the written consent of all of the Lenders and Bank Product Providers (but only to the extent any such Bank Product Provider has previously provided, to the extent required by the terms of this Agreement, a Bank Product Provider Notice to the Administrative Agent); provided that the Administrative Agent may release any Guarantor permitted to be released pursuant to the terms of this Agreement; or

(iv) release all or substantially all of the value of the Collateral without the written consent of all of the Lenders and Bank Product Providers (but only to the extent any such Bank Product Provider has previously provided, to the extent required by the terms of this Agreement, a Bank Product Provider Notice to the Administrative Agent); provided that the Administrative Agent may release any Collateral permitted to be released pursuant to the terms of this Agreement or the Security Documents; or

(v) subordinate the Loans to any other Indebtedness without the written consent of all of the Lenders; or

(vi) permit a Letter of Credit to have an original expiry date more than twelve (12) months from the date of issuance without the consent of each of the Revolving Lenders; provided, that the expiry date of any Letter of Credit may be extended in accordance with the terms of Section 2.3(a); or

(vii) permit a Borrower to assign or transfer any of its rights or obligations under this Agreement or other Credit Documents without the written consent of all of the Lenders; or

(viii) amend, modify or waive any provision of the Credit Documents requiring consent, approval or request of the Required Lenders or all Lenders without the written consent of the Required Lenders or all the Lenders as appropriate; or

(ix) without the consent of Lenders holding at least a majority of the outstanding Revolving Commitments, amend, modify or waive any provision in Section 4.2 or waive any Default or Event of Default (or amend any Credit Document to effectively waive any Default or Event of Default) if the effect of such amendment, modification or waiver is that the Revolving Lenders shall be required to fund Revolving Loans when such Lenders would otherwise not be required to do so; or

(x) amend, modify or waive (A) the order in which Credit Party Obligations are paid or (B) the pro rata sharing of payments by and among the Lenders, in each case in accordance with Section 2.11(b) or 9.7(b) without the written consent of each Lender and each Bank Product Provider directly affected thereby; or

(xi) amend, modify or waive any provision of Article VIII without the written consent of the then Administrative Agent; or

(xii) amend or modify the definition of Credit Party Obligations to delete or exclude any obligation or liability described therein without the written consent of each Lender and each Bank Product Provider directly affected thereby; or

(xiii) amend the definitions of “Hedging Agreement,” “Bank Product,” or “Bank Product Provider” without the consent of any Bank Product Provider that would be adversely affected thereby;

provided, further, that no amendment, waiver or consent affecting the rights or duties of the Administrative Agent, the Issuing Lender or the Swingline Lender under any Credit Document shall in any event be effective, unless in writing and signed by the Administrative Agent, the Issuing Lender and/or the Swingline Lender, as applicable, in addition to the Lenders required hereinabove to take such action.

Any such waiver, any such amendment, supplement or modification and any such release shall apply equally to each of the Lenders and shall be binding upon the Borrowers, the other Credit Parties, the Lenders, the Administrative Agent and all future holders of the Notes.  In the case of any waiver, the Borrowers, the other Credit Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the outstanding Loans and Notes and other Credit Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

Notwithstanding any of the foregoing to the contrary, the consent of the Borrowers and the other Credit Parties shall not be required for any amendment, modification or waiver of the provisions of Article VIII (other than the provisions of Section 8.9).

Notwithstanding any of the foregoing to the contrary, the Credit Parties and the Administrative Agent, without the consent of any Lender, may enter into any amendment, modification or waiver of any Credit Document, or enter into any new agreement or instrument, to (i) effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties, or as required by local law to give effect to, or protect any security interest for the benefit of the Secured Parties, in any property or so that the security interests therein comply with applicable law or (ii) correct any obvious error or omission of a technical nature, in each case that is immaterial (as determined by the Administrative Agent), in any provision of any Credit Document, if the same is not objected to in writing by the Required Lenders within five (5) Business Days following receipt of notice thereof.

Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above, (a) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersedes the unanimous consent provisions set forth herein, (b) the Required Lenders may consent to allow a Credit Party to use cash collateral in the context of a bankruptcy or insolvency proceeding and (c) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except (i) that the Commitment of such Lender may not be increased or extended without the consent of such Lender and (ii) to the extent such amendment, waiver or consent impacts such Defaulting Lender more than the other Lenders.

For the avoidance of doubt and notwithstanding any provision to the contrary contained in this Section 9.1, this Agreement may be amended (or amended and restated) with the written consent of the Credit Parties and the Administrative Agent in accordance with Section 2.22(d).

Section 9.2Notices.

(a)Notices Generally.  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows:

(i) If to a Borrower or any other Credit Party:

Address:19500 Bulverde Road

San Antonio, Texas 78259

Attention:Evan Smith

Telephone:(210) 692-2677

Email:Evan.Smith@cstbrands.com

with a copy to:

Address:19500 Bulverde Road

San Antonio, Texas 78259

Attention:Hamlet T. Newsom, Jr.

Telephone:(210) 692-2559

Email: Hamlet.Newsom@cstbrands.com

(ii) If to the Administrative Agent:

Citizens Bank of Pennsylvania, as Administrative Agent

28 State Street

Boston, Massachusetts 02109

Attention:  Kalens Herold

Telephone:  (617) 994-7682

Fax:  (855) 215-0786

Email: kalens.herold@rbscitizens.com

with a copy to:

Citizens Bank of Pennsylvania, as Administrative Agent

3025 Chemical Road, Suite 300

Plymouth Meeting, Pennsylvania 19462

Attention:  Dale Carr

Telephone:  610-941-4166

Fax:  (610) 941-4185

Email: Dale.Carr@RBSCitizens.com

(iii) if to a Lender, to it at its address (or telecopier number) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).  Notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b)Electronic Communications.  Notices and other communications to the Lenders, the Swingline Lender and the Issuing Lender hereunder may be delivered or furnished by electronic communication (including e‑mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender, the Swingline Lender or the Issuing Lender pursuant to Article II if such Lender, the Swingline Lender or the Issuing Lender, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.  The Administrative Agent or the Borrowers may, in their discretion, agree to accept notices and other communications to them hereunder by electronic communications pursuant to procedures approved by them, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c)Change of Address, Etc.  Any party hereto may change its address or telecopier number for notices and other communications hereunder by notice to the other parties hereto.

(d)Platform.

(i)Each Credit Party agrees that the Administrative Agent may make the Communications (as defined below) available to the Lenders by posting the Communications on Intralinks or a substantially similar electronic transmission system (the “Platform”).

(ii)The Platform is provided “as is” and “as available.”  The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications.  No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform.  In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrowers or the other Credit Parties, any Lender or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrowers’, any Credit Party’s or the Administrative Agent’s transmission of communications through the Platform.  “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Credit Party pursuant to any Credit Document or the transactions contemplated therein which is distributed to the Administrative Agent, any Lender or any Issuing Lender by.

Section 9.3No Waiver; Cumulative Remedies.

No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Section 9.4Survival of Representations and Warranties.

All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans; provided that all such representations and warranties shall terminate on the date upon which the Commitments have been terminated and all Credit Party Obligations have been paid in full.

Section 9.5Payment of Expenses and Taxes; Indemnity.

(a)Costs and Expenses.  The Credit Parties shall pay (i) all reasonable out‑of‑pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), and shall pay all fees and time charges and disbursements for attorneys who may be employees of the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Credit Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the Transactions shall be consummated), (ii) all reasonable out‑of‑pocket expenses incurred by the Issuing Lender and the Swingline Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or Swingline Loan or any demand for payment thereunder and (iii) all out‑of‑pocket expenses incurred by the Administrative Agent, any Lender, the Issuing Lender or the Swingline Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender, the Swingline Lender or the Issuing Lender), and shall pay all fees and time charges for attorneys who may be employees of the Administrative Agent, any Lender, the Issuing Lender or the Swingline Lender, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Credit Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out‑of‑pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)Indemnification by the Credit Parties.  The Credit Parties shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender, the Issuing Lender and the Swingline Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, penalties, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by a Borrower or any other Credit Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Credit Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the Transactions, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Materials of Environmental Concern on or from any property owned or operated by any Credit Party or any of its Subsidiaries, or any liability under Environmental Law related in any way to any Credit Party or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by a Borrower or any other Credit Party, and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, willful misconduct or bad faith of such Indemnitee.  This Section (b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from non-Tax claim.

(c)Reimbursement by Lenders.  To the extent that the Credit Parties for any reason fail to indefeasibly pay any amount required under paragraph (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the Issuing Lender, Swingline Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the Issuing Lender, Swingline Lender or such Related Party, as the case may be, such Lender’s Commitment Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), the Issuing Lender or Swingline Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), Issuing Lender or Swingline Lender in connection with such capacity.

(d)Waiver of Consequential Damages, Etc.  To the fullest extent permitted by applicable law, none of the Credit Parties shall assert, and each of the Credit Parties hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Credit

Document or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.  No Indemnitee referred to in paragraph (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Credit Documents or the Transactions.

(e)Payments.  All amounts due under this Section shall be payable promptly/not later than five (5) days after demand therefor.

(f)Survival.  The agreements contained in this Section shall survive the resignation of the Administrative Agent, the Swingline Lender and the Issuing Lender, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of the Credit Party Obligations.

Section 9.6Successors and Assigns; Participations.

(a)Successors and Assigns Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither any Borrower nor any other Credit Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)Assignments by Lenders.  Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A)in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or contemporaneous assignments to related Approved Funds that equal at least the amount specified in paragraph (b)(i)(B) of this Section or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)in any case not described in paragraph (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000, in the case of any assignment in respect of any portion of the Revolving Facility; (provided, however, that simultaneous assignments shall be aggregated in respect of a Lender and its Approved Funds), unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrowers otherwise consent (each such consent not to be unreasonably withheld or delayed).

(ii) Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Tranches on a non-pro rata basis.

(iii) Required Consents.  No consent shall be required for any assignment except to the extent required by paragraph (b)(i)(B) of this Section and, in addition:

(A)the consent of the Borrowers (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment, (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund or (z) the primary syndication of the Loans has not been completed as determined by Citizens; provided that the Borrowers shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof;

(B)the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of a Revolving Commitment if such assignment is to a Person that is not a Lender with a Commitment in respect of such facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender; and

(C)the consent of the Issuing Lender and Swingline Lender (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of a Revolving Commitment.

(iv) Assignment and Assumption.  The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment.  The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v) No Assignment to Certain Persons.  No such assignment shall be made to (A) any Credit Party or any Credit Party’s Affiliates or Subsidiaries or (B) any Defaulting Lender or any of its Subsidiaries or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B).

(vi) No Assignment to Natural Persons.  No such assignment shall be made to a natural person or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person.

(vii)Certain Additional Payments.  In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrowers and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (A) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon), and (B) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swingline Loans in accordance with its Applicable Percentage.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.14 and 9.5 with respect to facts and circumstances occurring prior to the effective date of such assignment.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section.

(c)Register.  The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at one of its offices in Boston, Massachusetts a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)Participations.  Any Lender may at any time, without the consent of, or notice to, the Borrowers or the Administrative Agent, sell participations to any Person (other than a natural Person (or a holding company, investment vehicle or trust for, and owned and operated for the primary benefit of, a natural Person) or the Borrowers or any of the Borrowers’ Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrowers, the Administrative Agent, the Issuing Lenders and Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 9.5(c) with respect to any payments made by such Lender to its Participant(s).

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in  Section 9.1 that affects such Participant.  The Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 (subject to the requirements and limitations therein, including the requirements under Section 2.16(g) (it being understood that the documentation required under Section 2.16(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 2.19 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Section 2.14 or Section 2.16, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.  Each Lender that sells a participation agrees, at the Borrowers’ request and expense, to use reasonable efforts to cooperate with the Borrowers to effectuate the provisions of Section 2.19 with respect to any Participant.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.7 as though it were a Lender; provided that such Participant agrees to be subject to Section 9.7 as though it were a Lender.  Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Credit Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans, letters of credit or its other obligations under any Credit Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any other central bank having jurisdiction over such Lender; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Section 9.7Right of Set‑off; Sharing of Payments.

(a)If an Event of Default shall have occurred and be continuing, each Lender, the Issuing Lender, the Swingline Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the Issuing Lender, the Swingline Lender or any such Affiliate to or for the credit or the account of the Borrowers or any other Credit Party against any and all of the obligations of the Borrowers or such Credit Party now or hereafter existing under this Agreement or any other Credit Document to such Lender, the Swingline Lender or the Issuing Lender, irrespective of whether or not such Lender, the Swingline Lender or the Issuing Lender shall have made any demand under this Agreement or any other Credit Document and although such obligations of the Borrowers or such Credit Party may be contingent or unmatured or are owed to a branch, office or affiliate of such Lender, the Swingline Lender or the Issuing Lender different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (i) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.21 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Lender, the Swingline Lender and the other Lenders, and (ii) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Credit Party Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.  The rights of each Lender, the Swingline Lender, the Issuing Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the Swingline Lender, the Issuing Lender or their respective Affiliates may have.  Each Lender, the Swingline Lender and the Issuing Lender agree to notify the Borrowers and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

(b)If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender’s receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (i) notify the Administrative Agent of such fact, and (ii) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

(A)if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(B)the provisions of this paragraph shall not be construed to apply to (x) any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in Letters of Credit to any assignee or participant, other than to any Credit Party or any Subsidiary thereof (as to which the provisions of this paragraph shall apply) or (z) (1) any amounts applied by the Swingline Lender to outstanding Swingline Loans and (2) any amounts received by the Issuing Lender and/or Swingline Lender to secure the obligations of a Defaulting Lender to fund risk participations hereunder.

(c)Each Credit Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Credit Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Credit Party in the amount of such participation.

Section 9.8Table of Contents and Section Headings.

The table of contents and the Section and subsection headings herein are intended for convenience only and shall be ignored in construing this Agreement.

Section 9.9Counterparts; Effectiveness; Electronic Execution.

(a)Counterparts; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Except as provided in Section 4.1, this Agreement shall become effective when it shall have been executed by the Borrowers, the Guarantors, the Lenders and the Administrative Agent and the Administrative Agent shall have received copies hereof and thereof (telefaxed or otherwise), and thereafter this Agreement shall be binding upon and inure to the benefit of the Borrowers, the Guarantors, the Administrative Agent and each Lender and their respective successors and permitted assigns.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy or email shall be effective as delivery of a manually executed counterpart of this Agreement.

(b)Electronic Execution of Assignments.  The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 9.10Severability.

Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 9.11Integration.

This Agreement and the other Credit Documents represent the agreement of the Borrowers, the other Credit Parties, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent, the Borrowers, the other Credit Parties, or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or therein.

Section 9.12Governing Law.

This Agreement and the other Credit Documents any claims, controversy or dispute arising out of or relating to this Agreement or any other Credit Document (except, as to any other Credit Document, as expressly set forth therein) shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 9.13Consent to Jurisdiction; Service of Process and Venue.

(a)Consent to Jurisdiction.  Each Borrower and each other Credit Party irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the courts of the State of New York and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Credit Document, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York sitting State court or, to the fullest extent permitted by applicable law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or in any other Credit Document shall affect any right that the Administrative Agent, any Lender, the Swingline Lender or the Issuing Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Credit Document against any Borrower or any other Credit Party or its properties in the courts of any jurisdiction.

(b)Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 9.2.  Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law.

(c)Venue.  Each Borrower and each other Credit Party irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Credit Document in any court referred to in paragraph (b) of this Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

Section 9.14Confidentiality.

Each of the Administrative Agent, the Lenders, the Swingline Lender and the Issuing Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process in which case, the Administrative Agent, shall, to the extent permitted by law, inform the Credit Parties promptly in advance thereof so that the Credit Parties may seek a protective order or other appropriate remedy, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder, under any other Credit Document or Bank Product or any action or proceeding relating to this Agreement, any other Credit Document or Bank Product or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) (i) any actual or prospective party (or its partners, directors, officers, employees, managers, administrators, trustees, agents, advisors or other representatives) to any swap or derivative or similar transaction under which payments are to be made by reference to the Borrowers and their respective obligations, this Agreement or payments hereunder, (ii) an investor or prospective investor in securities issued by an Approved Fund that also agrees that Information shall be used solely for the purpose of evaluating an investment in such securities issued by the Approved Fund, (iii) a trustee, collateral manager, servicer, backup servicer, noteholder or secured party in connection with the administration, servicing and reporting on the assets serving as collateral for securities issued by an Approved Fund, or (iv) a nationally recognized rating agency that requires access to information regarding the Credit Parties, the Loans and Credit Documents in connection with ratings issued in respect of securities issued by an Approved Fund (in each case, it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential), (h) with the consent of the Borrowers or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, the Swingline Lender, the Issuing Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrowers.  With respect to disclosure pursuant to clauses (b) and (c) above, the Administrative Agent, the Lenders, the Swingline Lender and any Issuing Lender each agrees that, if in the absence of a protective order, any of them is legally compelled to disclose Information (as defined below) or else stand liable for contempt or suffer other censure or penalty, it may, without liability, disclose only that portion of the Information which it believes, in its reasonable commercial discretion, to be legally required to be disclosed; provided, however, that each of them will use its commercially reasonable efforts to preserve the confidentiality of the Information by cooperating with the Credit Parties to obtain assurances, to the extent available, that confidential treatment will be accorded the Information.

For purposes of this Section, “Information” shall mean all information received from any Credit Party or any of its Subsidiaries relating to any Credit Party or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender, the Swingline Lender or the Issuing Lender on a nonconfidential basis prior to disclosure by any Credit Party or any of its Subsidiaries; provided that, in the case of information received from any Credit Party or any of its Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 9.15Acknowledgments.

Each Borrower and the other Credit Parties each hereby acknowledges that:

(a)it has been advised by counsel in the negotiation, execution and delivery of each Credit Document;

(b)neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to any Borrower or any other Credit Party arising out of or in connection with this Agreement and the relationship between the Administrative Agent and the Lenders, on one hand, and the Borrowers and the other Credit Parties, on the other hand, in connection herewith is solely that of creditor and debtor; and

(c)no joint venture exists among the Lenders and the Administrative Agent or among the Borrowers, the Administrative Agent or the other Credit Parties and the Lenders.

Section 9.16Waivers of Jury Trial; Waiver of Consequential Damages.

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE

FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 9.17Patriot Act Notice.

Each Lender and the Administrative Agent (for itself and not on behalf of any other party) hereby notifies the Borrowers that, pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrowers and the other Credit Parties, which information includes the name and address of the Borrowers and the other Credit Parties and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrowers and the other Credit Parties in accordance with the Patriot Act.

Section 9.18Resolution of Drafting Ambiguities.

Each Credit Party acknowledges and agrees that it was represented by counsel in connection with the execution and delivery of this Agreement and the other Credit Documents to which it is a party, that it and its counsel reviewed and participated in the preparation and negotiation hereof and thereof and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation hereof or thereof.

Section 9.19Subordination of Intercompany Debt.

Each Credit Party agrees that all intercompany Indebtedness among Credit Parties (the “Intercompany Debt”) is subordinated in right of payment, to the prior payment in full of all Credit Party Obligations.  Notwithstanding any provision of this Credit Agreement to the contrary, provided that no Event of Default has occurred and is continuing, Credit Parties may make and receive payments with respect to the Intercompany Debt to the extent otherwise permitted by this Credit Agreement; provided that in the event of and during the continuation of any Event of Default, no payment shall be made by or on behalf of any Credit Party on account of any Intercompany Debt.  In the event that any Credit Party receives any payment of any Intercompany Debt at a time when such payment is prohibited by this Section, such payment shall be held by such Credit Party, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the Administrative Agent.

Section 9.20Continuing Agreement.

This Credit Agreement shall be a continuing agreement and shall remain in full force and effect until all Credit Party Obligations (other than those obligations that expressly survive the termination of this Credit Agreement) have been paid in full and all Commitments and Letters of Credit have been terminated.  Upon termination, the Credit Parties shall have no further obligations (other than those obligations that expressly survive the termination of this Credit Agreement) under the Credit Documents and the Administrative Agent shall, at the request and expense of the Borrowers, deliver all the Collateral in its possession to the Borrowers and release all Liens on the

Collateral; provided that should any payment, in whole or in part, of the Credit Party Obligations be rescinded or otherwise required to be restored or returned by the Administrative Agent or any Lender, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, then the Credit Documents shall automatically be reinstated and all Liens of the Administrative Agent shall reattach to the Collateral and all amounts required to be restored or returned and all costs and expenses incurred by the Administrative Agent or any Lender in connection therewith shall be deemed included as part of the Credit Party Obligations.

Section 9.21Press Releases and Related Matters.

The Credit Parties and their Affiliates agree that they will not in the future issue any press releases or other public disclosure using the name of Administrative Agent or any Lender or their respective Affiliates or referring to this Agreement or any of the Credit Documents without the prior written consent of such Person, unless (and only to the extent that) the Credit Parties or such Affiliate is required to do so under law and then, in any event, the Credit Parties or such Affiliate will consult with such Person before issuing such press release or other public disclosure.  Subject to the prior consent of the Credit Parties, which consent shall not be unreasonably withheld, the Administrative Agent or any Lender may publish customary advertising material relating to the Transactions using the name, product photographs, logo or trademark of the Credit Parties.

Section 9.22Appointment of the Partnership.

Each of the Guarantors and Services may, in their sole discretion, appoint the Partnership to act as its agent for all purposes under this Agreement and, if so appointed, agrees that (a) the Partnership may execute such documents on behalf of such Guarantor and Services as the Partnership deems appropriate in its sole discretion and each Guarantor and Services shall be obligated by all of the terms of any such document executed on its behalf, (b) any notice or communication delivered by the Administrative Agent or the Lender to the Partnership shall be deemed delivered to each Guarantor and Services and (c) the Administrative Agent or the Lenders may accept, and be permitted to rely on, any document, instrument or agreement executed by the Partnership on behalf of each Guarantor and Services.

Section 9.23No Advisory or Fiduciary Responsibility.

In connection with all aspects of each Transaction, each of the Credit Parties acknowledges and agrees, and acknowledges its Affiliates’ understanding, that:  (a) the credit facility provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Credit Document) are an arm’s-length commercial transaction between the Credit Parties and their Affiliates, on the one hand, and Citizens (in its capacity as the Administrative Agent), Citizens Bank, KeyBank and Wells Fargo Securities, LLC (in their capacities as the Lead Arrangers) and KeyBank, Wells Fargo Bank, National Association (in their capacities as Syndication Agents) and any other Lender, on the other hand, and the Credit Parties are capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the Transactions and by the other Credit Documents (including any amendment, waiver or other modification hereof or thereof); (b) in connection with the process leading to such transaction,

Citizens (in its capacity as the Administrative Agent), Citizens Bank, KeyBank and Wells Fargo Securities, LLC (in their capacities as the Lead Arrangers), KeyBank and Wells Fargo Bank, National Association (in their capacities as Syndication Agents) and the other Lenders are not and have not been acting solely as a principal and is not the financial advisor, agent or fiduciary, for any Credit Party or any of their Affiliates, stockholders, creditors or employees or any other Person; (c) none of Citizens (in its capacity as the Administrative Agent), Citizens Bank, KeyBank and Wells Fargo Securities, LLC (in their capacities as the Lead Arrangers), KeyBank and Wells Fargo Bank, National Association (in their capacities as Syndication Agents) or any other Lender has assumed or will assume an advisory, agency or fiduciary responsibility in favor of any Credit Party with respect to any of the Transactions or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Credit Document (irrespective of whether Citizens (in its capacity as the Administrative Agent), Citizens Bank, KeyBank and Wells Fargo Securities, LLC (in their capacities as the Lead Arrangers), KeyBank and Wells Fargo Bank, National Association (in their capacities as Syndication Agents) or any other Lender have advised or are currently advising any Credit Party or any of its Affiliates on other matters) and none of Citizens (in its capacity as the Administrative Agent), Citizens Bank, KeyBank and Wells Fargo Securities, LLC (in their capacities as the Lead Arrangers), KeyBank and Wells Fargo Bank, National Association (in their capacities as Syndication Agents) or the other Lenders, have any obligation to any Credit Party or any of their Affiliates with respect to the Transactions except those obligations set forth herein and in the other Credit Documents; (d) each of Citizens, Citizens Bank, KeyBank, Wells Fargo Bank, National Association, Wells Fargo Securities, LLC and the other Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Credit Parties and their Affiliates, and none of Citizens, Citizens Bank, KeyBank, Wells Fargo Bank, National Association, Wells Fargo Securities, LLC and the other Lenders have any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (e) none of Citizens, Citizens Bank, KeyBank, Wells Fargo Bank, National Association, Wells Fargo Securities, LLC and the other Lenders have provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the Transactions (including any amendment, waiver or other modification hereof or of any other Credit Document) and the Credit Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate.  Each of the Credit Parties hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against each of Citizens, Citizens Bank, KeyBank, Wells Fargo Bank, National Association, Wells Fargo Securities, LLC and the other Lenders with respect to any breach or alleged breach of agency or fiduciary duty.

Section 9.24Responsible Officers and Authorized Officers.

The Administrative Agent and each of the Lenders are authorized to rely upon the continuing authority of the Responsible Officers and the Authorized Officers with respect to all matters pertaining to the Credit Documents including, but not limited to, the selection of interest rates, the submission of requests for Extensions of Credit and certificates with regard thereto.  Such authorization may be changed only upon written notice to Administrative Agent accompanied by (a) an updated Schedule 3.29 and (b) evidence, reasonably satisfactory to Administrative Agent, of the authority of the Person giving such notice and such notice shall be effective not sooner than five (5) Business Days following receipt thereof by Administrative Agent (or such earlier time as agreed to by the Administrative Agent).

Section 9.25Amendment and Restatement; No Novation.

This Agreement constitutes an amendment and restatement of the Previous Credit Agreement effective from and after the Closing Date.  The execution and delivery of this Agreement shall not constitute a novation of any indebtedness or other obligations owing to the lenders or the administrative agent under the Previous Credit Agreement based on facts or events occurring or existing prior to the execution and delivery of this Agreement.  On the Closing Date, the Previous Credit Agreement as amended and restated hereby shall be deemed to be a continuing agreement among the parties, and all documents, instruments and agreements delivered pursuant to or in connection with the Previous Credit Agreement not amended and restated in connection with the entry of the parties into this Agreement shall remain in full force and effect, each in accordance with its terms, as of the date of delivery or such other date as contemplated by such document, instrument or agreement to the same extent as if the modifications to the Previous Credit Agreement contained herein were set forth in an amendment to the Previous Credit Agreement in a customary form, unless such document, instrument or agreement has otherwise been terminated or has expired in accordance with or pursuant to the terms of this Agreement, the Previous Credit Agreement or such document, instrument or agreement or as otherwise agreed by the required parties hereto or thereto.  All loans and other obligations of the Borrowers outstanding as of such date under the Previous Credit Agreement shall be deemed to be loans and obligations outstanding under the corresponding facilities described herein, without any further action by any Person, except that the Administrative Agent shall make such transfers of funds as are necessary in order that the outstanding balance of such loans, together with any Extensions of Credit made on the or Closing Date, reflect the Commitments of the Lenders hereunder.

Section 9.26Notice to Secured Parties.

This Section 9.26 shall constitute notice by the Borrowers to the Administrative Agent, the Lenders and the other Secured Parties that no Secured Party shall have any recourse to the stock or assets owned by CST Brands or any of its Subsidiaries (other than the Credit Parties party hereto as of the Second Amendment Effective Date or as may become party to this Agreement after the Second Amendment Effective Date as required pursuant to Section 5.10 hereto).

Section 9.27Acknowledgment and Consent to Bail-In of EEA Financial Institutions.

Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: (a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and (b) the effects of any Bail-in Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or (iii) the variation of the terms of such liability  in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

Section 9.28Flood Diligence.

Each of the parties hereto acknowledges and agrees that, if there are any Flood Hazard Properties, any increase, extension or renewal of any of the Commitments or Loans (including a Revolving Facility Increase pursuant to Section 2.22 or any other incremental credit facilities hereunder, but excluding, for the avoidance of doubt, (i) any continuation or conversion of any Loans or borrowings, (ii) the making or extension of any Revolving Loans or Swingline Loans or (iii) the issuance, renewal or extension of, or participation in, Letters of Credit or Swingline Loans) shall be subject to (and conditioned upon) (1) the prior delivery of all flood hazard determination certifications, acknowledgements and evidence of flood insurance and other flood-related documentation with respect to such Mortgaged Properties as required by Flood Insurance Laws and as otherwise reasonably required by the Administrative Agent and (2) the Administrative Agent shall have received written confirmation from the Impacted Lender that flood insurance due diligence and flood insurance compliance has been completed by the Impacted Lender (such written confirmation not to be unreasonably withheld, conditioned or delayed).

article X

GUARANTY

Section 10.1The Guaranty.

In order to induce the Lenders to enter into this Agreement and any Bank Product Provider to enter into any Bank Product and to extend credit hereunder and thereunder and in recognition of the direct benefits to be received by the Guarantors from the Extensions of Credit hereunder and any Bank Product, each of the Guarantors hereby agrees with the Administrative Agent, the Lenders and the Bank Product Provider as follows:  each Guarantor hereby unconditionally and irrevocably jointly and severally guarantees as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, by acceleration or otherwise, of any and all Credit Party Obligations.  If any or all of the indebtedness becomes due and payable hereunder or under any Bank Product, each Guarantor unconditionally promises to pay such indebtedness to the Administrative Agent, the Lenders, the Bank Product Providers, or their respective order, on demand, together with any and all reasonable expenses which may be incurred by the Administrative Agent or the Lenders in collecting any of the Credit Party Obligations.  The Guaranty set forth in this Article X is a guaranty of timely payment and not of collection.  The word “indebtedness” is used in this Article X in its most comprehensive sense and includes any and all advances, debts, obligations and liabilities of the Borrowers, including specifically all Credit Party Obligations, arising in connection with this Agreement, the other Credit Documents or any Bank Product, in each case, heretofore, now, or hereafter made, incurred or created, whether voluntarily or involuntarily, absolute or contingent, liquidated or unliquidated, determined or undetermined, whether or not such indebtedness is from time to time reduced, or extinguished and thereafter increased or incurred, whether the Borrowers may be liable individually or jointly with others, whether or not recovery upon such indebtedness may be or hereafter become barred by any statute of limitations, and whether or not such indebtedness may be or hereafter become otherwise unenforceable.

Notwithstanding any provision to the contrary contained herein or in any other of the Credit Documents, to the extent the obligations of a Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of each such Guarantor hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, the Bankruptcy Code).

Section 10.2Bankruptcy.

Additionally, each of the Guarantors unconditionally and irrevocably guarantees jointly and severally the payment of any and all Credit Party Obligations of the Borrowers to the Lenders and any Bank Product Provider whether or not due or payable by the Borrowers upon the occurrence of any Bankruptcy Event and unconditionally promises to pay such Credit Party Obligations to the Administrative Agent for the account of the Lenders and to any such Bank Product Provider, or order, on demand, in lawful money of the United States.  Each of the Guarantors further agrees that to the extent that the Borrowers or a Guarantor shall make a payment or a transfer of an interest in any property to the Administrative Agent, any Lender or any Bank Product Provider, which payment or transfer or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, or otherwise is avoided, and/or required to be repaid to the Borrowers or a Guarantor, the estate of the Borrowers or a Guarantor, a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such avoidance or repayment, the obligation or part thereof intended to be satisfied shall be revived and continued in full force and effect as if said payment had not been made.

Section 10.3Nature of Liability.

The liability of each Guarantor hereunder is exclusive and independent of any security for or other guaranty of the Credit Party Obligations of the Borrowers whether executed by any such Guarantor, any other guarantor or by any other party, and no Guarantor’s liability hereunder shall be affected or impaired by (a) any direction as to application of payment by the Borrowers or by any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Credit Party Obligations of the Borrowers, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by the Borrowers, or (e) any payment made to the Administrative Agent, the Lenders or any Bank Product Provider on the

Credit Party Obligations which the Administrative Agent, such Lenders or such Bank Product Provider the Borrowers pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each of the Guarantors waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

Section 10.4Independent Obligation.

The obligations of each Guarantor hereunder are independent of the obligations of any other Guarantor or the Borrowers, and a separate action or actions may be brought and prosecuted against each Guarantor whether or not action is brought against any other Guarantor or the Borrower and whether or not any other Guarantors or the Borrowers are joined in any such action or actions.

Section 10.5Authorization.

Each of the Guarantors authorizes the Administrative Agent, each Lender and each Bank Product Provider without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to (a) renew, compromise, extend, increase, accelerate or otherwise change the time for payment of, or otherwise change the terms of the Credit Party Obligations or any part thereof in accordance with this Agreement and any Bank Product, as applicable, including any increase or decrease of the rate of interest thereon, (b) take and hold security from any Guarantor or any other party for the payment of this Guaranty or the Credit Party Obligations and exchange, enforce waive and release any such security, (c) apply such security and direct the order or manner of sale thereof as the Administrative Agent and the Lenders in their discretion may determine, (d) release or substitute any one or more endorsers, Guarantors, the Borrowers or other obligors and (e) to the extent otherwise permitted herein, release or substitute any Collateral.

Section 10.6Reliance.

It is not necessary for the Administrative Agent, the Lenders or any Bank Product Provider to inquire into the capacity or powers of the Borrowers or the officers, directors, members, partners or agents acting or purporting to act on its behalf, and any Credit Party Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

Section 10.7Waiver.

(a)Each of the Guarantors waives any right (except as shall be required by applicable statute and cannot be waived) to require the Administrative Agent, any Lender or any Bank Product Provider to (i) proceed against the Borrowers, any other guarantor or any other party, (ii) proceed against or exhaust any security held from the Borrowers, any other guarantor or any other party, or (iii) pursue any other remedy in the Administrative Agent’s, any Lender’s or any Bank Product Provider’s whatsoever.  Each of the Guarantors waives any defense based on or arising out of any defense of the Borrowers, any other guarantor or any other party other than payment in full of the Credit Party Obligations (other than contingent indemnification obligations for which no claim has been made or cannot be reasonably identified by an Indemnitee based on the then-known facts and circumstances), including, without limitation, any defense based on or arising out of the disability of the Borrowers, any other guarantor or any other party, or the unenforceability of the Credit Party Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrowers other than payment in full of the Credit Party Obligations.  The Administrative Agent may, at its election, foreclose on any security held by the Administrative Agent or a Lender by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Administrative Agent or any Lender may have against the Borrowers or any other party, or any security, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Credit Party Obligations have been paid in full and the Commitments have been terminated.  Each of the Guarantors waives any defense arising out of any such election by the Administrative Agent or any of the Lenders, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of the Guarantors against the Borrowers or any other party or any security.

(b)Each of the Guarantors waives all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notice of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional Credit Party Obligations.  Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrowers’ financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Credit Party Obligations and the nature, scope and extent of the risks which such Guarantor assumes and incurs hereunder, and agrees that neither the Administrative Agent nor any Lender shall have any duty to advise such Guarantor of information known to it regarding such circumstances or risks.

(c)Each of the Guarantors hereby agrees it will not exercise any rights of subrogation which it may at any time otherwise have as a result of this Guaranty (whether contractual, under Section 509 of the U.S. Bankruptcy Code, or otherwise) to the claims of the Lenders or any Bank Product Provider against the Borrowers or any other guarantor of the Credit Party Obligations of the Borrowers owing to the Lenders or such Bank Product Provider (collectively, the “Other Parties”) and all contractual, statutory or common law rights of reimbursement, contribution or indemnity from any Other Party which it may at any time otherwise have as a result of this Guaranty until such time as the Credit Party Obligations shall have been paid in full and the Commitments have been terminated.  Each of the Guarantors hereby further agrees not to exercise any right to enforce any other remedy which the Administrative Agent, the Lenders or any Bank Product Provider now have or may hereafter have against any Other Party, any endorser or any other guarantor of all or any part of the Credit Party Obligations of the Borrowers and any benefit of, and any right to participate in, any security or collateral given to or for the benefit of the Lenders and/or the Bank Product Providers to secure payment of the Credit Party Obligations of the Borrowers until such time as the Credit Party Obligations (other than contingent indemnification obligations for which no claim has been made or cannot be reasonably identified by an Indemnitee based on the then-known facts and circumstances) shall have been paid in full and the Commitments have been terminated.

Section 10.8Limitation on Enforcement.

The Lenders and the Bank Product Providers agree that this Guaranty may be enforced only by the action of the Administrative Agent acting upon the instructions of the Required Lenders or such Bank Product Provider (only with respect to obligations under the applicable Bank Product) and that no Lender or Bank Product Provider shall have any right individually to seek to enforce or to enforce this Guaranty, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent for the benefit of the Lenders under the terms of this Agreement and for the benefit of any Bank Product Provider under any Bank Product.

Section 10.9Confirmation of Payment.

The Administrative Agent and the Lenders will, upon request after payment of the Credit Party Obligations which are the subject of this Guaranty and termination of the Commitments relating thereto, confirm to the Borrowers, the Guarantors or any other Person that such indebtedness and obligations have been paid and the Commitments relating thereto terminated, subject to the provisions of Section 10.2.

Section 10.10Eligible Contract Participant.

Notwithstanding anything to the contrary in any Credit Document, no Guarantor shall be deemed under this Article 10 to be a guarantor of any Swap Obligations if such Guarantor was not an “eligible contract participant” as defined in § 1a(18) of the Commodity Exchange Act, at the time the guarantee under this Article 10 becomes effective with respect to such Swap Obligation and to the extent that the providing of such guarantee by such Guarantor would violate the Commodity Exchange Act; provided however that in determining whether any Guarantor is an “eligible contract participant” under the Commodity Exchange Act, the guarantee of the Credit Party Obligations of such Guarantor under this Article 10 by a Guarantor that is also a Qualified ECP Guarantor shall be taken into account.

Section 10.11Keepwell.

Without limiting anything in this Article 10, each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time to each Guarantor that is not an “eligible contract participant” under the Commodity Exchange Act at the time the guarantee under this Article 10 becomes effective with respect to any Swap Obligation, to honor all of the Obligations of such Guarantor under this Article 10 in respect of such Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 10.11 for the maximum amount of such liability that can be hereby incurred without rendering its undertaking under this Section 10.11, or otherwise under this Article 10, voidable under applicable Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The undertaking of each Qualified ECP Guarantor under this Section 10.11 shall remain in full force and effect until termination of the Commitments and payment in full of all Loans and other Credit Party Obligations. Each Qualified ECP Guarantor intends that this Section 10.11 constitute, and this Section 10.11 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each Guarantor that would otherwise not constitute an “eligible contract participant” under the Commodity Exchange Act.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by its proper and duly authorized officers as of the day and year first above written.

BORROWERS:CROSSAMERICA PARTNERS LP,

a Delaware limited partnership

By: CrossAmerica GP LLC, its general partner

By:

Name:

Title:

LEHIGH GAS WHOLESALE SERVICES, INC.,

a Delaware corporation

By:

Name:

Title:

GUARANTORS:LGP OPERATIONS LLC,

    a Delaware limited liability company

LEHIGH GAS WHOLESALE LLC,

    a Delaware limited liability company

EXPRESS LANE, INC.,

    a Florida corporation

LGP REALTY HOLDING GP LLC,

    a Delaware limited liability company

MINNESOTA NICE HOLDINGS INC.,

    a Delaware corporation

ERICKSON OIL PRODUCTS, INC.,

    a Wisconsin corporation

FREEDOM VALU CENTERS, INC.,

    a Wisconsin corporation

PETROLEUM MARKETERS

    INCORPORATED, a Virginia corporation

PM TERMINALS, INC.,

    a Virginia corporation

PM PROPERTIES, INC.,

    a Virginia corporation

STOP IN FOOD STORES, INC.,

    a Virginia corporation

CAP OPERATIONS, INC.,

    a Delaware corporation

NTI DROP DOWN ONE, LLC,

    a Delaware limited liability company

NTI DROP DOWN TWO, LLC,

    a Delaware limited liability company

NTI DROP DOWN THREE, LLC,

    a Delaware limited liability company

M & J OPERATIONS, LLC,

    a West Virginia limited liability company

CAP WEST VIRGINIA HOLDINGS, LLC,

    a Delaware limited liability company

By:

Name: Evan Smith

Title:   Vice President and Treasurer

GUARANTORS:LGP REALTY HOLDINGS LP,

    a Delaware limited partnership

By: LGP Realty Holding GP LLC, its

       general partner

By:

Name: Evan Smith

Title: Vice President and Treasurer

ADMINISTRATIVE AGENT:	CITIZENS BANK OF PENNSYLVANIA, as a Lender and as Administrative Agent on behalf of the Lenders

By:

Name:

Title: